Exhibit 4.32

EXHIBIT B

MSN 6698

EXECUTION VERSION

Dated as of March 5, 2021

WILMINGTON TRUST COMPANY,

not in its individual capacity but solely in its capacity as trustee of the MSN 6698 trust, as Lessor

and

LATAM AIRLINES GROUP S.A.,

as Lessee

LEASE AGREEMENT (MSN 6698)

One (1) Airbus A321-200 Aircraft with manufacturer’s serial

number 6698, its associated Engines

and FAA Registration mark REDACTED*

This Lease Agreement has been executed in multiple counterparts. To the extent, if any, that this Lease Agreement constitutes chattel paper (as defined in the Uniform Commercial Code as in effect in any applicable jurisdiction), no security interest in Lessor’s right, title and interest in and to this Lease Agreement may be perfected through the delivery or possession of any counterpart of this Lease Agreement other than the original executed counterpart designated as the chattel paper original on the signature pages thereof

*	All text marked “*REDACTED” is Redacted Per Amended Standing Order Regarding Redactions Dated February 2, 2021.

#4829-9504-8670

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SCHEDULES

Schedule 1		Conditions Precedent
Schedule 2		Representations and Warranties
Schedule 3		Certain Economic Terms
Schedule 4	–	Delivery Procedure
Schedule 5	–	Redelivery Maintenance Adjustment
Schedule 6	–	Aircraft Documents
Schedule 7	–	Redelivery Procedure and Return Conditions

EXHIBITS

Exhibit I	–	Form of Lease Supplement (MSN 6698)
Exhibit II	–	Form of Technical Acceptance Certificate
Exhibit III	–	Form of Final Acceptance Certificate
Exhibit IV	–	Form of Redelivery Technical Acceptance Certificate
Exhibit V	–	Form of Final Certificate of Redelivery
Exhibit VI		Form of Monthly Utilization Report
Exhibit VII		Form of PBH Report

ANNEX

Annex A	–	Definitions
Annex B	–	List of Permitted Sublessees

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THIS LEASE AGREEMENT (MSN 6698) dated as of March 5, 2021 (this “Lease”) is between WILMINGTON TRUST COMPANY, not in its individual capacity but solely in its capacity as trustee of the MSN 6698 trust, as lessor (the “Lessor”), and LATAM AIRLINES GROUP S.A., a company organized under the laws of the Republic of Chile, as lessee (the “Lessee”).

W I T N E S S E T H:

WHEREAS, pursuant to the terms and conditions of this Lease, the Lessor has agreed to lease the Aircraft to the Lessee.

NOW, THEREFORE, the parties hereto agree as follows:

Section 1. Definitions and Construction. Unless the context otherwise requires, capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in Annex A hereto for all purposes of this Lease and this Lease shall be interpreted in accordance with the rules of construction set forth in Part II of Annex A hereto.

Section 2. Agreement to Lease.

(a) Conditions Precedent. The obligation of:

(i) Lessor to deliver and lease the Aircraft to Lessee under this Lease is subject to the conditions precedent specified in paragraphs 1 and 2 of Schedule 1 (Conditions Precedent); and

(ii) Lessee to accept delivery of the Aircraft under this Lease is subject to the conditions precedent specified in paragraph 3 of Schedule 1 (Conditions Precedent).

(b) Waiver.

(i) The conditions precedent specified in paragraphs 1 and 2 of Schedule 1 (Conditions Precedent) are for the sole benefit of Lessor and may be waived or deferred in whole or in part and with or without conditions by Lessor.

(ii) The conditions precedent specified in paragraph 3 of Schedule 1 (Conditions Precedent) are for the sole benefit of Lessee and may be waived or deferred in whole or in part and with or without conditions by Lessee.

(c) Representations and Warranties.

(i) As of the Delivery Date, Lessee represents and warrants to Lessor the representations and warranties set out in paragraph 1 of Schedule 2 (Representations and Warranties).

(ii) As of the Delivery Date, Lessor represents and warrants to Lessee the representations and warranties set out in paragraph 2 of Schedule 2 (Representations and Warranties).

(d) Delivery. Lessor and Lessee will follow Delivery Procedure set out in Schedule 4 (Delivery Procedure).

(e) Acceptance. After completion of the Delivery Procedure per Schedule 4 (Delivery Procedure), if the Aircraft meets the requirements as detailed in the Delivery Procedure, Lessee shall accept the Aircraft on lease and shall effect acceptance of the Aircraft by execution and delivery to Lessor in the Actual Location of the Technical Acceptance Certificate per Exhibit II and upon completion of the Delivery Ferry Flight shall complete on the Delivery Date at the Delivery Location the Final Acceptance Certificate per Exhibit III. Lessee’s acceptance shall be absolute, unconditional and irrevocable

Section 3. Term and Rent.

(a) Term. The Lessee hereby agrees to lease from the Lessor the Aircraft for the Term as specified in Schedule 3 (Certain Economic Terms).

(b) Rent. Lessee shall pay to the account of Lessor Rent as specified in Schedule 3 (Certain Economic Terms).

(c) Manner of Payment. All Rent and other sums payable hereunder shall be paid on the date payment is due in Dollars and in immediately available funds (or such other funds as are from time to time customary for the settlement of international banking transactions in Dollars or other relevant currency in New York City or other relevant jurisdiction of such other currency). All payments of Rent to the Lessor and all other amounts payable hereunder by the Lessee to the Lessor shall be paid to the account of the Lessor or as the Lessor may specify from time to time in writing not less than twenty (20) Business Days prior to the date on which the relevant amount is payable.

(d) No Security Deposit or Maintenance Reserves. No security deposit or maintenance reserves will be required under this Lease. A Redelivery Maintenance Adjustment shall be made in respect of the Aircraft at the end of the Term. Such Redelivery Maintenance Adjustment shall be calculated and paid in accordance with Schedule 5 (Redelivery Maintenance Adjustment) of this Lease.

(e) Absolute Obligation. The obligation of the Lessee to pay Rent hereunder shall be absolute and unconditional as more fully set forth in Section 11.

(f) Tax Withholding. Lessee will not make any deduction for Taxes from any Rent or other payments to be made under this Lease, except as required by Applicable Law. If Lessee is required by Applicable Law to make a deduction for Taxes then it must notify Lessor and:

(i) pay Lessor a net amount on the relevant payment date equal to the amount that Lessor would have received if no Taxes were required to be withheld;

(ii) withhold and pay the Tax according to Applicable Law; and

(iii) provide a receipt from the relevant Government Body to Lessor (or other evidence of withholding and payment of the Tax reasonably acceptable to Lessor).

If Lessee pays an additional amount to Lessor pursuant to this Section 3(f) and Lessee is not responsible for the applicable Tax pursuant to Section 13, Lessor shall repay to Lessee within thirty (30) days after receipt of Lessee’s written request therefor (which shall include a description of the Tax that is excluded pursuant to Section 13 and the calculation of the additional amount to be repaid), such amount to the extent attributable to any Tax that is not Lessee’s responsibility under Section 13.

Section 4. Treatment of Manufacturer’s Warranties. None of the provisions of this Section 4 or any other provision of this Lease shall be deemed to amend, modify or otherwise affect the representations, warranties or other obligations (express or implied) of the Manufacturer or the Engine Manufacturer or any subcontractor or supplier of the Manufacturer or the Engine Manufacturer with respect to the Aircraft, the Airframe, any Engine or any Part, forming a part of or installed on or attached to the Aircraft, the Airframe or any Engine or to release the Manufacturer or the Engine Manufacturer or any such subcontractor or supplier from any such representation, warranty or obligation. So long as no Event of Default shall have occurred and be continuing, the Lessee shall have the benefit of and shall be entitled to enforce (as it shall deem appropriate), either in its own name or in the name of the Lessor (at the cost of the Lessee and in respect of which enforcement the Lessee hereby agrees to indemnify the Lessor) for the use and benefit of the Lessee during the Term by way of revocable license (provided that the Lessor shall not revoke such license until an Event of Default occurs and shall reinstate such license in the event such Event of Default is cured), any and all dealer’s, manufacturer’s or subcontractor’s credits, guarantees, indemnities, warranties or other benefits, if any, available to the Lessor in respect of the Aircraft, the Airframe, any Engine or any Part; provided, that the Lessee shall not be entitled to modify, amend or otherwise alter any of the foregoing without the prior written consent of the Lessor except in circumstances where such modification, amendment or alteration could not reasonably be expected to have a Material Adverse Effect in relation to the Lessor, and the Lessor agrees at the Lessee’s expense to do, execute and deliver such further acts, deeds, matters or things as may be reasonably requested by the Lessee to enable the Lessee to obtain customary warranty service furnished for the Aircraft, any Engine or any Part by such dealer, manufacturer or subcontractor or any supplier as aforesaid or to exercise any other rights in relation to any of the foregoing benefits, and any moneys recovered from such enforcement shall be promptly paid to, and retained by, the Lessee; provided further, that if a Default or Event of Default shall have occurred and be continuing, any such moneys payable to the Lessee shall instead be paid to the Lessor as security for, and applied to, the obligations of the Lessee under this Lease in such order as the Lessor shall elect and, at such time as no Default or Event of Default shall be continuing, to the extent not so applied, promptly paid to the Lessee.

Section 5. Return of Aircraft.

(a) Return of Aircraft; Condition Upon Return. On the Lease Expiry Date, Lessee shall (unless an Event of Loss has occurred) redeliver the Aircraft and Aircraft Documents (which shall include each of the documents referred to in Schedule 6 (Aircraft Documents) and which shall be updated and maintained by Lessee up to the date of Redelivery) to Lessor at Lessee’s expense at the Redelivery Location in accordance with the procedures, and in compliance with the conditions set forth, in Schedule 7 (Redelivery Procedure and Return Conditions), provided that if any discrepancy was noted at Delivery in the Technical Acceptance Certificate in relation to the records, Lessee shall not redeliver that specific document. At the time of such redelivery the Aircraft shall be free and clear of all security interests (other than Lessor Liens) and will have a valid Export Certificate of Airworthiness with no exceptions issued by the relevant Aviation Authority allowing registration with the FAA.

(b) Redelivery Location and Acknowledgement. Redelivery Technical Acceptance will occur at an MRO in Chile, Brazil or elsewhere in North, Central or South America (“Redelivery Location”) as advised by Lessee to Lessor no later than ninety (90) days prior to redelivery (or if some other location, to be mutually agreed by Lessee and Lessor) for the redelivery check. After the Redelivery Technical Acceptance Certificate per Exhibit IV is signed (the “Redelivery Date”). Lessee shall confirm that the Aircraft is free and clear of all security interests (other than Lessor Liens) and will have a valid Export Certificate of Airworthiness with no exceptions issued by the relevant Aviation Authority allowing registration with the FAA. Lessee, upon Lessor’s request and cost, will ferry the Aircraft to another location designated by Lessor and agreed with Lessee (“Final Redelivery Location”). Final Redelivery Location shall be confirmed by Lessor to Lessee no later than sixty (60) days prior to Redelivery Date. Upon arrival at such Final Redelivery Location and without further inspection or requirements, Lessor shall execute a Final Redelivery Acceptance Certificate per Exhibit V as set forth in this Lease (the “Redelivery”) and Lessee shall promptly commence the process of filing the requisite deregistration paperwork with the relevant Aviation Authority. For the avoidance of doubt, Lessee is responsible for all customs and duty imposed by the Government Body with jurisdiction over the country of departure and Lessor is responsible for any customs and charges imposed by the Government Body with jurisdiction over the country of the Final Redelivery Location in connection with Redelivery, including ground handling and parking at the Final Redelivery Location.

REDACTED*

*	All text marked “*REDACTED” is Redacted Per Amended Standing Order Regarding Redactions Dated February 2, 2021.

REDACTED*

REDACTED*

(d) Export Documents. Upon execution of the Final Redelivery Acceptance Certificate, Lessee shall provide to Lessor all documents necessary to export the Aircraft from the Habitual Base (including, without limitation, a valid and subsisting export license and Export Certificate of Airworthiness with no exceptions for the Aircraft, and any approvals required from the Brazilian Commission for Coordination of Civil Air Transport or its Chilean equivalent (or other such equivalent where the Aircraft is operated by a Permitted Sublessee) and required in relation to the deregistration of the Aircraft with the Aviation Authority.

(e) All of the Foregoing. The Lessor and the Lessee agree that all of the foregoing provisions of this Section 5 are commercially reasonable.

Section 6. Liens.

(a) The Lessee shall not directly or indirectly create, incur, assume or suffer to exist any Lien on or with respect to the Aircraft, the Airframe, any Engine or any Part, title thereto or any interest therein or in or to this Lease or any of its rights hereunder or thereunder, other than Permitted Liens. The Lessee shall promptly, at its own expense, take such action as may be necessary to duly discharge or satisfy (by bonding or otherwise) any Lien that is not a Permitted Lien if the same shall arise at any time.

(b) The Lessee will not (otherwise than as expressly required, permitted or otherwise contemplated by this Lease) do anything or take any action or knowingly omit to take any action which has or could reasonably be expected to have the effect of prejudicing the first priority nature of the Existing Lien.

Section 7. Registration, Maintenance, Operation, Possession, Subleasing and Assignment.

(a) Registration. The Lessee shall, at its sole cost and expense, cause at all times the Aircraft to be duly certified as to airworthiness in accordance with the Applicable Laws of Chile or Brazil, and to be duly registered with the applicable Aviation Authority in the name of LATAM Airlines Group S.A. or its Permitted Sublessee, as applicable, as operator and the Lessor, as owner of the Aircraft and noting the Lien of the Local Mortgage in favor of the Loan Trustee, to the fullest extent permitted by Applicable Law, and, subject to the Lessee’s rights under Section 7(b), shall at all times maintain or procure the maintenance of such registration. Unless otherwise provided in this Lease, the Lessee shall not, at any time during the Term, take any action, or fail to take any action, which action or failure might cause such airworthiness and registration to cease to be in full force and effect or to be revoked, withdrawn or suspended. Without limiting the generality of the foregoing, the Lessee at all times during the Term shall ensure, at the Lessee’s sole cost and expense, that prior to the expiration thereof, the Certificate of Airworthiness and Certificate of Registration for the Aircraft is renewed or maintained by the Aviation Authority. Without limiting the generality of Section 11, the Lessor shall take, and shall cooperate with the Lessee to take, at the Lessee’s sole cost and expense all actions necessary to permit and maintain such registration and to permit the Lessee to receive copies of all correspondence and communications to and from the Aviation Authority. Except as expressly permitted by this Lease, the Lessee shall not, during the Term, take any action which may cause deregistration of the Aircraft with the Aviation Authority, or the Local Mortgage registered with the Aviation Authority.

*	All text marked “*REDACTED” is Redacted Per Amended Standing Order Regarding Redactions Dated February 2, 2021.

(b) Re-registration.

(i) At any time after the Aircraft has been registered under the Applicable Laws of Chile or Brazil pursuant to the provisions of Section 7(a), the Lessee or any Permitted Sublessee may, at its option and at its sole cost and expense, in connection with a sublease permitted under Section 7(g) hereof (or following the termination of a sublease) cause the Aircraft to be duly re-registered in the name of the Lessor or the Owner, or, if required by Applicable Laws, in the name of the Lessee or a Permitted Sublessee (as applicable, expressly as operator, lessee or charterer) and noting the interest of the Lessor, the Owner or any Financier, and satisfaction of any conditions imposed thereby and provided further, that, (a) under the Applicable Laws of the jurisdiction in which the Aircraft is to be registered, there shall exist no rights in favor of any Permitted Sublessee or any other Person under the laws of the jurisdiction of the re-registration that would, upon bankruptcy or other default by such Permitted Sublessee, prevent the deregistration, re-export and return of the Aircraft to the Lessor in accordance with and as permitted by the terms of Section 5 upon the exercise by the Lessor of its remedies under Section 15, other than such rights as are no more disadvantageous to the Lessor, the Owner or any Financier than the rights in favor of the Lessee or any Permitted Sublessee or any third party if such bankruptcy or other default occurred while the Aircraft was registered under the law of Chile, Brazil or in the jurisdiction where the Aircraft is operated by a Permitted Sublessee, as applicable, (b) the Lessor or Owner, as applicable, shall be recognized as the owner of the Aircraft, (c) if the proposed jurisdiction of re-registration is other than Chile or Brazil, there shall be no disability under the Applicable Laws of the jurisdiction of re-registration at the date of re-registration to the practical exercise of the rights and remedies provided for in this Lease to which the Lessee or the relevant Permitted Sublessee is at the time of re-registration a party in respect of the Aircraft and the practical realization by the Lessor, the Owner and any Financier of the benefits of this Lease will be available under such Applicable Laws, (d) all filings, recordations, registrations and other actions necessary under the Applicable Laws of the jurisdiction in which the Aircraft is to be registered, in order to establish, protect and perfect the Lessor’s or Owner’s, as applicable, title to the Aircraft and its rights under this Lease shall have been made, (e) under the Applicable Laws of the jurisdiction in which the Aircraft is to be registered, the rights of the Lessor, the Owner and any Financier under this Lease shall be enforceable in the jurisdiction of re-registration, (f) in the opinion of the Lessor (acting reasonably), the standards in respect of airworthiness and maintenance applied in the state where the Aircraft is to be re-registered are no less stringent than those applied by the Aviation Authority of Chile or Brazil; (g) such re-registration shall not result in any Tax for which the Lessee is not required to indemnify or does not otherwise agree to indemnify at such time, (h) neither the Lessor, the Owner, nor any Financier shall be required to qualify to do business in such jurisdiction as a result of such re-registration, (i) no Liens (other than Permitted Liens) shall arise as a result of such re-registration and (j) the insurance required by Section 10 shall be in full force and effect subsequent to such re-registration. All reasonable costs, expenses and fees of the Lessor, the Owner and any Financier and all other charges in connection with any such re-registration shall be paid by the Lessee.

(ii) Throughout the Term, Lessee will, at the Lessor’s cost, (i) cooperate with the Lessor to file the Financiers’ security interests created from time to time in the Aircraft on each relevant register of the Aviation Authority and, if applicable, the relevant register of the aviation authority of the Habitual Base and (ii) make any changes to any registration or filing that may be necessary or advisable to take account of any change in the ownership of the Aircraft and cooperate with the Lessor filing in relation to the interests of any Financier in the Aircraft, save where such change in registration of filing is required as a result of a change of law in the State of Registration or as a result of any subleasing or interchange of the Aircraft, in which case such change shall be made at the Lessee’s cost as provided for in Section 7(b)(i) above.

(c) Cape Town Convention.

(i) If the state in which the Lessee and/or a Permitted Sublessee is situated, the location of the Lessee’s or any Permitted Sublessee’s principal place of business or registered office, or the State of Registration has, or at any time brings into force, any legislative or other provisions giving effect to the Cape Town Convention and/or the Protocol, the Lessee (a) shall consent to the registration of any international interests or prospective international interests with the International Registry with respect to the Aircraft and/or any Engine and constituted by this Lease and (b) shall (and shall procure that any Permitted Sublessee shall) from time to time, do or cause to be done (and consents to the Lessor, the Owner or any Financier doing or causing to be done) any and all acts and things capable of being done by the Lessee or any Permitted Sublessee which may be required (in the determination of the Lessor (acting reasonably)) to ensure that the Owner, the Lessor and any Financier has the full benefit of the Cape Town Convention and/or the Protocol in connection with the Aircraft and any Engine, including:

(A) any matters connected with registering, perfecting and/or preserving any international interest(s) vested in the name of the Owner, the Lessor or any Financier with respect to the Aircraft and/or any Engine and constituted by this Lease and any interests arising out of any Permitted Sublease, including any applicable certified designee letter and, if required and to the extent available, obtaining any authorising entry point codes from the State of Registration necessary to effectuate the foregoing;

(B) constituting any international interest(s) to be vested in the Security Trustee, the Owner or the Lessor with respect to the Aircraft and/or any Engine in connection with this Lease and any interests arising out of any Permitted Sublease, including any applicable certified designee letter;

(C) entry into agreements (subordination or otherwise) to protect the priority of any international interest(s) referred to in the foregoing paragraph;

(D) agreeing to consenting to and acknowledging any assignment the Lessor enters, or has entered, into with a Financier in connection with this Lease;

(E) excluding in writing the application of any provisions of the Cape Town Convention and/or Protocol that the Lessor may deem desirable in connection with the foregoing;

(F) granting the right to discharge in respect of an international interest to the Lessor or, at the Lessor’s direction, to a Financier;

(G) executing or procuring that the Permitted Sublessee executes an IDERA in favor of the Lessor, or if required by the Lessor, the Security Trustee, and submitting the same to the Aviation Authority for recordation and providing the recorded IDERA to the Lessor, or if required by the Lessor, the Owner or the Security Trustee;

(H) not registering, or consenting to the registration of, any conflicting interests (whether or not taking priority over the Owner’s, the Lessor’s or any Financier’s international interests) at the International Registry without the Lessor’s and the Security Trustee’s prior written consent (it being understood that the Lessor shall be responsible for liaising with the Security Trustee in relation to any requested consent); and

(I) not executing or submitting or permitting a Permitted Sublessee to execute or submit an IDERA for recordation in favor of any creditor other than the Lessor or the Security Trustee without the Lessor’s and the Security Trustee’s prior written consent (it being understood that the Lessor shall be responsible for liaising with the Security Trustee in relation to any requested consent).

(ii) The Lessee shall not permit any person to register a prospective international interest, international interest or national interest at the International Registry without the prior written consent of the Lessor and the Security Trustee (it being understood that the Lessor shall be responsible for liaising with the Security Trustee in relation to any requested consent) except for any such interests created where:

(A) the Lessee is the debtor and one of the Lessor, the Owner or the Security Trustee is the creditor; or

(B) the Lessor is the debtor and one of the Owner or the Security Trustee is the creditor; or

(C) the Owner is the debtor and one of the Lessor, the Owner or the Security Trustee is the creditor.

(iii) The Lessee will promptly notify the Lessor on becoming aware of the registration of any non-consensual right or interest at the International Registry against the Airframe or any Engine and take all steps necessary to procure the discharge and de-registration of such interest.

(iv) In this Section 7(c):

(A) the following expressions shall have the respective meanings given to them in Article 1 of the Cape Town Convention:

(1)	airframe;

(2)	creditor;

(3)	debtor;

(4)	international interest;

(5)	International Registry;

(6)	national interests;

(7)	non-consensual right or interest;

(8)	prospective international interest; and

(9)	State of registry; and

(B) “state in which the Lessee is situated” shall be construed in accordance with Article 4 of the Cape Town Convention.

(d) Maintenance. The Lessee shall at all times during the Term, at the Lessee’s cost and expense:

(i) keep the Aircraft airworthy in all respects and in good repair and condition as at the Delivery Date (ordinary wear and tear excepted) and in compliance with all requirements of the Aviation Authority, except:

(A) where the Aircraft is undergoing maintenance, modification or repair required or permitted by this Lease; or

(B) there is an unscheduled event such as foreign object damage to the Aircraft, or any other incident affecting the operation or maintenance of the Aircraft, which temporarily results in the Aircraft becoming unserviceable or not airworthy;

(ii) not make any material changes to the maintenance program for Airbus A321-200 model aircraft and for engines of the same models as the Engines (and Replacement Engines) approved by the Aviation Authority (collectively, the “Approved Maintenance Programme”) or the schedule of the Approved Maintenance Programme without the prior written consent of Lessor (such consent not to be unreasonably withheld or delayed), except as may be approved or required by the Aviation Authority or required by any Applicable Laws;

(iii) upon request, provide Lessor with a copy of all substantial changes to the Approved Maintenance Programme and, upon Lessor’s request up to once per year, provide to Lessor a copy of the Approved Maintenance Programme. For the avoidance of doubt, the Approved Maintenance Programme will be in English, provided that the introduction of the document and other specific tasks requested by the Aviation Authority may be in a language other than English;

(iv) maintain the Aircraft in accordance with the Approved Maintenance Programme which shall be in accordance with the maintenance program as specified in the Manufacturer’s Maintenance Planning Document, as approved by the Aviation Authority and perform (at the respective intervals provided in the Approved Maintenance Programme) all Major Checks in accordance with the EASA and Aviation Authority requirements;

(v) operate the Aircraft in accordance with the Aviation Authority requirements and comply with any other rules and regulations of the Aviation Authority which are applicable to A321 passenger category aircraft;

(vi) maintain and service the Aircraft in at least the same manner and with at least the same care as is the case with respect to the same model of aircraft owned, leased or otherwise operated by Lessee (taken as a whole) and as if Lessee were to retain and continue operating the Aircraft in its fleet after the Lease Expiry Date, including, without limitation, maintenance scheduling, modification status and technical condition, and all maintenance to the Airframe, any Engine or any Part required to maintain all warranties, performance guarantees or service life policies in full force and effect;

(vii) comply with all mandatory orders, mandatory Service Bulletins issued by the Manufacturer and the Engine Manufacturer, all other Service Bulletins applicable to the Aircraft which Lessee adopts during the Lease Term for any aircraft of the same model in Lessee’s fleet, all Airworthiness Directives and all airworthiness directives issued by the Aviation Authority EASA and the FAA applicable to the Aircraft, any Engine or Part having a compliance date during the Term and, subject to and in accordance with the provisions of Paragraph l.1(e) of Schedule 7, Part B, within ninety (90) days after the Lease Expiry Date;

(viii) maintain in good standing a current certificate of airworthiness (in the appropriate category for the nature of the operations of the Aircraft) for the Aircraft issued by the Aviation Authority, except where the Aviation Authority has withdrawn the same in respect of all A321 family aircraft and Lessee has grounded the Aircraft during such period, and will from time to time provide to Lessor a copy of such certificate of airworthiness within ten (10) days of Lessor’s request;

(ix) ensure no Non-OEM approved DER repairs will be installed on the Engines or Airframe during the Term or at Redelivery; and

(x) ensure no Non-OEM PMA parts will be installed on the Engines and Landing Gear during the Term or at Redelivery.

(e) AD Cost Sharing. Commencing on January 1, 2023 and subject to no Default or Event of Default having occurred that is continuing, if the Lessee complies on a terminating action basis with an Airworthiness Directive at any time during the Term then if the total cost to the Lessee of complying with such Airworthiness Directive exceeds REDACTED* (which shall be escalated at 3.5% per annum commencing on January 1, 2024) (the “AD Threshold”), then within thirty (30) days of receipt of a satisfactory detailed invoice specifying the direct invoiced costs (such as parts, labor, materials and taxes) incurred by the Lessee in incorporating such Airworthiness Directive, the Lessor will promptly pay to the Lessee an amount calculated in accordance with the following formula:

X = [(Z-Y) * (C-REDACTED*Z

Where:

“X” = the amount to be reimbursed to the Lessee;

“Z” = the number of months from January 1, 2023 to the end of the Term;

“Y” = the number of months between (i) the earlier of the date of completion of the incorporation of the Airworthiness Directive, and (ii) the scheduled Lease Expiry Date. Where the date specified in (b) above is after the scheduled Lease Expiry Date, “Y” shall equal 0; and

“C” = the actual out-of-pocket cost of completing such modification at an Approved Maintenance Facility’s normal commercial labor charge rates plus reasonable cost of materials, subtracting any subsidy, warranty payment or other benefit provided to the Lessee and excluding any loss of expenses incurred because of the inability to operate the Aircraft.

Any amounts otherwise payable to the Lessee pursuant to this Section 7(e) but for the occurrence of a Default or Event of Default shall be held by the Lessor as security for the obligations of the Lessee hereunder and may, for the avoidance of doubt, be used by Lessor to set-off any amounts owed by Lessee to Lessor pursuant to Section 15(c) of the Lease. When such Default or Event of Default no longer exists, such amounts (less any of the aforementioned deductions in connection with Section 15(c) of the Lease) shall be paid to Lessee in accordance with the terms hereof.

*	All text marked “*REDACTED” is Redacted Per Amended Standing Order Regarding Redactions Dated February 2, 2021.

(f) Operation. Subject to Section 7(g), the Lessee agrees that the Aircraft will not be maintained, used, insured or operated (including by any Permitted Sublessee) (i) in violation of the Certificate of Airworthiness or any license or registration relating to the Aircraft of, or with, any Government Body having jurisdiction over the Lessee, any Permitted Sublessee or the Aircraft, (ii) for any primary purpose other than the commercial transportation of passengers or cargo, provided that any cargo carried on the main passenger deck is carried with the approval of the Aviation Authority, (iii) in violation of the Approved Maintenance Programme or any warranty requirements pursuant to any other agreement setting forth any other material warranties with respect to the Aircraft, the Airframe, the Engines or any Part, (iv) for any purpose or in any manner for which it is not designed or reasonably suited or outside the tolerances and limitations for which the Aircraft, the Airframe or the Engines were designed, (v) otherwise than in accordance with the Approved Maintenance Programme, Applicable Law and applicable material warranties, (vi) at any time while the Insurances or Reinsurances required by Section 10 hereof are not in full force and effect, (vii) for any purpose or otherwise in a manner inconsistent with the terms of, or not fully covered by, the Insurances and Reinsurances required by Section 10 hereof, (viii) in any place excluded from coverage by, or not fully covered by, the Insurances and Reinsurances required by Section 10 hereof (or outside any geographical limit imposed by the Insurances or Reinsurances required by Section 10 hereof, including without limitation, in or through any recognized or threatened area of hostilities unless fully covered by war risk and allied perils Insurance in amounts and scope required by this Lease; provided that the Lessee may so operate or permit such operation of the Aircraft if the Aircraft is under requisition by, or contract with, a Government Body in Chile or Brazil, so long as such Government Body shall have furnished an indemnity or assumed liability for the risks and in the amounts required by Section 10 (in a manner reasonably acceptable to the Lessor in form, scope and substance) and so long as no Event of Loss has occurred, (ix) for commercial or training operations during the period from twenty (20) days in advance of the scheduled Redelivery Date up to and including the scheduled Redelivery Date and (x) in violation of any Applicable Law of or by any Government Body having jurisdiction over the Lessee, any Permitted Sublessee or the Aircraft or any mandatory requirement of the Manufacturer, Engine Manufacturer or supplier, except for unintentional minor or nonrecurring violations which are cured promptly and which (A) do not involve any loss or reduction of coverage under any of the Insurances or Reinsurances required by the terms of Section 10, (B) do not involve any material risk of the sale, forfeiture or loss of or damage to the Aircraft or any interest therein, (C) do not involve any material risk of the Lessor being subject to civil penalties, (D) do not involve any risk of criminal penalties being imposed against or upon the Lessee or the Lessor, which in the case of the Lessee shall be a material risk, and (E) do not subject, or involve any material risk of subjection to, the Lessor or the Lessee to any fine or penalty or enforcement action which, in the case of the Lessee, would materially adversely affect the business or operations of the Lessee or the rights of the Lessee or the Lessor hereunder; provided that the Lessee may in good faith diligently contest the validity or application of any such Applicable Law in any reasonable manner which does not materially adversely affect the Lessor or have any material risk of the sale or forfeiture of the Aircraft, or adversely affecting the rights of the Lessor hereunder or the obligations of the Lessee hereunder. If any Applicable Law requires alteration of the Aircraft, the Lessee will conform thereto or obtain conformance therewith at no cost or expense to the Lessor and will maintain the Aircraft in proper operating condition under such Applicable Law; provided that the Lessee may in good faith diligently contest the validity or application of any such Applicable Law in any reasonable manner which does not materially adversely affect the Lessor or have any material risk of the sale or forfeiture of the Aircraft, or adversely affecting the rights of the Lessor or the obligations of the Lessee hereunder.

Further, the Lessee agrees that it (i) shall duly and punctually pay and discharge all debts, costs, Losses, liabilities, premiums, calls, contributions, penalties, landing fees, overflight and navigation charges, dues, tolls, charges, fines, recoveries or other expenses which during the Term have given or may reasonably be expected to give rise to any Lien (other than a Permitted Lien) over, or arrest of, the Aircraft; provided that the Lessee may in good faith diligently contest the validity or application of any of the foregoing in any reasonable manner which does not materially adversely affect the Lessor or have any reasonable risk of the sale or forfeiture of the Aircraft, or adversely affecting the rights of the Lessor or the obligations of the Lessee hereunder or any risk of any criminal liability being imposed, and upon reasonable request by the Lessor, shall confirm to the Lessor’s reasonable satisfaction that such action has been taken; (ii) shall not, unless required or permitted by this Lease, make any alteration in or modification or addition to the Airframe, any Engines or any Part, remove any Engine or any Part, or install on or attach to the Airframe, any Engine or any Part anything not being part of the Aircraft on the Delivery Date; (iii) shall not cause or permit to be done regarding the Airframe, any Engine or any Part anything the effect of which may be reasonably expected to result in the Airframe, any Engine or any Part being requisitioned for title or arrested or otherwise to jeopardize the title, rights and interests of the Lessor in and to the Airframe, any Engine or any Part, the Insurances or any collateral relating hereto or thereto.

(g) Possession and Subleasing. The Lessee shall not, without the prior written consent of the Lessor, sublease (whether directly, or under a Dry Lease, Wet Lease or Charter), or otherwise in any manner deliver, transfer or relinquish possession of the Airframe, any Engine or any Part to any Person or firm or install any Engine, or permit any Engine to be installed, on an airframe other than the Airframe (it being agreed, for the avoidance of doubt, that charter operations of the Aircraft operated by the Lessee and which are not for the provision of a charter by another air carrier shall not be restricted by the terms of this Section 7(g)); provided, however, that the Lessee may, without the prior written consent of the Lessor:

(i) deliver or permit the delivery of (including by any Permitted Sublessee) possession of the Airframe, any Engine or any Part to the manufacturer thereof for testing or other similar purposes or to an Approved Maintenance Facility for service, repair, maintenance or overhaul work on the Airframe, any Engine or any Part or any part thereof; or (by the Lessee alone) for alterations or modifications in or additions to the Airframe, any Engine or any Part to the extent required or permitted by the terms of Section 8(d); in any event (in respect of the Lessee and, as the case may be, a Permitted Sublessee) only in compliance with Section 7(g);

(ii) install or permit the installation of an Engine for any reason on another airframe owned by the Lessee or any Permitted Sublessee free and clear of all Liens, except (A) Permitted Liens, (B) those Liens that apply only to the engines (other than the Engines), appliances, parts, instruments, appurtenances, accessories, furnishings and other equipment (other than Parts) installed on such airframe, and (C) mortgage liens or other security interests, but only if such mortgage liens or other security interests expressly and effectively provide that such Engine shall not become subject to the Lien of such mortgage or security interest, notwithstanding the installation thereof on the airframe;

(iii) install or permit the installation of an Engine for any reason on an airframe leased to the Lessee or any Permitted Sublessee, purchased by the Lessee or any Permitted Sublessee or subject to a conditional sale or other security agreement; provided, however, that in any such case (A) such Engine is removed from the airframe prior to the expiration of the Term, (B) such Engine shall remain the property of the Lessor and (C) the terms of any lease, security agreement, mortgage, or other agreement covering such airframe do not entitle the relevant lessor, owner, seller or the holder of any security interest under such lease, security agreement, mortgage, or other agreement, nor their successors or assigns to acquire, as against the Lessor, any right, title or interest in an Engine as a result of such Engine being installed on such airframe;

(iv) to the extent permitted by, and in accordance with, Section 8(c), subject, or permit any Permitted Sublessee to subject, any Parts owned by the Lessor and removed from the Airframe or any Engine to any pooling or other similar arrangement referred to in Section 8(c);

(v) (x) sublease (whether by Dry Lease, or any other agreement, however described or defined, providing for the transfer of possession of the Aircraft, the Airframe or any Engine) or deliver possession of the Aircraft, the Airframe or any Engine to any Permitted Sublessee; or (y) subject the Aircraft or Airframe to an interchange agreement with a Leasing Affiliate (or any other Person to whom the Lessor may from time to time (in its sole discretion) consent to being a counterparty to an interchange agreement) (an “Interchange Counterparty”), so long as such Interchange Counterparty remains a Leasing Affiliate and in any such case under subclause (x) relating to a Permitted Sublessee which is not a Leasing Affiliate, for a term or terms (including any renewal or extension) not extending beyond (or capable of being extended beyond) the date falling one month prior to the expiry of the Term; provided, that, in the case of each of subclause (x) and (y):

(1) any sublease or interchange agreement permitted pursuant to the terms hereof shall be made expressly subject and subordinate to all the terms of this Lease and the rights of the Lessor to avoid such sublease or interchange agreement and to repossess the Aircraft, Airframe or any Engine in connection with the exercise of any remedies upon the occurrence of any Event of Default,

(2) (i) any sublease or interchange agreement with a Leasing Affiliate permitted pursuant to the terms hereof shall be made expressly terminable at any time upon not more than thirty (30) days’ prior written notice from the Lessee to the applicable Leasing Affiliate or Interchange Counterparty, and such Leasing Affiliate or Interchange Counterparty shall acknowledge and agree that such termination right is commercially reasonable, and (ii) following such termination the Lessee may repossess the Aircraft, Airframe or any Engine in accordance with the terms thereof,

(3) each of the Lessor and the Lessee shall remain fully and primarily liable under this Lease for the performance and observance of all of the terms hereunder to the same extent as if such sublease, interchange agreement or transfer had not occurred,

(4) the Aircraft shall remain primarily based in Chile, Brazil or the jurisdiction of organization of such Permitted Sublessee or Interchange Counterparty,

(5) prior to the commencement of any such sublease or interchange agreement, the Lessee shall provide to the Lessor one or more insurance certificates and broker’s undertakings from the Lessee’s (or the relevant Permitted Sublessee’s or Interchange Counterparty’s, as applicable) insurance brokers or an authorized representative of the Lessee’s (or the relevant Permitted Sublessee’s or Interchange Counterparty’s, as applicable) insurers reflecting that the insurance required to be maintained pursuant to Section 10 will be in full force and effect during such sublease or interchange agreement,

(6) all terms and conditions of this Lease shall remain in full force and effect following execution and delivery of such sublease or interchange agreement,

(7) such sublease or interchange agreement shall (1) provide that the Aircraft, Airframe or Engine be maintained in accordance with a maintenance program at least equivalent to the Approved Maintenance Programme, (2) be governed by the laws of England or the State of New York, U.S.A. or any other jurisdiction reasonably acceptable to the Lessor,

(8) prior to such sublease or interchange agreement taking effect if permitted by Applicable Law, and if applicable, the Lessee shall register on the International Registry on, or promptly after the relevant Permitted Sublease becoming effective, the International Interest (and the assignment of such International Interest to the Lessor) in respect of such Permitted Sublease with the Permitted Sublessee as the debtor and the Lessee as the creditor for the applicable Aircraft or Engine, with any election as to the party with the right of discharge being granted in favor of the Lessor,

(9) prior to such sublease or interchange agreement taking effect, the Lessee shall deliver to the Lessor, in form and content reasonably acceptable to the Lessor, a Subordination Agreement duly executed by the applicable Permitted Sublessee or Interchange Counterparty recognizing all rights, title and interest of such Permitted Sublessee or Interchange Counterparty under such sublease or interchange agreement are subject and subordinate in all respects to all rights, title and interest of the Lessor under this Lease, such acknowledgement to be in a form and substance reasonably acceptable to the Lessor,

(10) prior to such sublease or interchange agreement taking effect, the Lessee shall deliver to the Lessor, in form and content reasonably acceptable to the Lessor a Deregistration Power of Attorney from the proposed Permitted Sublessee and, if the new State of Registration or the jurisdiction of incorporation of the Permitted Sublessee is a Contracting State for the purposes of the Cape Town Convention or the Permitted Sublessee is situated in a Contracting State for the purposes of Article 4 of the Cape Town Convention, an IDERA,

(11) prior to such sublease or interchange agreement taking effect, the Lessee shall cause to be delivered to the Lessor a written opinion of counsel reasonably acceptable to the Lessor in the country in which the Permitted Sublessee or each Interchange Counterparty is organized and where the Aircraft will be based, in each case in form and substance and from counsel reasonably satisfactory to the Lessor and including, without limitation, confirmation that:

(A) all steps necessary to protect the rights, title and interests of the Lessee and the Lessor have been taken or will be taken in a manner reasonably satisfactory to the Lessor, including, without limitation, the filing and recording of the sublease or interchange agreement and such other documents as may be reasonably required in order to perfect all of the Liens in the country or countries in which the applicable Permitted Sublessee or Interchange Counterparty is organized and where the Aircraft will be based,

(B) other than with respect to the chapter 11 proceeding under Title 11 of the United States Code (the “Bankruptcy Code”), 11 U.S.C. §101 et. seq., filed by the Lessee and certain of its affiliates on 26 May 2020, July 7, 2020 and July 9, 2020 (as applicable, the “Petition Date”) in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) or the related parallel and ancillary proceedings (the “Chapter 11 Cases”), no bankruptcy, Insolvency, moratorium, suspension of payments, reorganization or other like proceeding, initiated by or affecting the Lessee or such Permitted Sublessee or any Interchange Counterparty will affect the rights of the Lessee, the Lessor or any person claiming through the Lessor to repossess the Aircraft as a result thereof, upon termination of such sublease or interchange agreement (as a result of any Event of Default or otherwise) or the Lease, and

(C) if the new State of Registration or the jurisdiction of incorporation of the proposed Permitted Sublessee is a Contracting State for the purposes of the Cape Town Convention or the Permitted Sublessee is situated in a Contracting State for the purposes of Article 4 of the Cape Town Convention, addresses the effectiveness of any filings made under Section 7(g)(v)(10), the perfection and the absence of security interests other than Lessor Liens and Permitted Liens recorded at the International Registry in respect of the Aircraft,

(12) the Lessee shall, subject to the receipt of reasonable and proper documentation, promptly reimburse the Lessor for any reasonable out-of-pocket costs, charges and expenses (including reasonable attorneys’ fees, disbursements and expenses) incurred by any of them in determining the compliance with this Lease or otherwise in connection with any such sublease or interchange agreement,

(13) no such sublease or interchange agreement shall require the registration of the Aircraft or any Engine, or the making of any filing, to be made in any jurisdiction other than the Government of Registry (except in accordance with Section 7(b)),

(14) the proposed subleasing or interchange arrangement will not render this Lease invalid, illegal or unenforceable,

(15) the rights granted to the Lessee in this Section 7(g)(v) to sublease or submit to an interchange arrangement the Aircraft to a Permitted Sublessee or Interchange Counterparty shall not grant to such Permitted Sublessee or Interchange Counterparty any right to further sublease or otherwise transfer possession of the Aircraft to any Person; provided, that, any Permitted Sublessee or Interchange Counterparty that is a Leasing Affiliate, may subject the Aircraft to a sub-sublease or interchange agreement customary in the airline industry and entered into by such Leasing Affiliate and another Leasing Affiliate or Lessee in the ordinary course of their respective businesses, in each case so long as (A) such Leasing Affiliate or Leasing Affiliates, as the case may be, remains a Leasing Affiliate, (B) the rights, title and interests of the Lessor will not be derogated in any manner as result thereof, (C) a written record of the location of the Aircraft will be kept and made available to the Lessor at any time on request, (D) no transfer of the registration of the Aircraft shall be effected in connection therewith (except in accordance with Section 7(b)), (E) no such sublease or interchange agreement contemplates or requires the transfer of title to the Aircraft or any Engine, (F) if the Lessor’s title to the Aircraft or any Engine shall be divested under any such sublease or interchange agreement, such divestiture shall be deemed to be an Event of Loss with respect thereto, and the Lessee shall comply with Sections 9(a) and 9(b) in respect thereof, (G) the term of any such sublease or interchange agreement (including all renewals) shall not extend beyond the Term, and (H) the Lessee, at its sole cost and expense, shall procure that such Leasing Affiliate that is a part of the new sublease or interchange arrangement shall meet all the requirements of this Section 7(g)(v),

(16) at the time that the Lessee enters into such sublease or interchange agreement, such Permitted Sublessee or Interchange Counterparty shall not be subject to any bankruptcy, Insolvency, moratorium, suspension of payments, reorganization or other like proceeding provided that this provision shall not apply to the Chapter 11 Cases,

(17) such sublease or interchange agreement shall include provisions for the maintenance, operation, possession and inspection of the Aircraft that are the same in all material respects as the applicable provisions in this Lease,

(18) any sublease or interchange agreement permitted pursuant to the terms hereof shall not grant such Permitted Sublessee or Interchange Counterparty a purchase option or any other right to acquire title to, or which obliges such Permitted Sublessee or Interchange Counterparty to purchase or otherwise acquire title to, the Aircraft, unless, solely in the case of a sublease or interchange agreement with a Leasing Affiliate, if required by applicable law; and

(19) no Default under Section 14(b) of the Lease or Event of Default shall have occurred at the time of entry into such sublease or interchange agreement;

(vi) transfer possession of the Airframe or any Engine to Chile, Brazil, or to any Government Body, instrumentality or agency thereof pursuant to a sublease or interchange agreement, a copy of which shall be furnished to the Lessor prior to the effectiveness thereof; provided, that the term of such sublease or interchange agreement (including any option of the Permitted Sublessee or Interchange Counterparty to renew or extend) or the term of possession under such contracts or other instrument shall not continue beyond (or be capable of being continued beyond) the expiry of the Term and shall provide that such sublease or interchange agreement is expressly subject and subordinate to all the terms of this Lease and shall provide for fair compensation in an amount of (or freely convertible into) Dollars sufficient to enable the Lessee to make payments as and when due and payable from time to time hereunder;

(vii) transfer possession of any Engine to any Person for the purpose of shipment in the ordinary course of business) not otherwise permitted by the terms of this Lease;

(viii) install an Engine on an airframe owned by the Lessee, leased to the Lessee or purchased by the Lessee subject to a conditional sale or other security agreement under circumstances where neither subparagraph (ii) nor subparagraph (iii) of this Section 7(g) is applicable, provided, that such installation shall be deemed an Event of Loss with respect to such Engine and the Lessee shall comply with Section 9(b) in respect thereof, the Lessor not intending hereby to waive any right or interest it may have to or in such Engine under Applicable Law until compliance by the Lessee with such Section 9(b); and

(ix) Wet Lease or Charter the Aircraft pursuant to a Wet Lease or a Charter to any airline or Person which is not (i) insolvent or otherwise unable to pay its debts as they come due or (ii) located in a country subject to UN or EU sanctions; provided always that such arrangement is expressly subordinated to the Lease and the rights of the Lessor;

provided, in each case, that the rights of any transferee who receives possession by reason of a transfer permitted by this Section 7(g) (other than the transfer of title to an Engine which is deemed an Event of Loss in relation to the affected Engine) SHALL BE SUBJECT AND SUBORDINATE TO, AND ANY TRANSFER, SUBLEASE, WET LEASE, INTERCHANGE OR CHARTER PERMITTED BY THIS SECTION 7(g) SHALL BE MADE EXPRESSLY SUBJECT AND SUBORDINATE TO, ALL THE TERMS OF THIS LEASE, including, without limitation, the Lessor’s rights to repossession pursuant to Section 15 hereof (or otherwise) and to terminate and avoid this Lease, any sublease, wet lease, interchange or charter upon such repossession and to require the Lessee or other transferee to forthwith deliver the Airframe or any Engine subject to this Lease or other transfer upon repossession, and the Lessee shall remain primarily liable hereunder for the performance of all of the terms of this Lease to the same extent as if such sublease, wet lease, interchange or charter had not occurred and that any such sublease, wet lease, interchange or charter shall include appropriate provisions for the maintenance and insurance of the Aircraft, Airframe or Engines, as applicable, transferred thereby at least as beneficial to the Lessor as the provisions hereof, and each sublease shall contain provisions comparable to those set forth in Sections 9 and 10 and the Lessor shall be provided with certificates by each sublessee and confirmations in accordance with the terms hereof as it shall request. The Lessee shall take appropriate measures to ensure that each such transferee is aware of, and does not cause any breach of, any obligation of the Lessee hereunder.

The Lessee shall have the right, without the consent of the Lessor, to amend or modify the terms of any Permitted Sublease or interchange agreement permitted pursuant to Section 7(g)(v) hereof, to the extent that the effectiveness of such amendment or modification would not cause the Lessee to be in violation of this Section 7(g) or otherwise under any applicable provision of this Lease.

No pooling agreement or other relinquishment of possession of the Airframe, any Engine or any Part shall affect in any way the registration of the Aircraft except as permitted by and provided for in Section 7(a) or discharge or diminish any of the Lessee’s obligations hereunder or constitute a waiver of the Lessor’s rights or remedies.

The Lessor agrees, for the benefit of the Lessee (and any Permitted Sublessee) and for the benefit of any mortgagee or other holder of a security interest in any engine (other than an Engine) owned by or leased to the Lessee (or any Permitted Sublessee), any lessor of any engine (other than an Engine) leased to the Lessee (or any Permitted Sublessee) and any conditional vendor of any engine (other than an Engine) purchased or leased by the Lessee (or any Permitted Sublessee) subject to a conditional sale agreement or any other security agreement, that no interest shall be created hereunder in any engine (other than an Engine) so owned, leased or purchased and that neither the Lessor nor its successors or assigns will acquire or claim, as against the Lessee (or any Permitted Sublessee) or any such mortgagee, lessor or conditional vendor or other holder of a security interest or any successor or assignee of any thereof, any right, title or interest in such engine as the result of such engine being installed on the Airframe; provided, however, that such agreement of the Lessor shall not be for the benefit of any lessor of or secured party in respect of any airframe (other than the Airframe) leased to the Lessee (or any Permitted Sublessee) or purchased by the Lessee (or any Permitted Sublessee) subject to a conditional sale or other security agreement or for the benefit of any mortgagee of or any other holder of a security interest in the airframe (other than the Airframe) owned by the Lessee (or any Permitted Sublessee), unless such lessor, conditional vendor, other secured party or mortgagee has expressly agreed (which agreement may be contained in such lease, conditional sale or other security agreement or mortgage) that neither it nor its successors or assigns will acquire, as against the Lessor any right, title or interest in an Engine as a result of such Engine being installed on such airframe.

(h) Special Operation and Possession Covenants. In addition to the foregoing requirements, the Lessee covenants and agrees as follows:

(i) Restricted Use of Aircraft. The Lessee shall not, without the prior written consent of the Lessor, cause or give permission (whether directly, under a Dry Lease, Wet Lease or Charter, or under requisition by any Government Body) for the Aircraft, any Engine or any Part to be:

(1) flown, operated or otherwise used for any military purpose;

(2) operated or used for any purpose for which it is not designed or reasonably suited in accordance with the Approved Maintenance Programme, Applicable Law and applicable material warranties or for any primary purpose other than the commercial transport of passengers and cargo;

(3) operated or used at any time for any illegal purpose or in an illegal manner or in carrying illegal goods or goods prohibited by the terms of the Insurances or by the laws of the country from which the goods are carried; or

(4) operated or used in a manner not fully covered by the Insurances.

(ii) Waiver of Defenses to Repossession. Neither the Lessee, nor anyone claiming through or under it, shall set up, claim or seek to take advantage of any Applicable Law now or hereafter in force in any jurisdiction in which the Aircraft or any portion thereof may be situated in order to prevent, hinder or delay any effort in accordance with this Lease on the part of the Lessor to regain possession of the Aircraft or re-export the Aircraft or any portion thereof from any jurisdiction in which the Aircraft or any portion thereof may be situated upon the occurrence of an Event of Default and while the same shall be continuing, and the Lessee, for itself and all who may at any time claim through or under it, hereby waives, to the full extent that it may be lawful so to do, the benefit of all such Applicable Laws (including, without limitation, any rights it may have, if any, to avail itself of the protection provided by the Convention of 1933 on the Unification of Certain Rules Relating to the Precautionary Arrest of Aircraft, or any other similar law, treaty or convention applicable to the Lessee or the Aircraft) which would limit the ability of the Lessor to repossess or otherwise recover all or the Aircraft, any Engine or any Part upon the occurrence and during the continuance of an Event of Default. Notwithstanding anything else herein, the parties acknowledge that the Bankruptcy Code affords certain rights to the Lessee as a debtor and debtor-in-possession, including the automatic stay, and that the Lessor may be required to seek relief from the Bankruptcy Court prior to taking any action for repossession or recovery of the Aircraft, any Engine or any Part.

(iii) Statement of Account of Landing Fees or Navigation Charges. In the event that a Government Body of any country in which the Aircraft, the Lessee or any Permitted Sublessee operates shall adopt or has adopted legislation which permits the detention or seizure of aircraft for unpaid landing fees or navigation charges without formal legal proceedings, the Lessee shall promptly following demand, deliver to the Lessor a letter, in form and substance reasonably acceptable to the Lessor, addressed to the airport or air navigation authority of such country authorizing such authority to release to the Lessor from time to time a statement of account of all such fees and charges then due in respect of all aircraft owned by or leased to the Lessee or such Permitted Sublessee, as the case may be. Any time during which an Event of Default has occurred and is continuing, immediately upon request by the Lessor, the Lessee shall submit a report to the Lessor listing all landing fees and navigation charges which are claimed to be owed in respect of the Aircraft by any Government Body of any country.

(iv) No Operation by the Lessor. The Lessee shall in no event and at no time represent Lessor as carrying goods or passengers on the Aircraft or as being in any way connected or associated with any operation or carriage which may be undertaken by the Lessee or any Permitted Sublessee or as having any operational interest in the Aircraft.

(v) Seizure of the Aircraft. The Lessee shall not do, and shall use its best efforts to prevent, any act which could reasonably be expected to result in the Aircraft, the Airframe or any Engine being arrested, confiscated, seized, taken in execution, attached, impounded, forfeited, detained in exercise or purported exercise of any registered or possessory Lien or other claim or otherwise taken from the possession of the Lessee or any Permitted Sublessee, and if any such arrest, confiscation, seizure, execution, taking, attachment, impoundment, forfeiture, detention or other loss of possession occurs, the Lessee shall give the Lessor immediate notice thereof and shall forthwith procure the prompt release of the Aircraft, the Airframe or such Engine.

(vi) Notice of Suspension. The Lessee shall give the Lessor immediate written notice of any action being taken by the management of the Lessee relating to any general suspension of payment proceeding under any Applicable Law.

(vii) Notice of War Risk Insurance Claim. The Lessee shall give the Lessor immediate written notice of the occurrence of any loss, damage or casualty affecting the Aircraft, the Airframe, any Engine or any Part which is likely to result in a claim being made under the war risk insurance required to be maintained under Section 10 and shall take immediate action to increase any fleet limitation (including automatic reinstatement) applicable to such war risk coverage to the level (including automatic reinstatement) that existed immediately prior to such event of loss, damage or casualty.

(i) Permitted Sublessee’s Performance and Rights. Any obligation imposed on the Lessee in this Lease shall require only that the Lessee perform or cause to be performed such obligation, even if stated herein as a direct obligation of the Lessee, and the full or partial performance of any such obligation by any permitted assignee, Permitted Sublessee or permitted transferee under a Permitted Sublease, pooling or transfer agreement then in effect shall be deemed to have been caused by the Lessee and shall pro tanto constitute performance by the Lessee and discharge such obligation by the Lessee to the extent performed; provided, however, that where performance consists of an agreement or undertaking for further action or performance or in the case of only partial performance, the Lessee shall remain liable for discharge of its obligations until such further action or performance is completed. Except as otherwise expressly provided herein, any right granted to the Lessee in this Lease shall grant the Lessee the right to exercise such right or permit such right to be exercised by any such permitted assignee, Permitted Sublessee or permitted transferee. The inclusion of specific references to obligations or rights of any such assignee, Permitted Sublessee or transferee in certain provisions of this Lease shall not in any way prevent or diminish the application of the provisions of the two sentences immediately preceding with respect to obligations or rights in respect of which specific reference to any assignee, Permitted Sublessee or transferee has not been made in this Lease.

(j) Inspection.

(i)	REDACTED*

Lessor and/or its duly authorized representatives may (at its own cost, subject to Section 7(j)(3) below) at any time visit, inspect and survey the Aircraft and the Aircraft Documents provided that, unless an Event of Default shall have occurred and be continuing or unless necessary to verify the rectification of deficiencies shown to require repair on a previous inspection, Lessor shall not carry out such an inspection more frequently than once a year during the Term (except as provided in Section 7(j)(vi) below) and provided further that all such inspections shall be conducted during periods of scheduled maintenance, shall be conducted so as not to cause unreasonable interference with or delay to Lessee’s normal operation, maintenance and use of the Aircraft, and shall be a visual walk- around inspection (which may include going on board the Aircraft and opening any panels, bays or other access points normally opened during line maintenance such as cowling, the electronic equipment access door and the auxiliary power unit door). Upon request by Lessor, Lessee shall notify Lessor of the then next scheduled maintenance. All inspections shall take place at such location where the Aircraft is available.

*	All text marked “*REDACTED” is Redacted Per Amended Standing Order Regarding Redactions Dated February 2, 2021.

(ii) Lessor will have no duty or liability to make, or arising out of any such visit, repeat visit, inspection, or survey.

REDACTED*

(iv) If following any such visit, repeat visit, inspection or survey, repairs are shown to be required, all such repairs shall be made at Lessee’s expense and shall be affected as soon as practicable.

(v) Any inspection of the Aircraft Documents shall occur during Lessee’s normal business hours and shall be conducted so as to not cause unreasonable interference with or delay to Lessee’s normal operation or employees.

(vi) Notwithstanding Section 7(j)(i) above, Lessee will co-operate with the reasonable requests of the Lessor in connection with its efforts to lease, sell or finance the Aircraft including, subject to reasonable prior written notification, permitting the Financiers, potential lessees or purchasers to inspect the Aircraft and the Aircraft Documents during normal business hours provided that the same shall not interfere with the Lessee’s use, operation or maintenance of the Aircraft or require the Lessee to incur out-of-pocket expenses for which it is not reimbursed by the Lessor).

(k) Information

(i) The Lessee shall at its own cost and expense promptly provide the Lessor with such information (to the extent required by this Lease or maintained by the Lessee or any Permitted Sublessee in accordance with its standard fleet procedures) regarding the registration, location, operation, use, insurance, maintenance and condition of the Aircraft, any Engine, the APU and Landing Gear, as the Lessor may from time to time reasonably require. Such request shall not be made more frequently than once in any six (6) month period unless an Event of Default has occurred.

*	All text marked “*REDACTED” is Redacted Per Amended Standing Order Regarding Redactions Dated February 2, 2021.

(ii) During the Term, the Lessee will deliver to the Lessor:

(A) or cause to be delivered to Lessor promptly after the same are available (and in any event within one hundred and twenty (120) days) after the end of each of Lessee’s financial years ending after the date hereof, a copy of Lessee’s financial statements for such financial year, which (i) shall be audited and prepared in accordance with IFRS by an independent, reputable firm of certified public accountants, (ii) shall fairly and accurately present the financial position of Lessee as at the date as of which they were prepared and the results of the operations of Lessee for the period to which they relate and (iii) shall, in accordance with such accounting principles and practices, disclose all significant liabilities, actual or contingent, of Lessee; provided that Lessee will not be required to provide any such information which is publicly available through the following website: www.latamairlinesgroup.net.

(B) or cause to be delivered to Lessor promptly after the same are available (and in any event within sixty (60) days) after the end of each of Lessee’s financial quarters ending after the date hereof, a copy of Lessee’s financial statements for such financial quarter, which (i) shall be prepared in accordance with IFRS by an independent, reputable firm of certified public accountants, (ii) shall fairly and accurately present the financial position of Lessee as at the date as of which they were prepared and the results of the operations of Lessee for the period to which they relate and (iii) shall, in accordance with such accounting principles and practices, disclose all significant liabilities, actual or contingent, of Lessee; provided that Lessee will not be required to provide any such information which is publicly available through the following website: www.latamairlinesgroup.net;

(C) copies of every report, notice or like document issued by the Lessee to its creditors generally, at the time that it is so issued, excluding, for the avoidance of doubt, any report issued solely to the official committee of unsecured creditors in connection with the Chapter 11 Cases; provided that, Lessee will not be required to provide any such information which is publicly available through the following website: www.latamairlinesgroup.net; and

(D) with reasonable promptness, such other financial, operational and other information and data with respect to the Lessee as the Lessor may from time to time reasonably request to the extent such information and data is relevant to the performance of the Lessee’s obligations under this Lease and any Other Agreement and in any event subject to any confidentiality restrictions on the Lessee in respect thereof.

The Lessee’s obligations pursuant to this Section 7(k)(ii) shall be deemed satisfied should the Lessee publish the equivalent of the information required to be provided by the Lessee pursuant to Section 7(k)(ii), on its investor relations website (currently at www.latamairlines.group.net) or such other websites as the Lessee may notify to the Lessor from time to time, provided access to such websites is free of charge and generally available.

(iii) For each calendar month (part or whole) during the Term, Lessee shall notify Lessor in writing by no later than the tenth (10th) Business Day of the month with a report substantially in the form of Exhibit VI (Form of Monthly Utilization Report) to the Lease detailing the usage of the Aircraft, each Engine, APU and each Landing Gear specified in the form (“Monthly Utilization Report”) during the immediately preceding calendar month.

(iv) For each calendar month (part or whole) during the PBH Period (each, a “PBH Month”), Lessee shall notify Lessor in writing by no later than the tenth (10th) Business Day of the month following such PBH Month with a report substantially in the form of Exhibit VII (Form of PBH Report) to the Lease detailing the usage of the Aircraft and each Engine (“PBH Report”) during the immediately preceding PBH Month. No later than twentieth (20) Business Day of the month in which the PBH Report is issued, the Lessor shall deliver to the Lessee an invoice setting forth the PBH Rent, as applicable, in respect of the previous calendar month. The Lessee shall pay such invoice within ten (10) Business Days after the receipt of the same. To the extent there exists any discrepancy between the Monthly Utilization Report and PBH Report with respect to the usage of the Airframe or any Engine, the terms of the PBH Report shall be controlling.

(v) Throughout the Term, the Lessee shall:

(A) notify the Lessor as soon as practicable of any loss, theft, damage or destruction to the Aircraft, any Engine or any Part if the REDACTED*

(B) notify the Lessor of any Default promptly after the Lessee becomes aware of it; and

(C) provide the Lessor, on request, evidence that all Taxes, fees, levies and charges incurred and payable by the Lessee in connection with this Lease and in connection with the Aircraft and its operation, including, without limitation, those invoiced by airports and air traffic control authorities have been paid in full. Such request shall not be made more frequently than once in any twelve (12) month period unless an Event of Default has occurred and is continuing, where such limitation shall not apply.

*	All text marked “*REDACTED” is Redacted Per Amended Standing Order Regarding Redactions Dated February 2, 2021.

(l) Substitution of Engines. So long as no Default or Event of Default shall have occurred and be continuing, the Lessee may at any time upon thirty (30) days’ prior written notice to the Lessor, duly convey or cause to be conveyed to the Lessor as a substitute for an Engine title to a Replacement Engine having a value, remaining useful life and utility at least equal to, and be in as good operating condition and state of maintenance as, the Engine to be replaced thereby, assuming such Engine was of the value and utility and in the condition and repair as required by the terms hereof; provided that, all engines installed on any Airframe shall be of the same manufacturer and the same or improved model to the Engines, free and clear of all Liens (other than Permitted Liens). Prior to or at the time of any such conveyance, the Lessee, at its own expense, will (i) furnish or cause to be furnished to the Lessor a bill of sale in favor of the Lessor (with full warranty of title), in form and substance reasonably satisfactory to the Lessor with respect to such Replacement Engine, (ii) cause a Lease Supplement, in form and substance reasonably satisfactory to the Lessor subjecting such Replacement Engine to this Lease to be duly executed by the Lessee and, to the extent necessary, recorded pursuant to the Applicable Laws of the Government of Registry and pursuant to the Cape Town Convention, (iii) furnish the Lessor with such evidence of compliance with the insurance provisions of Section 10 with respect to such Replacement Engine as any of them may reasonably request and such other certifications and opinions of counsel as the Lessor may reasonably request, (iv) furnish the Lessor with a certificate reasonably satisfactory to the Lessor certifying as to the value, utility and operating condition and state of maintenance of such engine, (v) cause amendments to the Local Mortgage, in form and substance reasonably satisfactory to the Lessor subjecting such Replacement Engine to the Local Mortgage to be duly executed by the Lessor and, to the extent necessary, recorded pursuant to the Applicable Laws of the Government of Registry and the Cape Town Convention, (vi) furnish a legal opinion of counsel reasonably acceptable to the Lessor regarding the perfection of the Existing Lien and the Lien of the Local Mortgage with respect to such Replacement Engine, in form and substance reasonably satisfactory to the Lessor and (vii) affix a nameplate on such Replacement Engine in accordance with Section 8(e). Upon full compliance by the Lessee with the terms of this Section 7(l), the Lessor will transfer or cause to be transferred, at the Lessee’s sole cost and expense, to or upon the order of the Lessee on an “as-is, where-is” basis without recourse or warranty (except the absence of the Lessor Liens attributable to it) all of the Lessor’s right, title and interest, if any, in and to each replaced Engine with respect to which such substitution occurred by an appropriate instrument, signed by the Lessor, releasing such Engine from any manufacturer’s or repairer’s warranties relating thereto and will take such other action as may be necessary to effect such transfer. For all purposes hereof, each such Replacement Engine shall, after such conveyance, be deemed part of the property leased hereunder, shall be deemed an “Engine” as defined herein and shall be deemed part of the same Aircraft as was the Engine replaced thereby. No substitution with respect to an Engine under the circumstances contemplated by the terms of this Section 7(l) shall result in any reduction of Rent.

REDACTED*

(m) [Intentionally Omitted].

(n) Assignment, Novation or Transfer by Lessee. Lessee shall (subject to this Section 7(n)) have the right, at its own expense (and shall cover all of the reasonable and documented costs and expenses of Lessor, including any costs and expenses required to ensure the perfection of the Lessor’s interest in the State of Registration) upon thirty (30) days’ prior written notice to Lessor, transfer and/or assign, novate, or otherwise dispose of, all or any part of its right, title and interest in and to this Lease and any other document in connection therewith to a Leasing Affiliate and Lessee’s right to transfer, assign, and/or novate is conditioned upon:

(i) no Default or Event of Default has occurred and is continuing under this Lease and entering into the novation, assignment or transfer agreement will not cause a Default or Event of Default;

(ii) delivery to Lessor of a legal opinion from Lessee’s in-house legal counsel confirming that Lessor’s interests are protected in the State of Registration;

*	All text marked “*REDACTED” is Redacted Per Amended Standing Order Regarding Redactions Dated February 2, 2021.

(iii) as of the date of the transfer, the novation, assignment or transfer would not cause an increase in or additional payment obligations or reduced receipts of Lessor or any owner or lender thereto, including any withholding taxes that are not indemnified against by Lessee under this Lease, except to the extent Lessee has agreed, or agrees at such time, to indemnify Lessor or such Lender for such amounts;

(iv) the transfer will not violate any Applicable Laws (including in jurisdiction of the Lessor); and

(v) Lessee or another subsidiary or affiliate of Lessee (acceptable to Lessor acting reasonably), shall provide Lessor a guarantee of new lessee’s obligations under this Lease as novated, assigned or transferred.

(o) Assignment, Novation or Transfer by Lessor.

(i) Lessor shall be entitled to assign, novate or transfer its rights and obligations under this Lease (which for purposes hereof shall include any transfer of the beneficial interest in Lessor, as to which the terms of this Section 7(o) shall be applicable) at any time during the Term without requiring consent of the Lessee and at no cost or expense to the Lessee, provided that such assignment, novation or transfer meets the below conditions:

REDACTED*

*	All text marked “*REDACTED” is Redacted Per Amended Standing Order Regarding Redactions Dated February 2, 2021.

REDACTED*

*	All text marked “*REDACTED” is Redacted Per Amended Standing Order Regarding Redactions Dated February 2, 2021.

REDACTED*

(p) Successors and Assigns. The terms and provisions of this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Except as otherwise provided in this Section, neither party hereto shall, without the prior written consent of the other and assign any of its rights or obligations hereunder.

(q) Aircraft Documents.

(i) Lessee shall procure that accurate, complete, and current records where applicable during operation as detailed in Schedule 6 (Aircraft Documents) (which records shall form part of the Aircraft Documents):

(1) are kept in such manner as the Aviation Authority may from time to time require and Lessee shall ensure that they comply with the recommendations of the Manufacturer in respect of the Airframe and the Engines and the manufacturer of any Part;

(2) maintain all structural checks and compliance with the corrosion protection and control program and evidence back to birth traceability of all Life Limited Parts;

(ii) Lessee shall maintain in English (with an appropriate revision service and manuals per Schedule 6 part A) and in accordance with EASA requirements all Aircraft Documents, logs, and other materials required by Applicable Laws and best practice of major international air transport operators in respect of the Aircraft; provided that any expired or superseded documents may be in such language as is available;

(iii) Lessee shall retain such Aircraft Documents and other materials at Lessee’s principal place of business or an agreed storage location under the Lessee’s control, and not permit any other person to have possession of or control over the same without Lessor’s prior written consent; and

(iv) Lessee shall subscribe to the Manufacturer’s on-line electronic information database and maintain on that facility an updated record of the aircraft service bulletin and other configuration embodiment status and to the extent permissible as a result of future developments by the Manufacturer, Airworthiness Directives, structural repairs and Manufacturer’s Maintenance Planning Data compliance status and make available to Lessor Lessee’s access to the relevant parts of such on-line system.

*	All text marked “*REDACTED” is Redacted Per Amended Standing Order Regarding Redactions Dated February 2, 2021.

Section 8. Replacement; Temporary Installation; Pooling; Alterations, Modifications and Additions; Etc.

(a) Replacement of Parts. The Lessee at its own cost and expense, will promptly replace or cause to be replaced all Parts that may from time to time be incorporated or installed in or attached to the Airframe or any Engine and that may from time to time be defective and not economically repairable, become time-expired or due for replacement or worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use for any reason whatsoever. In addition, the Lessee (or any Permitted Sublessee) may, at its own cost and expense, remove in the ordinary course of maintenance, service, repair, overhaul or testing, any Part, whether or not time-expired, due for replacement, worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use; provided, however, that the Lessee will, at its own cost and expense, replace (or cause to be replaced) such Part as promptly as practicable. Each Replacement Part shall be free and clear of all Liens (except Permitted Liens) and shall be in at least as good operating condition as, and shall have value, utility, modification status and performance characteristics at least equal to, or, if applicable, comparable to, the Part replaced assuming such replaced Part was in the condition and repair required to be maintained by the terms hereof. Each Part at any time removed from the Airframe or each Part removed from any Engine shall remain the property of the Lessor, no matter where located, until such time as such Part shall be replaced by a Part that has been incorporated or installed in or attached to the Airframe or, as the case may be, the Engine from which such Part was removed and that meets the requirements for a Replacement Part specified above and shall be subject to the Lien of the Local Mortgage. Immediately upon any Replacement Part becoming incorporated or installed in or attached to the Airframe or, as the case may be, an Engine as above provided and title thereto being vested in the Lessor free and clear of all Liens (except Permitted Liens), without further act (i) title to the replaced Part shall thereupon vest in the Lessee free and clear of all rights of the Lessor and shall no longer be deemed a Part hereunder and (ii) such Replacement Part shall become subject to this Lease and be deemed part of the Airframe or, as the case may be, such Engine for all purposes hereof to the same extent as the Part originally incorporated or installed in or attached to the Airframe or, as the case may be, such Engine.

(b) Temporary Installation of Parts. So long as the Lessor shall not have commenced exercising any of their rights pursuant to Section 15, the Lessee (or any Permitted Sublessee) may install or permit the installation of any Part on the Airframe or any Engine by way of substitution, replacement, renewal or mandatory modification notwithstanding that such installation is not in accordance with Section 8(a) if (A) there shall not have been available to the Lessee, or, as the case may be, the relevant Permitted Sublessee at the time and in the place that other part was required to be installed on the Airframe or, as the case may be, such Engine a substitute or replacement part complying with the requirements of Section 8(a), and (B) it would have resulted in a disruption of the operation of the Aircraft or the business of the Lessee or a Permitted Sublessee as an airline to have grounded the Aircraft to have permitted such Part to continue to be unserviceable or unrepaired until such time as a part complying with the requirements of Section 8(a) became available for installation on the Airframe or such Engine, and (C) as soon as practicable, but in any event (subject to the availability of any relevant part from the manufacturer) within ninety (90) days, the Lessee shall cause any part not complying with the requirements of Section 8(a) to be removed and replaced or substituted by a part complying with the requirements of Section 8(a).

(c) Pooling of Parts. Any Part removed from the Airframe or any Engine may be subjected by the Lessee or any Permitted Sublessee to a normal pooling arrangement on terms customary in the international airline industry entered into in the ordinary course of the Lessee’s business with other air carriers; provided, that the title to any Engine removed from the Aircraft shall remain vested in the Lessor at all times and such movement of engines shall not prejudice the rights of Lessor in the originally-installed engines or lead any third party to believe that the Engine is the property of any person other than the Lessor; provided, that the part replacing such removed Part shall be incorporated or installed in or attached to the Airframe or any Engine in accordance with Section 8(a) as promptly as possible (but in any event not later than the next scheduled heavy maintenance check) after the removal of such removed Part. In addition, any replacement Part when incorporated or installed in or attached to the Airframe or such Engine in accordance with Section 8(a) may be owned by another air carrier subject to such a normal pooling arrangement; provided, that the Lessee (or the Permitted Sublessee), at its own cost and expense, as soon as practicable and in any event not later than the next scheduled heavy maintenance check; either (i) causes title to such replacement part to vest in the Lessor in accordance with Section 8(a) by the Lessee acquiring title thereto for the benefit of the Lessor free and clear of all Liens (other than Permitted Liens) and subjecting the same to the Local Mortgage or (ii) replaces such replacement Part by incorporating or installing in or attaching to the Airframe or such Engine a further replacement part owned by the Lessee (or the Permitted Sublessee) free and clear of all Liens (other than Permitted Liens) and by causing title to such further replacement Part to vest in the Lessor in accordance with Section 8(a) and subjecting the same to the Local Mortgage.

(d) Alterations, Modifications and Additions. The Lessee, at its own cost and expense, will promptly make (or cause to be made) such alterations and modifications in and additions to the Airframe or any Engine as may be required from time to time to comply with the directives, service bulletins and modifications published (and of a mandatory nature) by the Manufacturer, the Engine Manufacturer, the EASA or the Aviation Authority, provided that the Lessee may in good faith diligently contest the validity or application of any such Airworthiness Directive, Service Bulletin or modification in any reasonable manner which does not materially adversely affect the Lessor or have any material risk of adversely affecting the Aircraft, the rights of the Lessor hereunder or the obligations of the Lessee hereunder. In addition, the Lessee (or any Permitted Sublessee), at its own cost and expense, may from time to time make such alterations and modifications in and additions to the Airframe or any Engine as the Lessee (or any Permitted Sublessee), including for the avoidance of doubt such alterations and modifications pursuant to Section 12(f) hereof, may deem desirable in the proper conduct of its business, including installation of additional buyer furnished equipment or removal of Parts that the Lessee (or any Permitted Sublessee) determines to be obsolete or no longer suitable or appropriate for use on the Airframe or any Engine; provided, however, that no such alteration, modification or addition shall materially diminish the value, utility, remaining useful life, performance or operational characteristics of the Airframe or any Engine, or impair the condition or airworthiness thereof, below the value, utility, remaining useful life, performance or operational characteristics, condition or airworthiness thereof immediately prior to such alteration, modification or addition (assuming the Airframe or such Engine were then of the value, utility, remaining useful life, performance or operational characteristics, condition or airworthiness required to be maintained by the terms of this Lease); provided, further, that the Lessee shall consult with the Lessor prior to undertaking any material alteration or modification to the Aircraft. Title to all Parts incorporated or installed in or attached or added to the Aircraft as the result of such alteration, modification or addition, shall immediately vest in the Lessor free and clear of all Liens (except Permitted Liens) and become subject to this Lease and the Local Mortgage, without the necessity for any further act of transfer, document or notice. Notwithstanding Section 8(a) and the foregoing provisions of this Section 8(d) and provided that no Event of Default shall have occurred and is continuing, the Lessor and Lessee agree that the Lessee (or any Permitted Sublessee) may (and, in connection with the return of the Aircraft, Lessor may request Lessee to), at any time during the Term, remove or suffer to be removed any Part (including buyer furnished equipment) that (i) is in addition to, and not in replacement of or substitution for, any Part originally incorporated or installed in or attached to the Airframe or such Engine at the time of Delivery thereof hereunder or any Part in replacement of or substitution for any such Part, (ii) is not required to be incorporated or installed in or attached or added to the Airframe or such Engine pursuant to the terms of Section 7 or this Section 8 or in order to maintain insurance required by Section 10 or (iii) can be removed from the Airframe or any Engine without causing damage to the Airframe or such Engine or diminishing or impairing in any material respect the value, utility, remaining useful life, performance or operational characteristics, condition or airworthiness that the Airframe or such Engine would have had at such time had such removal not occurred (assuming the Airframe or such Engine were then of the value, utility, remaining useful life, performance or operational characteristics, condition or airworthiness required to be maintained by the terms of this Lease). Upon the removal by the Lessee (or any Permitted Sublessee) of any Part as provided in and permitted by this Section 8(d), title thereto shall, without further act, vest in the Lessee (or any Permitted Sublessee), and such Part shall no longer be deemed part of the Airframe or any Engine from which it was removed. Notwithstanding the foregoing, any Part not removed by the Lessee (or any Permitted Sublessee) as above provided prior to the return of the Airframe or any Engine to the Lessor hereunder shall become the property of the Lessor at the time of such return and become subject to the Local Mortgage. Lessor will bear no liability whatsoever for the cost of alterations, modifications and additions whether in the event of grounding or suspensions of certification, or for any other cause.

(e) Nameplate and Other Markings. The Lessee shall affix and keep at all times, and ensure that the same shall not be painted over, a fireproof metal nameplate having dimensions of not less than five inches by four inches, in the cockpit of the Airframe adjacent to the airworthiness certificate therein and in a prominent position on each Engine bearing the inscription “THIS [AIRFRAME/ENGINE] IS OWNED BY WILMINGTON TRUST COMPANY, NOT IN ITS INDIVIDUAL CAPACITY BUT SOLELY IN ITS CAPACITY AS TRUSTEE OF THE MSN 6698 TRUST, AND LEASED TO LATAM AIRLINES GROUP S.A.” or such other inscription as the Lessor from time to time may reasonably request (such nameplate to be affixed within sixty (60) days after the Delivery Date). Except as provided above, the Lessee shall not allow the name or other indication of any other Person to be placed on the Airframe or any Engine, if such name or other indication could be interpreted as a claim of ownership or other interest therein; provided, that the Aircraft or any Engine may be marked with the customary name, colors or insignia of the Lessee (or any Permitted Sublessee) or any manufacturer(s) of the Airframes, Engines and Parts.

(f) Inflight Connectivity Systems.

(i) Lessee is permitted to install an inflight connectivity system (“Connectivity Modification”), at Lessee’s sole cost and expense, subject to the following terms and conditions:

(ii) the Connectivity Modification shall be completed, in its entirety, in accordance with the available Supplemental Type Certificates (“STC”) from Gogo and Lessee shall provide the preliminary workscope and technical document for installation of the Connectivity Modification to Lessor for its records, on or before completion of such Connectivity Modification. For the avoidance of doubt, Lessee is permitted to include changes to the preliminary workscope if they are required, and these changes shall be included in the final technical documents the Lessee will provide to Lessor;

(iii) following completion of the Connectivity Modification, the Lessee shall provide, to the Lessor (a) the final technical documents created or used in connection with the completion of the Connectivity Modification, (b) the STC for removal of the Connectivity Modification; (c) approvals for the installation and removal STC from the FAA and, when available, from EASA for the applicable aircraft type; and (d) a right to use letter provided by the STC owner to the Lessor;

(iv) the Lessor shall have the option, by giving written notice thereof to the Lessee not later than one hundred and twenty (120) days before the expiration of the Term, to have the Lessee remove the Connectivity Modification. If Lessor does not exercise this option, Lessee may decide to remove such Connectivity Modification by giving Lessor one hundred (100) days’ notice before the expiration of the Term. Any removal of the Connectivity Modification (at either Lessor’s or Lessee’s option) shall be (i) completed per the STC for removal; (ii) at Lessee’s sole cost and risk; and (iii) shall result in the Aircraft being returned to the configuration prior to installation of the Connectivity Modification, in accordance with the STC removal system instructions; and

(v) any reduced inspection interval associated with the installation, removal and operation of the system is acceptable to Lessor, provided any such repeat inspection interval in hours, cycles or days (as applicable) is no less than the C-check interval per the latest revision of the Manufacturer’s Maintenance Planning Document at the expiration of the Term.

(g) Cabin Modification. Lessee is permitted to perform a cabin retrofit to 18 PY and 206 Y with Spaceflex (“Cabin Retrofit”), and Lessor hereby approves the change of slide raft to wide slide as may be necessary; provided that Lessee obtains the required EASA and local approval to make such changes and the completed installation package after installation of such Cabin Retrofit. At Redelivery, Lessee shall provide additional FAA approval for the Cabin Retrofit, if still installed at that time.

(h) APU Contribution.                                                                            REDACTED*

(i) No Third-Party Beneficiaries. It is expressly agreed that the Lessee’s obligations with respect to maintenance under Sections 7 and 8 are solely for the benefit of the Lessor and that the Lessee shall have no liability to any other Person with respect thereto and the Lessee’s obligations under Sections 7 and 8 in shall terminate upon termination of this Lease in accordance with the terms hereof.

(j) No Authorization to Contract for the Lessor. Nothing contained in this Lease shall constitute any consent or request by the Lessor express or implied, for the performance of any labor or services or the furnishing of any materials or other property in respect of the Aircraft, any Engine or any Part thereof, nor as giving the Lessee any right, power or authority to contract for or permit the performance of any labor or services or the furnishing of any materials or other property, in such fashion as would permit the making of any claim against the Lessor in respect thereof or any claim that any Lien (other than Permitted Liens) based on the performance of such labor or services or the furnishing of any such materials or other property is prior to the interests of the Lessor or any other Person in the Aircraft, Engines or Parts thereof.

*	All text marked “*REDACTED” is Redacted Per Amended Standing Order Regarding Redactions Dated February 2, 2021.

(k) No Rights of Retention. The Lessee hereby waives any and all rights of retention which it may have or which at any time hereafter may be conferred upon it, by virtue of law or otherwise, related to any replacement of Parts, alterations, modifications or additions that the Lessee may make to the Airframe or any Engine. The Lessee hereby expressly releases the Lessor from any and all obligations, whether present or future, to indemnify or reimburse the Lessee for any of the aforementioned replacements, alterations, modifications, improvements or additions.

Section 9. Loss, Destruction, Requisition; Etc.

(a) Event of Loss with Respect to the Aircraft. Upon the occurrence of an Event of Loss with respect to the Aircraft, the Airframe or the Airframe and one or more Engines or engines then installed thereon, the Lessee shall promptly (and in any event within five (5) Business Days in the case of an event described in paragraphs (i) and (ii) of the definition of Event of Loss and within fifteen (15) days in any other case) give the Lessor written notice of such Event of Loss (or cause such notice to be given), which notice shall specify the actions the Lessee is taking (or causing to be taken) with respect to such Event of Loss. It is expressly agreed that if any Base Rent Payment Date occurs on or after such Event of Loss, the Lessee shall pay to the Lessor on such date the amount equal to the Base Rent which would have become due and payable on such date in accordance with the terms hereof had no Event of Loss so occurred. Following such an Event of Loss, the Term shall end on the earlier of (i) the date the Lessee or Lessor receives the Insurance Proceeds with respect to such Event of Loss and (ii) ninety (90) days after the occurrence of such Event of Loss, on which date the Lessee shall pay to the Lessor an amount equal to the Agreed Value (as defined in Schedule 3 (Certain Economic Terms) hereto) as of such date of termination and all accrued but unpaid PBH Rent and/or Base Rent to such date of termination. Upon full compliance by the Lessee with the terms of this paragraph (a) the Lessor will (subject to insurer’s salvage rights, if any) transfer to, or upon the order of, the Lessee on an “as-is, where- is” basis without recourse or warranty, all of the Lessor’s right, title and interest, if any, in and to the Aircraft by an appropriate instrument, and any manufacturer’s or repairer’s warranties relating thereto and will take such other action, at Lessee’s cost, as may be necessary to effect such transfer.

(b) Event of Loss with Respect to an Engine. Upon the occurrence of an Event of Loss with respect to an Engine under circumstances in which there has not occurred an Event of Loss with respect to the Airframe, the Lessee shall give the Lessor prompt written notice thereof (and in any event within fifteen (15) days after such occurrence) and shall, promptly and in any event within sixty (60) days after the occurrence of such Event of Loss, duly convey or cause to be conveyed to the Lessor and duly subject to the Local Mortgage, as replacement for the Engine with respect to which such Event of Loss occurred, title to a Replacement Engine (provided that all engines installed on the Airframe shall be of the same manufacturer and the same or improved model), free and clear of all Liens (other than Permitted Liens) and having a value at least equal to, and utility and remaining useful life at least equal to, or, if applicable comparable to and being in as good operating condition and state of maintenance as, the Engine with respect to which such Event of Loss occurred, assuming such Engine was of the value, utility and remaining useful life and in the condition and repair as required by the terms hereof immediately prior to the occurrence of such Event of Loss. Prior to or at the time of any such conveyance, the Lessee, at its own expense, will (i) furnish or cause to be furnished to the Lessor a bill of sale (with full warranty of title) duly conveying to Lessor all right, title and interest in and to such Replacement Engine, in form and substance reasonably satisfactory to the Lessor with respect to such Replacement Engine, (ii) cause a supplement hereto, in form and substance reasonably satisfactory to the Lessor, subjecting such Replacement Engine to this Lease to be duly executed by the Lessee and, to the extent necessary, recorded pursuant to the Applicable Laws of the Government of Registry, (iii) furnish the Lessor with such evidence of compliance with the insurance provisions of Section 10 with respect to such Replacement Engine as any of them may reasonably request and such other certifications and opinions of counsel as the Lessor may reasonably request, (iv) furnish the Lessor with a certificate of the aircraft engineer (who may be an employee of the Lessee), at Lessee’s expense, reasonably satisfactory to the Lessor certifying as to the value, utility, remaining useful life and operating condition and state of maintenance of such Replacement Engine, (v) cause amendments to the Local Mortgage, in form and substance reasonably satisfactory to the Lessor subjecting such Replacement Engine to the Local Mortgage to be duly executed by the Lessor and, to the extent necessary, recorded pursuant to the Applicable Laws of the Government of Registry, (vi) furnish a legal opinion of counsel reasonably acceptable to the Lessor regarding the perfection of the Existing Lien and the Lien of the Local Mortgage with respect to such Replacement Engine and also to the effect that such fully warranty (as to title) bill of sale referred to in subclause (i) above constitutes an effective instrument for the conveyance of title to the Replacement Engine and, to the extent requested by the Lessor, an opinion of aviation law counsel addressed to the Lessor with respect to any registrations made under the Cape Town Convention, each in form and substance reasonably acceptable to the Security Trustee, (vii) affix a nameplate on such Replacement Engine in accordance with Section 8(e), and (viii) cause an Engine Warranty Agreement, in form and substance reasonably satisfactory to the Lessor in respect of such Replacement Engine to be duly executed by the Lessor. Upon full compliance by the Lessee with the terms of this Section 9(b) the Lessor will (so long as no Event of Default or any Default relating to payments or Insolvency of the Lessee shall have occurred and be continuing and subject to insurer’s salvage rights, if any) transfer, or cause to be transferred, to or upon the order of, the Lessee on an “as-is, where-is” basis without recourse or warranty, all of the Lessor’s right, title and interest, if any, in and to each replaced Engine with respect to which such Event of Loss occurred by an appropriate instrument, signed by the Lessor, releasing such Engine from any manufacturer’s or repairer’s warranties relating thereto and will take such other action as may be necessary to effect such transfer. For all purposes hereof, each such Replacement Engine shall, after such conveyance, be deemed part of the property leased hereunder and shall be deemed an “Engine” as defined herein. No Event of Loss with respect to an Engine under the circumstances contemplated by the terms of this Section 9(b) shall result in any reduction of Rent.

(c) Application of Payments from Governmental Authorities or Others. Any payments (other than Insurance Proceeds from policies carried (or caused to be carried) by the Lessee the application of which is provided for in Section 10 and other than proceeds of insurance policies carried by the Lessor) received at any time by the Lessor or the Lessee from any Government Body or other Person with respect to an Event of Loss of the Aircraft or any Engine shall be paid over to the Lessor.

(d) Requisition for Use of the Airframe. In the event of the requisition for use or hire by a Government Body not constituting an Event of Loss of the Airframe or the Airframe and the Engines or engines installed on the Airframe, the Lessee shall promptly notify the Lessor of such requisition, and all of the Lessee’s obligations under this Lease shall continue to the extent such obligations are not restricted or curtailed by such requisition and to the same extent as if such requisition had not occurred (but the Lessee’s obligations to pay Rent and its obligations under Section 10 shall not be reduced or excused by such requisition). All payments received by the Lessor or the Lessee for the use of the Airframe and Engines or engines at any time shall be paid over to and retained by the Lessee; provided that, if an Event of Default has occurred and is continuing, in such event such payments shall be paid over to the Lessor and applied to the obligations of the Lessee hereunder. The Lessee shall as soon as practicable after the end of any requisition for use or hire, and whether that requisition shall end during or after the expiry or termination of the Term, cause the Aircraft to be put into the condition required by this Lease.

(e) Requisition for Use of an Engine Not Installed on the Airframe. If an Engine not then installed on the Airframe is requisitioned for use or hire by a Government Body, the Lessee shall replace such Engine or cause it to be replaced by complying with the terms of Section 9(b) hereof to the same extent as if an Event of Loss had occurred with respect to such Engine, and (upon compliance by the Lessee as aforesaid) any payments received by the Lessor or the Lessee with respect to such requisition shall, subject to Section 9(f), be paid over to and retained by the Lessee; provided that, if an Event of Default or any Default relating to payments or Insolvency of the Lessee has occurred and is continuing, in such event such payments shall be paid over to the Lessor.

(f) Payments to the Lessee. Any amount referred to in this Section 9 which is payable or creditable to the Lessee shall not be paid or credited to the Lessee or, if it has been previously paid to the Lessee, shall not be retained by the Lessee, if at the time of such payment or credit a Default or an Event of Default shall have occurred and be continuing, but shall be paid to and held by the Lessor as security for the obligations of the Lessee under this Lease and at such time as there shall not be continuing any Default or Event of Default such amount, if then remaining, shall be paid to the Lessee.

Section 10. Insurance.

(a) The Lessee shall, at its own expense, effect and maintain in full force (or cause to be effected and maintained in full force) during the Term insurances in respect of the Aircraft in form and substance satisfactory to the Lessor in accordance with this Section 10 (such insurances including any Reinsurances under Section 10(h) the “Insurances”). Unless otherwise stated in this Section 10, the Insurances shall be effected through such brokers and with such insurers with insurance companies of recognized responsibility and standing in the international aviation insurance industry through internationally recognized aviation insurance brokers which insurance companies and insurance brokers shall be reasonably acceptable to the Lessor, and subject to such deductibles and subject to such exclusions, as may (in each case) be approved by the Lessor (such approval not to be unreasonably withheld or delayed).

(b) Aviation Third Party Legal Liability Insurance. On or before the Delivery Date, throughout the Term and for a period of (i) two (2) years or (ii) until the next major aircraft check (whichever is earlier) following the later of (x) the final Base Rent Payment Date and (y) the date the Aircraft is returned to the Lessor, the Lessee will carry or cause to be carried at its own expense, airline liability insurance in respect of the Aircraft, including war and allied perils, hi-jacking and other similar risks that are excluded from the standard liability coverage to the extent that such insurance is (A) maintained by the Lessee with respect to other aircraft owned or leased, and operated by the Lessee or (B) customarily obtained by air carriers with comparable route structures flying similar aircraft or (C) generally required by financiers and lessors of similar aircraft being operated by air carriers with comparable route structures, in amounts customary for similar aircraft in the Lessee’s fleet (but not less             REDACTED*             , per aircraft and subject to customary sub-limits for non-aviation coverage) and on terms substantially similar to insurance carried by the Lessee on similar aircraft in its fleet and of the type usually carried by corporations engaged in the same or a similar business, similarly situated with the Lessee, and owning and operating similar aircraft and engines, and which covers risks of a kind customarily insured against by such corporations which shall include general third party legal liability (including war and allied perils), passenger liability, products liability, and property damage liability (including cargo, baggage and mail liability). Any liability insurance carried in accordance with this paragraph (b) and any policies taken out in substitution or replacement for any of such policies (i) shall be endorsed to name the Lessor and the Lessee (collectively the “Contract Parties”) and the Lessor Parent, WTC, any lease servicer and any financing party and each of their respective successors, assigns, officers, directors, affiliates, shareholders, members, agents, employees and servants as additional insureds (together with the Contract Parties, the “Additional Insureds”), (ii) shall provide that in respect of the interests of the Lessor or any other Additional Insured in such policies the insurance shall not be invalidated by any act or omission (including misrepresentation and non- disclosure) of the Lessee or any other Person which results in a breach of any term, condition or warranty of such policies (provided that the Additional Insured so protected has not directly caused, contributed to or knowingly condoned the said act or omission), (iii) shall provide that (x) there shall be no recourse against the Lessor or any other Additional Insured for the payment of premiums under such policies and that the insurers shall waive any right of subrogation against the Additional Insureds and (y) the insurers shall not exercise any right of subrogation against any other Person without the consent of the Lessor (such consent not to be unreasonably withheld or delayed), (iv) shall provide that, if such insurance is canceled for any reason whatsoever, or if any material change is made in such insurance that adversely affects the interest of the Lessor or any other Additional Insured, such cancellation or change shall not be effective as to the Lessor or any other Additional Insured for thirty (30) days (seven (7) days, or such other period as is then customarily obtainable in the industry, in the case of any war risk and allied perils coverage) after the giving of written notice from such insurers to the Lessee’s appointed broker, (v) with respect to any aviation liability war risk coverages, shall conform to AVN52E or similar provisions or, if the Aircraft is registered in Brazil, such coverage will be provided by the Government of Brazil as described below, (vi) shall be primary without right of contribution from any other insurance that is carried by any other Person to the extent that such other insurance provides it with contingent or excess liability insurance with respect to its interest as such in the Aircraft, (vii) shall expressly provide that all of the provisions thereof, except the limits of liability, shall operate in the same manner as if there were a separate policy covering each insured, (viii) shall waive any right of the insurers to any setoff, counterclaim or other deduction, whether by attachment or otherwise, in respect of any liability of the Lessee, the Lessor or any other Additional Insured to the extent of any moneys due from such parties (except in respect of outstanding premium in respect of the Aircraft), (ix) shall provide cover denominated in Dollars and (x) shall provide for worldwide coverage and it is noted and agreed that the insurers may give notice effective on the expiry of seven (7) days (subject to exceptions uniformly provided in war risk and related perils policies then available on commercially reasonable terms) from midnight G.M.T. on the day on which such notice is issued to review the geographical limit. The Lessee hereby covenants to cause its appointed insurance broker and the appointed reinsurance broker to give immediate notice of such cancellation or change by e-mail to the Lessor and request such broker or brokers also to give such notice to each of the Additional Insured identified to the Lessee by the Lessor. If the Aircraft is registered in Brazil, the War and Allied Perils legal liability insurance (AVN52E) and all other Aviation War Risk Liability amounts can be provided by the Government of Brazil pursuant to Brazilian Law Nº. 10.744 dated October 9, 2003.

*	All text marked “*REDACTED” is Redacted Per Amended Standing Order Regarding Redactions Dated February 2, 2021.

(c) Aircraft Hull Insurance. On or prior to the Delivery Date and throughout the Term (and, in the case of the termination of this Lease pursuant to Section 15 hereof and except to the extent otherwise provide in Section 10(a) or Section 10(b), at all times following such termination until the sale or disposition of the Aircraft) the Lessee shall maintain or cause to be maintained in full force and effect, at its own expense and on terms substantially similar to insurance carried by the Lessee on similar aircraft in its fleet, all-risk aircraft hull insurance covering the Aircraft, while flying and on the ground, including coverage of the Engines and Parts while temporarily removed from or not installed on the Aircraft and not replaced with similar components (with flight, taxiing and ingestion coverages), against loss or damage, of the type (but not necessarily the amount) usually insured against by corporations engaged in the same or a similar business, similarly situated with the Lessee, and owning or operating similar aircraft and engines on an agreed-value basis in an amount not less than the Agreed Value (with respect to the initial insurance coverage to be effective on such date) or the applicable Base Rent Payment Date immediately preceding the commencement of any year or other period in respect of which the relevant policy is to be in force whether by renewal or otherwise from time to time, and all-risk insurance with respect to each Engine and Part while removed from the Aircraft, and, as to each Engine or Part not installed on the Airframe, not less than the fair market value of such Engine or Part, at the commencement of such year or other period.

The Lessee shall maintain in full force and effect war-risk and related perils hull insurance (including the risks of hijacking and confiscation by any government) in respect of the Aircraft on an agreed value basis in conformity with LSW555D throughout each policy year, for not less than the amounts set forth in the preceding paragraph covering the perils that are (A) insured by the Lessee with respect to other aircraft owned or leased, and operated by the Lessee and (B) customarily insured by air carriers with comparable route structures flying similar aircraft to insure and (C) generally required to be insured by financiers and lessors of similar aircraft being operated by air carriers with comparable route structures.

All policies and subsequent policies taken out in accordance with this Section 10(c) will be issued by insurance companies of recognized standing in the international aviation insurance industry through internationally recognized aviation insurance brokers, which insurance companies, insurance brokers and the policy terms shall be reasonably acceptable to the Lessor. In addition, all such policies and subsequent policies:

(i) shall be on an agreed value basis without the insurer’s right to replace;

(ii) shall name the Lessor (or, if requested by Lessor, any security trustee) as sole contract party and sole loss payee (or an equivalent designation under AVN67B) in respect of hull claims that become payable on the basis of a total loss and provide that payment in respect of any total loss claim shall be made to or to the order of the Lessor (or the equivalent under AVN67B) and in respect of all other hull claims the loss will be settled with such party(ies) as may be necessary to repair the Airframe or any Engine;

(iii) shall provide that in respect of the interests of each Additional Insured in such policies the insurance shall not be invalidated by any act or omission (including misrepresentation and non-disclosure) of the Lessee or any other Person which results in a breach of any term, condition or warranty of such policies (provided that such Additional Insured has not directly caused, contributed to or knowingly condoned the said act or omission);

(iv) shall provide that there shall be no recourse against the Lessor or any Additional Insured for the payment of premiums under such policies (but reserve the right to pay the same should any of them elect to do so);

(v) shall provide that, if such insurance is canceled for any reason whatsoever, or if any material change is made in such insurance which adversely affects the interests of any Additional Insured, such cancellation or change shall not be effective as to Additional Insureds for thirty (30) days (or seven (7) days, or such other period as is then customarily obtainable in the industry, in the case of any war risk and allied perils coverage) after the giving of written notice from such insurers to the Contract Parties;

(vi) provide cover denominated in Dollars; and

(vii) shall be on terms customarily found in the international aviation insurance market.

The hull policy for the Aircraft:

(A) shall waive any right of the insurers to any setoff, counterclaim or other deduction, whether by attachment or otherwise, in respect of any liability of the Additional Insureds or any other Person to the extent of any moneys due from such parties (except in respect of outstanding premium in respect of the Aircraft);

(B) if separate hull “all risks” and “war risks” insurances are arranged, each shall contain a 50/50 claims funding clause acceptable to the Lessor and in accordance with market practice in the event of a dispute as to which policy in respect of the hull insurances set forth in this Section 10(c) shall pay in the event of a loss,

(C) shall provide for worldwide coverage and it is noted and agreed that the insurers may give notice effective on the expiry of seven (7) days (subject to exceptions uniformly provided in war risk policies then available on commercially reasonable terms) from midnight G.M.T. on the day on which such notice is issued to review the geographical limit, and

(D) shall have deductibles (not applicable in the case of

REDACTED*

in respect of “spares risks” and (y) the lowest deductible which is then customary in the international aviation insurance market in respect of Airbus A321-200 aircraft, and in any event such deductible shall not be greater than those which other international airlines of comparable standing (in the reasonable judgment of the Lessor’s independent insurance advisor) to the Lessee operating comparable aircraft are able to obtain in such market. “Fleet Aggregate” deductibles and sub-limits of liability which are not approved in writing by the Lessor shall not be applicable in respect of the insurances required hereunder.

(E) shall provide that in respect of the Engines, the minimum permitted agreed value amount of the “Hull War and Allied Perils” shall increase to include the value of any engine attached to the Airframe which is not an Engine.

Notwithstanding any provision in this Section 10(c), any amount referred to in this Section 10(c) which is payable to the Lessee shall not be paid to the Lessee or, if it has been previously paid directly to the Lessee shall not be retained by the Lessee if at the time of such payment a Default or an Event of Default shall have occurred and be continuing, but shall be paid to and held by the Lessor as security for the obligations of the Lessee under this Lease and, during the continuance of such Default or Event of Default, shall be applied to the satisfaction of the then due and payable obligations of the Lessee under this Lease, and, at such time as there shall not be continuing any such Default or Event of Default, the remainder of such amount shall be paid to the Lessee.

(d) Default. If the Lessee shall default in effecting or maintaining any insurance or provision thereof required hereunder or if any insurance shall for any reason become void the Lessee shall provide immediate written notice of such to the Lessor and provide the Lessor with full details of any steps the Lessee is taking, or proposes to take, in order to remedy such non- compliance, and the Lessor or any other Contract Party may (but without any obligation to do so and without prejudice to the Lessor’s other rights and remedies hereunder) procure and maintain new insurance satisfactory to it or pay the premia or other amounts due or otherwise effect and keep up insurance at the sole cost of the Lessee, and the Lessee will forthwith and immediately upon demand repay to any such Person all premiums and other moneys from time to time paid by such Person in respect of such insurance, together with interest thereon at the Past Due Rate for the period from and including the date of such payment by such party to but excluding the date on which the same is paid in full by the Lessee. At any time while such default shall be continuing, the Lessee shall immediately ground the Aircraft and shall keep or procure that the Aircraft be kept grounded until such time as the Insurances shall again be in full force and effect and the Lessor shall be entitled to require the Aircraft to remain at any airport or proceed to and remain at any airport designated by the Lessor.

(e) Certificates. On or before the Delivery Date and promptly after the issuance or modification or renewal thereof (but in any event prior to the expiration of any insurance then to be renewed) in form substantially similar to those given prior to or on the Delivery Date, the Lessee, at its own cost and expense, will furnish to the Lessor (i) a certificate of its insurance and reinsurance broker addressed to the Lessor (or as notified to the Lessee by the Lessor) describing in reasonable detail the Insurances and Reinsurances then carried and maintained on the Aircraft via e-mail, (A) containing an endorsement of the Insurances and Reinsurances required hereunder, (B) certifying the date and time of commencement and expiry of each insurance policy, and (C) specifying the deductible amounts and levels of co-insurance, if any, for each type of loss and (ii) a letter of undertaking from the Lessee’s insurance and reinsurance brokers with regard to the Insurances and Reinsurances required hereunder, which letters shall include the undertaking described in the penultimate sentence of Section 10(b).

*	All text marked “*REDACTED” is Redacted Per Amended Standing Order Regarding Redactions Dated February 2, 2021.

(f) Notice of Variations. If any adverse material variation is made to the terms of any of the Insurances or Reinsurances, the Lessee shall forthwith give notice to the Lessor of such variation and shall provide such further details in relation thereto as any of them may reasonably require.

(g) Premiums. The Lessee shall pay or cause to be paid the premiums and other charges (or installments thereof) as required by the terms of such policies. In the case of renewals of such policies, the Lessee shall cause to be produced to the Lessor and the Lessor evidence of such renewal as soon as practicable and in any event within seven (7) days after the date of renewal and shall give each of them notice of such intended renewal no later than the day before such date and the Lessee shall pay the renewal and other premiums (and installments thereof) as required by the terms of such policies.

(h) Reinsurance. Notwithstanding Section 10(a), the Lessee shall procure that in respect of the Insurances maintained by the Lessee in accordance with the provisions in this Section 10 which are not placed directly into the Lloyd’s of London or other internationally recognized aviation insurance markets such Insurances shall be reinsured in Lloyd’s of London or other internationally recognized aviation insurance markets with reinsurers of international standing and repute who normally participate in aircraft insurance programs, the insurers shall maintain reinsurance in all respects reasonably satisfactory to the Lessor covering identical subject matter, terms and risk for an amount equal to not less than 75% of the coverage amount (or such higher percentage as Lessee shall from time to time generally have agreed in leasing or financing agreements relating to other aircraft of the same or comparable model within Lessee’s fleet) on terms reasonably acceptable to the Lessor (the “Reinsurances”). Any Reinsurances shall contain a “cut-through” clause in the form generally used from time to time in the London reinsurance market providing that, in the event of any claim arising under the Reinsurances, the reinsurers thereunder shall, in lieu of payment to the original insurer or its successors in interest and assigns, pay to or to the order of the Contract Parties as loss payees that portion of any loss due for which the reinsurers thereunder would but for this cut-through clause be liable to pay the original insurer or its successors in interest and assigns, it being understood and agreed (and Lessee agreeing to obtain the agreement of its original insurers for the benefit of the Additional Insureds and the reinsurers) that any such payment by the reinsurers thereunder shall fully discharge and release the original insurers from any and all further liability in connection therewith.

(i) Location. Except as otherwise expressly permitted herein, the Lessee shall not at any time do or suffer to be done to the Aircraft, any Engine or any Part thereof or the premises on which the same may be located, or bring or keep, or permit to be brought or kept, anything therein or thereon or operate the Aircraft, any Engine or any Part thereof or take the same to or keep the same in, or permit the same to be taken to or kept in, a place where or whereby any insurance required hereunder may be rendered void or voidable or no longer in force or coverage thereunder shall be limited, without first arranging at its own expense such additional Insurance coverage as shall be necessary to avoid such result, such additional insurance to be in form and substance satisfactory to the Lessor. The Lessee will pay or cause to be paid all additional insurance premiums required on account of the additional risk caused by the use to which the Aircraft is put as aforesaid.

(j) Certain Undertakings in Respect of the Insurances.

(i) The Lessee shall:

(A) not make or permit to be made any modification to the Insurances required hereunder which is materially adverse to the interest of any Contract Party, including any Additional Insured;

(B) not do, or omit to do, or permit to be done, or left undone anything whereby any required Insurance would or might reasonably be expected to be rendered, in whole or in part, invalid or unenforceable and, without prejudice to the foregoing, not use or keep or permit the Aircraft or any Part thereof, to be used or kept for any purpose, in any manner or in any place not covered by required Insurances and Reinsurances (except as otherwise expressly permitted herein); and

(C) not discriminate against the Aircraft relative to other aircraft of the same or comparable model within the Lessee’s fleet as to the coverage of the Insurances and Reinsurances required under this Section 10.

(ii) The Lessee shall, as soon as practicable, following receipt of any notice of cancellation of the war risks and related perils insurance due to armed hostilities in the area where the Aircraft may then be located or scheduled to operate, remove the Aircraft or cause the Aircraft to be removed to Chile, Brazil or the United States (or such other location at which the Aircraft shall remain covered by war risks and related perils insurance) and shall cause the Aircraft to remain in such location until such Insurance is reinstated and compliance herewith shall cure any Event of Default under Section 14(c); provided, however, that the Lessee need not comply with the provisions of this subclause (ii) if to do so would cause the Lessee to breach any other obligation contained herein.

(iii) The Lessee shall be responsible for any applicable deductibles or costs of any Insurances.

(k) Reimbursement. The Lessee shall promptly reimburse the Lessor on demand for the amount of any premiums or premium installments which such party may pay pursuant to this Section 10 together with interest thereon, for the period from and including the date of such payment by such party to but excluding the date on which the same is paid in full by the Lessee at the Past Due Rate.

(l) Change in Industry Practice. In the event that there is a material change in the generally accepted industry-wide practice with regard to the insurance of aircraft (whether relating to all or any of the types of Insurances required to be effected under the foregoing provisions of this Section 10) such that the Insurances required pursuant to the provisions of this Section 10 are insufficient to protect the interests of the Lessor or any of the other Additional Insureds hereunder in accordance with such generally accepted industry practice, the insurance requirements set forth in this Section 10 shall be varied at the request of the Lessor so as to include such additional or varied requirements as may be reasonably necessary to ensure that the Insurances and Reinsurances as so varied shall provide comparable protection to that of the generally accepted industry-wide practice.

(m) Compliance with Legal Requirements. In addition to the foregoing provisions of this Section 10, throughout the Term the Lessee shall comply with all legal requirements as to the insurance of the Aircraft or Engines which may from time to time be imposed by the Applicable Laws of the jurisdiction in which the Aircraft is registered or of any jurisdiction to or from or over which the Aircraft or Engine shall be flown or in which the same shall be located or which the Lessee may be subject.

(n) Additional Insurance. The Lessee shall have the right to carry insurance in excess of the amounts required hereunder and additional and separate insurance for its own benefit at its own expense; provided that, no such insurance shall prejudice the effectiveness in any way (whether or not material) of any Insurances required to be maintained pursuant to this Section 10 or the recovery of any proceeds thereunder, or shall impair in any way (whether or not material) the rights of the Lessor or any other Additional Insured under this Lease. Proceeds of such insurance shall be payable directly to the Lessee.

(o) Additional Terms of Insurance. The Lessee agrees to ensure that the insurance policies in respect of all Insurances referred to in Section 10(b) and (c) above shall at all times be underwritten in full and in the case of liability insurance under Section 10(b) contain a statement that such Insurances are primary without right of contribution from any other liability insurance which is carried by the Lessor.

(p) Self Insurance. Except for the deductibles permitted by Section 10(b) hereof, standard market deductibles in relation to third-party liability insurance solely with respect to baggage or cargo or any self-insurance permitted or required pursuant to Section 10(k) hereof, the Lessee shall not be permitted (and shall not permit any Permitted Sublessee) to self-insure against any of the risks required to be covered by the insurance described in this Section 10.

(q) AVN67B. Notwithstanding the provisions of this Lease, for so long as Airline Finance/Lease Contract Endorsement AVN67B is in effect and it remains the general aviation insurance market practice to insure equipment financed or leased on the basis of such endorsement, the Lessee may maintain insurances in respect of the Aircraft for the purposes of this Lease which incorporate the terms and conditions of AVN67B. To the extent any provision of AVN67B conflicts or is otherwise inconsistent with the requirements of this Lease, then such AVN67B endorsement will be deemed to satisfy the relevant requirements of this Lease. An insurance certificate in the form of AVN67B will be deemed to satisfy the requirements of this Lease.

Section 11. Absolute Obligations. This Lease is a net lease, and, except as may otherwise be expressly provided herein, it is intended that the Lessee shall pay or cause to be paid all costs, charges, fees, assessments, expenses, withholdings and Taxes of every character whether foreseen or unforeseen, ordinary or extraordinary, incurred in connection with or arising out of the import, use, operation, maintenance, repair, modification, alteration, replacement, leasing, subleasing and sale of the Aircraft and any other amounts hereunder during the Term. The Lessee’s obligation to pay all Rent and to perform all other obligations hereunder is absolute and unconditional and, except as may otherwise be expressly provided herein, shall not be affected or reduced by any circumstances or for any reason, including (i) any setoff, counterclaim, recoupment, defense or other right which the Lessee may have against the Owner, the Lessor, any Financier, the Manufacturer, the Engine Manufacturer or any Person providing services with respect to the Aircraft, or any other Person, for any reason whatsoever (whether in connection with the transactions contemplated hereby or otherwise), including any breach by the Lessor of its warranties contained herein; (ii) any defect in the title, airworthiness, eligibility of registration under any Applicable Law, condition, design, operation, or fitness for use of, or any damage to or loss or destruction of, the Aircraft or any portion thereof (subject to the provisions of Section 9 hereof), any interruption or cessation in the use of or possession thereof by or availability to the Lessee for any reason whatsoever, whether arising out of or related to an act or omission of the Owner, the Lessor, any Financier, the Manufacturer, the Engine Manufacturer or any other Person; (iii) any Lien with respect to the Aircraft or any portion thereof; (iv) the invalidity or unenforceability or lack of due authorization or other infirmity of this Lease; (v) any Taxes; (vi) any change, waiver, extension, indulgence or liability or other act or omission in respect of any liability or obligation of the Owner, Lessor or any Financier; (vii) any bankruptcy, Insolvency, reorganization, composition, adjustment, dissolution, Liquidation Proceeding or other like proceeding relating to the Lessee, the Owner, the Lessor or any Financier or any disaffirmance, rejection or other action taken with respect to this Lease by the Owner, the Lessor, Financier or any other Person, or by any court, in any such proceeding; (viii) the Lessee at any time having immunity from suit, prejudgment attachment, attachment in aid of execution or execution on the grounds of sovereignty or otherwise, which immunity, if any, the Lessee hereby expressly waives; (ix) any restrictions applicable to the Lessee on the transfer or conversion of currency; or (x) any other circumstances or happening of any nature whatsoever, whether or not similar to any of the foregoing; it being the express intention of the Lessor and the Lessee that all Rent payable hereunder shall be payable in all events, unless the obligation to pay the same shall be terminated pursuant to the express provisions of this Lease.

This Lease shall not, except as expressly set forth herein, be cancelable by the Lessee and, except as expressly set forth elsewhere in this Lease, the Lessee hereby waives any and all rights which it may now have or which at any time hereafter may be conferred upon it, by statute or otherwise, to terminate, abate, cancel, quit, reduce, defer, suspend or surrender this Lease or the Aircraft or any obligation imposed upon the Lessee hereunder (including, without limitation, payment of Rent), except in accordance with the terms hereof and thereof.

If for any reason whatsoever this Lease shall be terminated in whole or in part by operation of Applicable Law, except as specifically provided herein, the Lessee, if and to the extent that the Lessee retains the use and possession of the Aircraft, nonetheless agrees to pay to the Lessor an amount equal to the Agreed Value.

Nothing contained in this Lease shall be construed as a waiver of the Lessee’s right to seek any claim against the Lessor in a separate proceeding.

Section 12. General Indemnities.

(a) General Indemnities. Subject to the exclusions set out in Section 12(b) below, the Lessee shall immediately upon demand, defend, indemnify and hold harmless each of the Indemnitees against any and all Losses (which an Indemnitee may suffer or incur, whether directly or indirectly (and regardless of when the same are suffered or incurred) as a result of or in connection with:

(i) the ownership (but only to the extent relating to or attributable to or arising as a result of the possession, use, operation or maintenance of the Aircraft by the Lessee or any Permitted Sublessee), service, maintenance, repair, overhaul, delivery, possession, transfer of title or possession, import, export, storage, modification, leasing, inspection, refurbishment, transportation, storing, testing, design, sub leasing, positioning, interchange, replacement, condition, environmental damage, use, operation, registration or redelivery of the Aircraft, any Engine, any Part and/or which otherwise relate to the Aircraft whether or not such Losses may be attributable to any defect in the Aircraft, any Engine or any Part or to its design, testing or use or otherwise, and regardless of when the same arises or whether it arises out of or is attributable to any act or omission, negligent or otherwise, of any Indemnitee;

(ii) any act or omission which invalidates or which renders voidable any of the Insurances;

(iii) preventing or attempting to prevent the arrest, confiscation, seizure, taking in execution, impounding, forfeiture or detention of the Aircraft, or in securing its release; or

(iv) any design, article or material in the Aircraft, any Engine or any Part or its operation or use constituting an infringement of patent, copyright, trademark, design or other proprietary right.

(b) Indemnity Exclusions. The Lessee will not be required to indemnify any Indemnitee under Section 12(b) to the extent the Loss for which the indemnity claim is made:

(i) is caused by such Indemnitee’s fraud, wilful misconduct or Gross Negligence;

(ii) is caused by a breach or default by Lessor of its express obligations under this Lease which does not result from any act or omission of any person other than such Indemnitee;

(iii) is caused by any express representation or warranty given by the Lessor or other Indemnitee under this Lease or in connection with the transactions contemplated hereby not being true and correct at the date when, or when deemed to have been, given or made which does not result from any act or omission of any person other than the Lessor or such Indemnitee;

(iv) arises solely as a result of an event or occurrence occurring after the Lease Expiry Date and redelivery of the Aircraft to the Lessor in accordance with this Lease and is not attributable to any act, omission, event or circumstance occurring prior to such redelivery;

(v) is attributable to any event which occurs prior to Delivery;

(vi) is covered pursuant to another indemnity provision of this Lease and payment to the Lessor or Indemnitees under such other indemnity has actually been received by it;

(vii) is an ordinary and usual overhead expense of such Indemnitee (but excluding any such Losses which are suffered or incurred as a result of the occurrence of an Event of Default or when an Event of Default is continuing);

(viii) is in respect of any decline in the residual value of the Aircraft at the end of the Term, without prejudice to the Lessee’s obligations under this Lease (including without limitation, Section 11 of this Lease);

(ix) arises solely as a result of events or circumstances occurring during any period during which the Lessee does not have possession of the Aircraft as a result of a breach by the Lessor of its obligations pursuant to Section 17 of this Lease;

(x) arises as a result of any voluntary sale, assignment, transfer or other disposition by such Indemnitee of the Aircraft or any interest therein unless such sale, assignment, transfer or other disposition occurs following and as a result of an Event of Default which is continuing or relates to the replacement of any Engine or Part as contemplated by this Lease;

(xi) is expressly agreed to be borne by the Lessor pursuant to the terms of this Lease; or

(xii) arises as a result of any Lessor Lien or is a Tax.

(c) Withholdings.

(i) The Lessee will not deduct any amount from any of its payments under this Lease, for or on account of any Taxes, unless the Lessee is obliged to do so under any Applicable Law.

(ii) If the Lessee legally has to make a deduction as described in Section 12(c)(i) above, the Lessee must:

(A) deduct the minimum amount necessary to comply with its legal obligations;

(B) pay the Tax to the relevant authority in accordance with all Applicable Law;

(C) pay to the Lessor an additional amount so that the Lessor receives a net amount on the relevant payment date, that is equal to the amount that it would have received if the deduction had not been made; and

(D) obtain a receipt or, if not legally possible, provide other evidence for the payment of such Tax from the relevant authority and give it to the Lessor.

(d) Payment of Taxes. Subject to the provisions of Section 13 of this Lease, the Lessee shall promptly pay all Taxes imposed on the Lessee by any Government Body with respect to the Aircraft, including without limitation with respect to the ownership, delivery, leasing, sub-leasing, possession, use, operation, importation, exportation, redelivery, sale or other disposition of the Aircraft.

Section 13. Tax Indemnity

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Section 16. Further Assurances. The Lessee and the Lessor shall from time to time, at the cost and expense of the Lessee, do and perform such other and further acts and duly execute and deliver such further documents and assurances as may be required by Applicable Laws or as reasonably requested by the one party to establish, maintain and protect the respective rights and remedies of the other party and to carry out and effect the intent and purpose of this Lease including, if requested by the Lessor and at the expense of the Lessee, the execution and delivery of supplements hereto, in recordable form, subjecting to this Lease, any replacement or substitute engine and the recording or filing of counterparts hereto or thereto, in accordance with Applicable Laws as the Lessor may from time to time reasonably deem necessary after prior consultation with the Lessee. The Lessee shall be solely responsible for obtaining all required consents and approvals of, giving all required notices to, performing all required registrations and filings for recordation with, and taking all other necessary actions in Chile, Brazil, the Government of Registry or the United States, including any governmental or political agency, subdivision or instrumentality thereof. Without limiting the foregoing, the Lessee shall cause this Lease, and any and all additional instruments which shall be executed pursuant to the terms hereof, to be kept, filed, deposited or recorded, at all times, in such places in Chile, Brazil, the Government of Registry, the jurisdiction where Liens are perfected against the Lessor (if different), and such other jurisdictions in which the Aircraft is based as the Lessor may reasonably request in order to perfect and preserve the rights of the Lessor hereunder, and furnish to the Lessor an opinion or opinions of counsel or other evidence satisfactory to the Lessor of each such filing, deposit or recordation and, without limitation of any of the foregoing, at the request of the Lessor, promptly correct any defect, error or omission which may at any time hereafter be discovered in the contents of this Lease or in the execution, acknowledgment or delivery hereof and, at the request and cost of the Lessee, the Lessor shall promptly correct any defect, error or omission which may at any time be discovered in the contents of this Lease or in the execution, acknowledgment or delivery hereof. Without limiting any of the foregoing, the Lessee will cooperate fully with the Lessor for obtaining the deregistration of the Aircraft and any required export licenses, when requested by the Lessor upon any return of the Aircraft required hereunder.

Section 17. Quiet Enjoyment. Notwithstanding anything contained herein to the contrary, the Lessor agrees and covenants that, unless an Event of Default shall have occurred and be continuing, neither Lessor nor any person claiming lawfully by or through Lessor will interfere with Lessee’s (or any Permitted Sublessee’s) quiet use, enjoyment and possession of the Aircraft during the applicable Term. The exercise by Lessor of its respective rights under this Lease will not constitute such an interference.

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Section 18. Notices. All notices, consents and other communications hereunder shall be provided to the following addresses:

if to the Lessor to:

Wilmington Trust Company, not in its individual capacity but solely in its capacity as trustee of the MSN 6698 trust
1100 North Market Street Wilmington, Delaware, 19890-1605
Attention: Corporate Trust Administration Telephone: 302-636-6000
Facsimile: 302-636-4141

Copy to:	SkyWorks Leasing (Ireland)
The Merrion Buildings
18-20 Merrion Street
Dublin 2 Ireland
Attention: Contracts Administration E-Mail: contracts@skyworks.aero with a copy to:

SkyWorks Holdings, LLC
283 Greenwich Avenue; 4th Floor Greenwich, CT 06830
United States of America
Attn: Jeff Craine - jcraine@skyworks.aero Anders Hebrand - ahebrand@skyworks.aero if to the Lessee, to:

LATAM Airlines Group S.A. Avenida Américo Vespucio, 901 Edificio Corporativo LATAM 1-A Renca
Santiago Chile

Attention: SVP Fleet & Engines Contracts Email: operating.lease@latam.com

Section 19. Miscellaneous.

(a) Governing Law. THIS LEASE SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA.

(b) Jurisdiction and Service of Process. Any suit, action or proceeding against any of the parties hereto with respect to this Lease or any judgment entered by any court in respect thereof during the pendency of the Chapter 11 Cases must be brought in the Bankruptcy Court and each party hereto submits to the exclusive jurisdiction of such court for the purposes of any such suit, action or proceedings. Otherwise, such any suit, action or proceeding may be brought in the Supreme Court of the State of New York, County of New York or the United States District Court for the Southern District of New York, and each party hereto submits to the non-exclusive jurisdiction of such courts for the purpose of any such suit, action or proceeding. The Lessee hereby agrees that service of all writs, process and summonses in any such suit, action or proceeding brought in such courts may be made upon the Process Agent, and the Lessee hereby irrevocably appoints the Process Agent as its true and lawful attorney-in-fact in its name, place and stead (as well as that of its respective successors and assigns) to accept such service of any and all such writs, process and summonses, and agrees that the failure of the Process Agent to give any notice of any such service of process to it shall not impair or affect the validity of such service or of any judgment based thereon. Each of the Lessee and the Lessor further agrees (to the extent permitted by Applicable Laws) that a final judgment against it in any such action or proceeding may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law, a certified or true copy of which final judgment shall be conclusive evidence of the fact and of the amount of any indebtedness or liability of the Lessee or the Lessor, as the case may be, therein described. The Lessee agrees that (x) the sole responsibilities of the Process Agent shall be (i) to receive such process, (ii) to send a copy of any such process so received to the Lessee, as applicable by airmail, or overnight courier at its address set forth in Section 18, or at the last address filed in writing by it with the Process Agent and (iii) to give prompt facsimile notice of receipt thereof to the Lessee, at such address and (y) the Process Agent shall have no responsibility for the receipt or nonreceipt by the Lessee of such process. The Lessee hereby agrees to pay to the Process Agent such compensation as shall be agreed upon from time to time by it and the Process Agent for the Process Agents’ services hereunder. The Lessee hereby agrees that its submission to jurisdiction and its designation of the Process Agent is made for the express benefit of the Lessor and its respective successors, subrogees and assigns. The Lessee agrees that it will at all times continuously maintain a process agent to receive service of process in the City, County and State of New York on behalf of itself and its properties with respect to this Lease and shall give each party hereto written notice prior to any change of address for such agent, and in the event that, for any reason, the process agent named pursuant to this Section 19(b) shall no longer serve as process agent to receive service of process on the Lessee’s behalf, the Lessee shall promptly appoint a successor Process Agent. The Lessee hereby irrevocably further consents to the service of process in any suit, action or proceeding in said courts by the mailing thereof by any party hereto by registered or certified mail, postage prepaid, to it at its address specified in Section 18 hereto. Nothing in this Section 19(b) shall affect the right of any party hereto to serve legal process in any other manner permitted by law or affect the right of such party or its successors, subrogees or assigns to bring any action or proceeding against the Lessee or the Lessor or any of their respective property in the courts of other jurisdictions. Each party hereto hereby irrevocably waives any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Lease brought in any of the aforesaid courts in New York and hereby further irrevocably waives any claim that any such suit, action or proceeding has been brought in an inconvenient forum.

(c) Waiver of Jury Trial. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES AS AGAINST THE OTHER PARTIES HERETO KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY ANY RIGHTS IT MAY HAVE TO A JURY TRIAL IN RESPECT OF ANY CIVIL ACTION BASED HEREON OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS LEASE AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OR OMISSIONS OF ANY PARTY HERETO RELATING TO THIS LEASE.

(d) Severability. Any provision of this Lease that is prohibited or unenforceable in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction, and shall not invalidate or render unenforceable the other provisions hereof in any jurisdiction. To the extent permitted by Applicable Laws, the parties hereto waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

(e) Immunity. Each party hereto acknowledges and agrees that the activities contemplated by the provisions of this Lease are commercial in nature rather than governmental or public and therefore acknowledges and agrees that it is not entitled to any right of immunity on the grounds of sovereignty or otherwise with respect to such activities or in any legal action or proceeding arising out of or relating to this Lease. Each such party in respect of itself and its properties and revenues, expressly and irrevocably waives any such right of immunity (including, but not limited to, any immunity from suit, from the jurisdiction of any court, from service of process, from set-off, from any execution, or attachment in aid of execution prior to judgment or otherwise or from any other legal process) or claim thereto which may now or hereafter exist (whether or not claimed) and irrevocably agrees not to assert any such right or claim in any such action or proceeding that may at any time be commenced, whether in the United States of America or otherwise.

(f) Cape Town Immunity. Each party hereto hereby waives any immunity from suit, from the jurisdiction of any court or from any legal or judicial process or remedy and, without limiting the generality of the foregoing, each party hereto hereby waives in accordance with Article XXII of the Cape Town Aircraft Protocol any sovereign immunity from jurisdiction of the courts specified in Section 19(b) or relating to the enforcement of rights and interests relating to the Aircraft, the Airframe and/or any Engine. This Section 19(f) shall only be effective if the Cape Town Convention comes into force in the State of Registration.

(g) Counterparts. This Lease may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall, subject to the legend on the cover of this instrument, be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 20. Lessor’s Right to Perform for the Lessee. If the Lessee fails to make any payment of Rent required to be made by it hereunder or fails to perform or comply with any of its agreements contained herein, the Lessor (so long as it is wholly-owned by the Lessee or an Affiliate thereof) may (but shall be under no obligation to) itself make such payment or perform or comply with such agreement, and the amount of such payment and the amount of the proper expenses of the Lessor incurred in connection with such payment or the performance of or compliance with such agreement, as the case may be, shall be deemed Rent, payable by the Lessee upon demand together with interest thereon at the Past Due Rate.

Section 21. English Language Prevails. For the avoidance of doubt, the Lessor and the Lessee agree any translation of this Lease shall not apply in construing this Lease and that the English version of this Lease shall govern for all purposes.

Section 22. Complete Agreement. This Lease contains the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior written or oral communications or agreements with respect thereto.

Section 23. No Merger of Title. There shall be no merger of this Lease or of the leasehold estate created hereby by reason of the fact that the same Person may acquire, own or hold, directly or indirectly, in whole or in part, (i) this Lease or the leasehold estate created hereby or any interest in this Lease or such leasehold estate, (ii) the fee estate in the Aircraft, or (iii) a beneficial interest in the Lessor.

Section 24. Variation. This Lease shall not be varied otherwise than by an instrument in writing executed by or on behalf of the Lessor and the Lessee.

Section 25. Illegality

(a) If a Lessor Illegality Event or a Lessee Illegality Event occurs then, subject always to this Section 25(a), the Lessor may by notice in writing to the Lessee terminate the leasing of the Aircraft under this Lease, such termination to take effect on the earlier of (x) the latest date on which the Lessor or the Lessee, as the case may be, may continue such leasing and perform their respective obligations hereunder without being in breach of Applicable Law and (y) the date on which the Lessor determines (acting reasonably) that it must give notice in writing to the Lessee to terminate the leasing of the Aircraft under this Lease to ensure that its rights under this Lease and in and to the Aircraft are not adversely affected as a result of the occurrence of the relevant Lessor Illegality Event or Lessee Illegality Event, as the case may be (the “Effective Date”), and:

(i) in case of a Lessee Illegality Event: the Lessee shall as soon as reasonably practicable and in any event within ten (10) Business Days of the Effective Date (or such longer period as the Lessor may agree) redeliver the Aircraft to the Lessor in accordance with Section 5 (Return of the Aircraft), and the Lessee shall pay to the Lessor amounts equal to those specified in Section 15(c) (Payments). The provisions of Section 15(d) (Sale or re-lease of the Aircraft) and Section 15(e) (Deregistration) shall apply in respect of any such termination; or

(ii) in case of a Lessor Illegality Event: the Lessee shall as soon as reasonably practicable and in any event within ten (10) Business Days of the Effective Date (or such longer period as the Lessor may agree) redeliver the Aircraft to the Lessor in accordance with Section 5 (Return of the Aircraft) but with the redelivery conditions set out in subclause (c) below (Return Condition applicable to Lessor Illegality) applying instead of those return conditions set out in Schedule 7 (Redelivery Procedure and Return Conditions). The provisions of Section 15(e) (Deregistration) shall apply in respect of any such termination.

(b) The Lessor and the Lessee shall consult in good faith for a period commencing on the date that the parties became aware of the unlawfulness and ending on the earlier of (i) sixty (60) days thereafter and (ii) the Effective Date, as to any steps which may be taken to restructure the transaction to avoid such unlawfulness and to enter into substitute arrangements which are valid, legal and enforceable and which have the same commercial effect as this Lease.

(c) Return Condition applicable to Lessor Illegality

(i) In circumstances where the Lessee is obliged to redeliver the Aircraft pursuant to Section 25(a) following the occurrence of a Lessor Illegality Event, the Lessee shall not be obliged to return the Aircraft in accordance with the return conditions set out in Schedule 7 (Redelivery Procedure and Return Conditions) and shall only be obliged to return the Aircraft in accordance with the following conditions which shall apply instead of those set out in Schedule 7 (Redelivery Procedure and Return Conditions):

(A) the Aircraft shall be returned with a current Certificate of Airworthiness with no exceptions and, if applicable, the Lessee will assist the Lessor in obtaining an Export Certificate of Airworthiness issued by the Aviation Authority to the next country of registry (such country to be designated in writing by the Lessor to the Lessee in sufficient time to enable the Lessee to arrange for the issue of the same by the Aviation Authority);

(B) the Airframe shall have its next sequential “A” check or C Check completed (whichever is more limiting);

(C) the Lessee will facilitate other reconfiguration work requested by the Lessor at the Lessor’s cost. Any such reconfiguration work will not involve any major modifications or alterations to the Aircraft. The Lessee shall not pay Rent while the Aircraft undergoes any additional work requested by the Lessor and the Lessee shall undertake such work if the Lessee is satisfied that it will not delay the process of redelivering the Aircraft to the Lessor. The Lessee agrees to notify the Lessor if the work requested by the Lessor will affect the timing of the redelivery of the Aircraft and provide the Lessor with a reasonable explanation as to why this is the case;

(1) the Engines will be returned in serviceable condition with no abnormal deterioration in the performance of any Engine;

(2) the APU will be serviceable;

(3) each Engine and the APU shall pass a magnetic chip detection inspection in accordance with the Manufacturer’s Aircraft Maintenance Manual;

(4) all Parts, taken as a group shall have an average total Flight Hours and Cycles since new no more than 115% of the total Flight Hours and Cycles since new accumulated on the Airframe or applicable Engine;

(5) there shall be no temporary, time-limited or interim repairs on the Aircraft unless the Manufacturer specifically recommends such repair;

(6) the Lessee shall pay the amounts specified in Schedule 5 (Redelivery Maintenance Payment Adjustments) in respect of the period up to the date on which the Aircraft is redelivered to the Lessor pursuant to this Section 25(c)(i) and the Lessor shall promptly refund to the Lessee an amount equal to the balance of the Security Deposit (to the extent received by the Lessor);

(7) all Aircraft systems software shall be up-to-date as of the date on which the Lessee redelivers the Aircraft in accordance with this Section 25(c)(i); and

(8) wheels, tires and brakes shall be serviceable.

(d) Provided the Lessee has complied with its obligations under Section 25(c)(i) above, following the Aircraft being redelivered by the Lessee to the Lessor in accordance with the conditions specified above, the Lessor will deliver to the Lessee written acknowledgement confirming that the Lessee has redelivered the Aircraft to the Lessor in accordance with Section 25(c)(i) above.

Section 26. Early Termination

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IN WITNESS WHEREOF, the parties hereto have caused this Lease to be duly executed by their respective duly authorized representatives as of the date first above written.

WILMINGTON TRUST COMPANY, not in its individual capacity but solely in its capacity as trustee of the MSN 6797 trust

By:	/s/ Lynette Hilgar
	Name:	Lynette Hilgar
	Title:	Officer

-Signature Page-

LATAM AIRLINES GROUP S.A.

By:	/s/ Andrés Del Valle
	Name:	Andrés Del Valle
	Title:	Authorised Signatory

By:	/s/ Sebastián Acuto
	Name:	Sebastián Acuto
	Title:	Authorised Signatory

-Signature Page-

SCHEDULE 1

CONDITIONS PRECEDENT

1.	Lessor’s Conditions Precedent

Lessor’s obligation to lease the Aircraft to Lessee under this Lease is subject to the receipt of the following by Lessor before the Scheduled Delivery Date (unless otherwise specified) in form and substance satisfactory to Lessor:

(A)	Constitutional Documents

A copy of the constitutional documents of Lessee.

(B)	Resolutions

A certified true copy of all necessary corporate authorisations of Lessee authorizing Lessee’s entry into this Lease.

(C)	Certificate

A certificate of a duly authorised officer of Lessee:

(1)	setting out a specimen of each signature of an officer of Lessee referred to in paragraph 1(B) of this Schedule 1; and

(2)	certifying that the Lessee’s air operator’s certificate and each copy of a document specified in paragraphs 1(A) and 1(B) of this Schedule 1 are correct, complete and in full force and effect;

(D)	Operative Documents

A copy of this Lease and Deregistration Power of Attorney, duly executed.

(E)	Legal Opinions

Chilean or Brazilian, as applicable, local law legal opinions of Lessor’s counsel covering customary matters including the capacity and due execution by the Lessee of the Lease (which, for the avoidance of doubt, is at Lessor’s cost).

(F)	Representations and Warranties

The representations and warranties of Lessee (pursuant to Schedule 2 hereto) are correct and would be correct if repeated on Delivery.

(G)	Licenses

Copy of Lessee’s current air operator’s certificate.

(H)	Insurances

Certificates of insurance evidencing the compliance by Lessee of the requirements of Section 10 together with a broker’s letter of undertaking.

(I)	Financial Statements

The latest audited consolidated financial statements of Lessee.

(J)	Cape Town Registration

(1)	Evidence that the Lessee has been registered as a “transacting user entity” with the International Registry.

(2)	Lessor shall be satisfied that Lessee has given its consent to registration of Cape Town filings, at Lessor’s cost, in respect of this Lease and the Aircraft, which shall include, for the avoidance of doubt, any Cape Town filings necessary to perfect the interests of the Lessor and to perfect the Existing Lien.

(K)	Approved Maintenance Programme

A copy of the Aircraft’s Approved Maintenance Programme in English, provided that the introduction of the document and other specific tasks requested by the Aviation Authority may be in a language other than English.

2.	Other Conditions Precedent

The obligation of Lessor to deliver and lease the Aircraft under this Lease is also subject to the following additional conditions precedent:

(A)	No Event of Loss

The Aircraft has not suffered an Event of Loss (or any event which, with the lapse of time would constitute an Event of Loss) nor any unrepaired damage, the cost of which to repair exceeds Damage Notification Threshold.

(B)	Approval Order

The Bankruptcy Court shall have entered an order approving this Lease in form and substance reasonably satisfactory to Lessor and Lessee (the “Approval Order”), and such Approval Order shall not have been stayed, modified, or vacated on appeal.

(C)	Local Mortgage

A copy of the fully executed Local Mortgage.

3.	Lessee’s Conditions Precedent

Lessee’s obligation to accept Delivery of the Aircraft under this Lease is subject to the receipt of the following by Lessee from Lessor before the Scheduled Delivery Date (unless otherwise specified) in form and substance satisfactory to Lessee:

(A)	Constitutional Documents

A copy of the constitutional documents of Lessor.

(B)	Resolutions

A certified true copy of all necessary corporate authorisations and powers of attorney of Lessor approving the terms of the Lease, resolving that it enter into the Lease and authorising a specified individual or individuals to execute the Lease and to accept delivery of the Aircraft on its behalf.

(C)	Certificate

A certificate of a duly authorised officer of Lessor setting out a specimen of each signature of an officer of Lessor referred to in paragraph 3(B) of this Schedule 1.

(D)	Operative Documents

A copy of this Lease, duly executed and, if necessary, notarised and apostilled by all parties other than the Lessee.

(E)	Acceptance by Process Agent

A letter from the Process Agent appointed by Lessee pursuant to Section 19(b) accepting its appointment.

(F)	Approval Order

The Bankruptcy Court shall have entered an order approving this Lease, in form and substance reasonably satisfactory to Lessor and Lessee (the “Approval Order”), and such Approval Order shall not have been stayed, modified, or vacated on appeal.

(G)	Quiet Enjoyment Undertaking

A quiet enjoyment undertaking from Lessor.

(H)	Delivery Conditions

(1)	An Export Certificate of Airworthiness.

(2)	A Ferry Flight permit.

(3)	All conditions set forth in Schedule 4 (Delivery Procedure) shall be satisfied.

(I)	Engine Manufacturer Warranties

The Lessee shall have received such assignments and consents, if any, as may be necessary for it to obtain the benefits of the warranties from the Manufacture and the Engine Manufacture as contemplated by Section 4 of the Lease.

4.	Conditions Subsequent

(A)	Certificate of Registration

As soon as the documents are issued by the Aviation Authority, and in any event no later than sixty (60) Business Days after the Delivery Date, a copy of the Certificate of Registration of the Aircraft, specifying Lessor as owner of the Aircraft and the Lessee and/or Permitted Sublessee as operator of the Aircraft, as applicable.

(B)	Registration of the Lease with the Aviation Authority

(i) Within sixty (60) Business Days after the Delivery Date, a certificate issued by the Aviation Authority evidencing registration of the Lease and/or Permitted Sublease, as applicable.

(ii) Within sixty (60) Business Days after the Delivery Date, a copy of Lessee’s current air operator’s certificate.

SCHEDULE 2

REPRESENTATIONS AND WARRANTIES

1.	Lessee’s Representations and Warranties

Lessee represents and warrants to Lessor as follows:

(A)	Status

The Lessee is a company duly incorporated and validly existing under the laws of the State of its organization, has the corporate power to own its assets and carry on its business as it is being conducted and is the holder of all necessary air transportation licences required in connection therewith and with the use and operation of the Aircraft.

(B)	Power and Authority

The Lessee has the power to enter into and perform and has taken all necessary corporate action to authorise the entry into, performance and delivery of, this Lease.

(C)	Execution and Delivery

The Lessee has duly executed and delivered this Lease.

(D)	Legal validity

This Lease constitutes a legal, valid and binding agreement, enforceable against the Lessee in accordance with its terms.

(E)	Non conflict

The entry into and performance by Lessee of, the Lease do not and will not:

1.	conflict with any Applicable Laws binding on it;

2.	conflict with the constitutional documents of it; or

3.	conflict with or result in default under any document which is binding upon it or any of its assets, or result in the creation of any security interest over any of its assets, other than Permitted Liens.

(F)	Authorization

All authorizations, consents, licenses and registrations required by, and all notifications to be given by, Lessee in connection with the entry into, performance, validity and enforceability of the Lease and the transactions contemplated by the Lease have been (or will on or before Delivery have been) obtained, effected or given (as appropriate) and are (or will on their being obtained or effected be) in full force and effect.

(G)	Financial Statements

The audited, consolidated financial statements of the Lessee most recently delivered to Lessor:

1.	have been prepared in accordance with GAAP; and

2.	fairly present the consolidated financial condition of the Lessee as at the date to which they were drawn up.

(H)	Sanctions, Anti-Money Laundering and Prohibited Countries

(i)	No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Lessee or any of its directors, with respect to UN or EU sanctions is pending.

(ii)	Neither the Lessee is nor is any director:

(a)	the target or subject of any UN or EU sanctions; or

(b)	located, organized or resident in a country or territory that is, or whose government is, the target or subject of UN or EU sanctions.

(I)	Pari Passu

The obligations of Lessee under the Lease rank at least pari passu with all other present and future unsecured and unsubordinated obligations (including contingent obligations) of Lessee (as may be applicable), with the exception of such obligations as are mandatorily preferred by law and not by virtue of any contract.

(J)	Choice of Law

The choice by Lessee of New York law to govern this Lease as set out in Section 19(a) and the submission by Lessee to the non-exclusive jurisdiction of the English courts as set out in Section 19(b) are valid and binding.

(K)	No Default

No Event of Default has occurred and is continuing or might reasonably be expected to result from the entry into or performance of any of the Lease by Lessee provided that the Chapter 11 Cases or any of the Lessee’s acts or omissions prior to the Petition Date shall not be considered an Event of Default pursuant to this subsection.

(L)	Registration

It is not necessary or advisable under the laws of the State of Registration or the Habitual Base in order to ensure the validity, effectiveness and enforceability of the Lease or to establish, perfect or protect the rights and interests of Lessor in the Aircraft or any Engine or Part that this Lease be filed, registered or recorded or that any other action be taken, other than making the filing and registration of the Lease with the Aviation Authority or with any other authorities where a Leasing Affiliate or Permitted Sublessee operates when such Leasing Affiliate or Permitted Sublessee is operating the Aircraft.

(M)	Insurances

On the Delivery Date, the Insurances will not be subject to any security interest.

(N)	No litigation

Other than what has been publicly disclosed or disclosed to the Lessor, there is no litigation, arbitration or administrative proceedings are pending or to Lessee’s knowledge, threatened against Lessee that, if adversely determined, would have a material adverse effect upon its financial condition or business or its ability to perform its obligations under the Lease.

(O)	Air Traffic Control

Except as subject to the Chapter 11 Cases and any acts or omissions prior to the Petition Date, the Lessee is not in default in the payment of any sums due by Lessee to any ATC in respect of the Aircraft.

(P)	No Broker or Representative Agent

Lessee has not engaged the services of a broker or similar representative agent for the purposes of this transaction.

2.	Lessor’s Representations and Warranties

Lessor represents and warrants to Lessee as follows:

(A)	Status

The Lessor is a trust.

(B)	Power and Authority

The Lessor has the power to enter into and perform and has taken all necessary corporate action to authorise the entry into, performance and delivery of, the Lease and the transactions contemplated by the Lease.

(C)	Execution and Delivery

The Lessor has duly executed and delivered this Lease, and on or before Delivery shall have duly executed and delivered the Lease.

(D)	Legal validity

The Lease constitutes its legal, valid and binding agreement, enforceable against it in accordance with its terms except insofar as enforceability may be limited by (i) applicable bankruptcy and similar laws affecting creditors’ rights generally or (ii) general principles of equity.

(E)	Non conflict

The entry into and performance by Lessor of, and the transactions contemplated by, the Lease do not and will not:

1.	conflict with any Applicable Laws binding on it;

2.	conflict with the constitutional documents of it; or

3.	conflict with or result in default under any document which is binding upon it or any of its assets.

(F)	Authorization

All authorizations, consents and registrations required by, and all notifications to be given by, Lessor in connection with the entry into, performance, validity and enforceability of, the Lease and the transactions contemplated by the Lease have been (or will on or before Delivery have been) obtained, effected or given (as appropriate) and are (or will on their being obtained or effected be) in full force and effect.

(G)	No Litigation

No litigation, arbitration or administrative proceedings are pending or, to Lessor’s knowledge, threatened against Lessor that, if adversely determined, would have a material adverse effect upon its financial condition or business or its ability to perform its obligations under the Lease.

(H)	Tax Residency

Lessor is tax resident in the Cayman Islands.

(I)	No Broker or Representative Agent

Lessor has not engaged the services of a broker or similar representative agent for the purposes of this transaction other than SkyWorks Leasing (Ireland) Limited as Servicer.

(J)	Sanctions, Anti-Money Laundering and Prohibited Countries

(i)	No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Lessor or any of its directors, with respect to UN or EU sanctions is pending.

(ii)	Neither the Lessor is nor is any director:

(a)	the target or subject of any UN or EU sanctions; or

(b)	located, organised or resident in a country or territory that is, or whose government is, the target or subject of UN or EU sanctions.

REDACTED*

The PBH Rent will be allocated as follows:

REDACTED*

PBH Period Extension REDACTED*

*	All text marked “*REDACTED” is Redacted Per Amended Standing Order Regarding Redactions Dated February 2, 2021.

REDACTED*

*	All text marked “*REDACTED” is Redacted Per Amended Standing Order Regarding Redactions Dated February 2, 2021.

SCHEDULE 4

DELIVERY PROCEDURE

1.	Delivery Dates

Airframe	Engines	MSN	Scheduled Delivery Date (expressed in days after the Approval Order is obtained)	Date of Manufacture
A321-211	CFM 56-5B3/3	REDACTED*	REDACTED*	REDACTED*

Lessor and Lessee shall work together, in good faith, to meet the above (the “Scheduled Delivery Date”) for the Aircraft. For avoidance of doubt, Lessee shall be responsible for providing the necessary on-site staffing to ensure timely completion of the Aircraft and records inspection to enable this delivery timing. The condition of the Records shall be noted in Attachment 3 of the Technical Acceptance Certificate and Attachment 3 of the Final Acceptance Certificate.

The actual Delivery Date shall be the date of delivery, on or about the Scheduled Delivery Date, of the Aircraft from the Lessor to Lessee (the “Delivery Date”). Notwithstanding, the Lessor and Lessee will each use their commercially reasonable endeavors to deliver and accept the Aircraft as early as possible; provided that, until the Approval Order has been obtained, the Lessor shall not be obligated to deliver such Aircraft.

2.	Delivery Condition

REDACTED*

*	All text marked “*REDACTED” is Redacted Per Amended Standing Order Regarding Redactions Dated February 2, 2021.

REDACTED*

5.	Indemnity

Lessee is responsible for and shall indemnify and hold harmless the indemnitees from and against all Losses arising from death or injury to any observer representative or any employee of Lessee in connection with any demonstration flight or inspection of the Aircraft by Lessee.

6.	Technical Acceptance

REDACTED*

*	All text marked “*REDACTED” is Redacted Per Amended Standing Order Regarding Redactions Dated February 2, 2021.

REDACTED*

MSN	Delivery Location
6698	REDACTED*

REDACTED*

*	All text marked “*REDACTED” is Redacted Per Amended Standing Order Regarding Redactions Dated February 2, 2021.

SCHEDULE 5

REDELIVERY MAINTENANCE ADJUSTMENT

At the end of the Term, there shall be a calculation of maintenance adjustment in respect of the relevant Qualifying Events for each of: (i) Airframe 6-Year Check, (ii) Airframe 12-Year Check, (iii) Engine Performance Restoration, (iv) Engine Life Limited Parts, (v) APU Power Section Refurbishment and (vi) Landing Gear Overhaul (the “Redelivery Maintenance Adjustment”).

REDACTED*

Redelivery Maintenance Adjustment Calculation

REDACTED*

(b)	The cost of each Qualifying Event shall then be divided by the following (each, a “Qualifying Event Interval”) to produce the reserve amount;

*	All text marked “*REDACTED” is Redacted Per Amended Standing Order Regarding Redactions Dated February 2, 2021.

(i)	in respect of the Airframe 6 Year Check, 72 months (the “Airframe 6 Year Reserve Amount”).

(ii)	in respect of the Airframe 12 Year Check, 144 months (the “Airframe 12 Year Reserve Amount”).

(iii)	in respect of each engine performance restoration shop visit, the mean time between engine performance restoration shop visits as experienced by the Lessees fleet during the preceding 8 years (the “Engine Performance Restoration Reserve Amount”). Lessee shall provide Lessor any reasonable documentation requested to support such calculation.

(iv)	in respect of the Landing Gear, 120 Months (the “Landing Gear Reserve Amount”).

(v)	in respect of the APU the mean time between APU power section refurbishment as experienced by the Lessees fleet during the preceding 8 years (the “APU Reserve Amount”). Lessee shall provide Lessor any reasonable documentation requested to support such calculation.

(c)	The Redelivery Maintenance Adjustment shall then be calculated;

(i)	in respect of the Airframe 6 Year Check, the product of (1) Airframe 6 Year Reserve Amount multiplied by (2) the difference between (i) the number of calendar months since the last airframe 6 Year Check (or (if none) since new) as of the date of the Technical Acceptance Certificate and (ii) the number of calendar months since the last airframe 6 Year Check (or (if none) since new) as of the date of the Redelivery Technical Acceptance Certificate.

(ii)	in respect of the Airframe 12 Year Check, the product of (1) Airframe 12 Year Reserve Amount multiplied by (2) the difference between (i) the number of calendar months since the last airframe 12 Year Check (or (if none) since new) as of the date of the Technical Acceptance Certificate and (ii) the number of calendar months since the last airframe 12 Year Check (or (if none) since new) as of the date of the Redelivery Technical Acceptance Certificate.

(iii)	in respect of each Engine Performance Restoration shop visit, the product of (1) Engine Performance Restoration Reserve Amount multiplied by (2) the difference between (i) the number of engine Flight Hours since the last full performance restoration (or (if none) since new) as of the date of the Technical Acceptance Certificate and (ii) the number of engine Flight Hours since the last full performance restoration (or (if none) since new) as of the date of the Redelivery Technical Acceptance Certificate.

(iv)	in respect of each Engine Life Limited Part, an amount equal to the product of

(1)	the latest manufacturer’s catalogue price (at the end of the Term) for each such Engine Life Limited Part; divided by

(2)	100% of the approved life limit (in cycles) of each such part; multiplied by

(3)	the difference between:

(i)	the number of cycles remaining on such Engine Life Limited Part as of the date of the Redelivery Technical Acceptance Certificate; and

(ii)	the number of cycles remaining on such Engine Life Limited Part as of the date of the Delivery Technical Acceptance Certificate.

For avoidance of doubt, this shall be calculated as: [(1)/(2)]*(3).

(v)	in respect of the Landing Gear, the product of (1) Landing Gear Reserve Amount multiplied by (2) the difference between (i) the number of calendar months since the last Landing Gear Overhaul (or (if none) since new) as of the date of the Technical Acceptance Certificate and (ii) the number of calendar months since the last Landing Gear Overhaul (or (if none) since new) as of the date of the Redelivery Technical Acceptance Certificate.

(vi)	in respect of the APU, the product of (1) APU Reserve Amount multiplied by (2) the difference between (i) the number of APU hours since the last Basic Shop Visit of the APU (or (if none) since new) as of the date of the Technical Acceptance Certificate and (ii) the number of APU hours since the last Basic Shop Visit of the APU (or (if none) since new) as of the date of the Redelivery Technical Acceptance Certificate.

(d)	Once the above calculation is complete if the sum of the above amounts is negative, then Lessee shall pay the positive Dollar equivalent of such sum to Lessor promptly, but in no event more than five (5) Business Days after the last day of the Term. If the sum of the above amounts is positive, then Lessor shall pay the Dollar equivalent of such sum to Lessee promptly, but in no event more than five (5) Business Days after the date of the Redelivery Technical Acceptance Certificate.

SCHEDULE 6

AIRCRAFT DOCUMENTS

Part A Manuals

Basic: The below document shall be provided where not digitally accessible on the Airbus World website

Airplane Flight Manual

Flight crew operating Manual

Trim Sheet

Quick Reference Handbook

Weight and Balance Manual

Performance Engineer’s Programs

Performance Programs Manual

Aircraft Maintenance Manual

Wiring Diagram Manual

Power Plant Build-up Manual

Engine Brochures

APU Logbook (with manufacturer delivery documents)

Illustrated Parts Catalogue

Illustrated Parts catalogue (Airframe) Additional Cross Reference Table.

Structural Repair Manual

Nacelle Structural Repair Manual

Engine Maintenance Manual

Illustrated Parts catalogue(power-plant)

Master Minimum Equipment List

Maintenance Planning Document

Component Maintenance Manuals (Vendor and Manufacturer)

Engineering and Tooling Drawings

Maintenance Facility Planning

Support Equipment Summary

Tool and Equipment bulletins

Tools and equipment Drawings

Tools and equipment index

Illustrated tools and Equipment Manual

Technical Publications Combined Index

Trouble shooting Manual

Component Documentation Status

Component Evolution List

Cable Fabrication Manual

Standards Manual

Parts usage

Scheduled (drawing Nomenclature)

Process and Materials Specification

Installation and Assembly Drawings

Airplane Characteristics for Airport Planning

ATA breakdown index

CADETS (technical Publications Training)

Aircraft Recovery Manual

Crash Crew Chart

Cargo Loading system Manual

List of applicable publications

List of radioactive and hazardous elements

Livestock transportation Manual

Service Bulletins

Service information letters

Supplier Product Support Agreements

Transportability Manual

Vendor Information Manual

Vendor Information Manual for Ground Support Equipment

Maintenance Review Board.

Non-Destructive Testing Manual

Power Plant Build up Manual

Aircraft Schematics Manual

Aircraft Wiring Lists

Aircraft Wiring Manual

Component Location Manual

Consumable Material List

Duct Repair Manual

Electrical Load Analysis including any applicable changes

Electrical Standards Practices Manual

Electrical Standards Practices Booklet

Fuel Pipe Repair Manual

Maintenance Planning Task Cards

Part B Technical Records

The Technical Records and Manuals shall be detailed as below

All documents shall be presented in a good, legible condition and, if applicable, sorted and/or bound together in a manner appropriate to the document type, loose page documents shall be grouped together in a secure manner and in the correct numerical or chronological order. Distinct groups, packages or boxes of documents shall be numbered and labelled according to their content and a master index of all packages or boxes shall be provided.

Lessee and Lessor shall be permitted to provide all physical records in bulk where digital indexed documents are presented in a format that supersedes the requirements as detailed above;

1.	CERTIFICATES

A.	Certificate of Airworthiness (current).

B.	Aircraft Registration Certificate (current).

C.	Original Export Certificate of Airworthiness from State of Manufacture.

D.	Current Export Certificate of Airworthiness from State of Registration.

E.	Export Certificate of Airworthiness for fitted engines if not original to the Aircraft

F.	Radio Station License (current).

G.	Noise certificate (current).

H.	Registration cancellation notice (if issued by State of Registration).

I.	RVSM, B-RNAV, P-RNAV, ATC transponder, Altimeter, and pitot static check certification as applicable and as required by the FAR part 43 and 91.

J.	Certificate of most recent Release to Service.

K.	Certificate of Sanitary Construction (Galleys) if applicable.

L.	All Supplemental Type Certificates (STC) and associated data applied to the Aircraft.

2.	AIRCRAFT STATUS SUMMARIES

All status summary document shall be signed and dated on final page by the Lessee’s quality manager and all other pages initialed.

(a)	Aircraft record of flight times and cycles (listing accumulated hours and cycles on specific dates) and Check/Inspection History and Current Status

(b)	Airworthiness Directive Applicability and Compliance status reports (Airframe, Engines and Appliances) Format/content as follows:

(i)	Airworthiness Directives listed in a chronological order.

(ii)	All Airworthiness Directives applicable to the Aircraft, Engine, APU or Aircraft Appliance type listed as follows:

A.	AD number

B.	AD effective date

C.	Title

D.	Applicability status

E.	Accomplishment status

F.	Date or hours /cycles at last accomplishment

G.	Date or hours /cycles of next action due (if applicable)

H.	Original signed /certified “dirty fingerprint” records

(c)	Manufacturer’s Airworthiness Directive Compliance Status at time of Manufacture.

(d)	Manufacturer Service Bulletin Compliance Report for the Aircraft, Engine, APU and the Aircraft Appliances. Format/content as follows:

A.	SB number

B.	SB effective date

C.	Title

D.	Applicability status

E.	Accomplishment status

F.	Date or hours /cycles at last accomplishment action

G.	Date or hours /cycles of next action due (if applicable).

H.	Original signed /certified “dirty fingerprint” records

(e)	Corrosion Prevention and Control Programme Task Status (showing last accomplishment and next due for each task) if applicable listing the Corrosion Prevention and Control Programme Tasks in a numerical order.

(f)	Ageing Aircraft Inspection and Modification Programme tasks status (showing task number, termination status as applicable, last accomplishment and next due for each item if open) if applicable. Manner of presentation as follows:

(g)	List of Operator implemented Modifications Incorporated (Engineering Orders applied to Airframe, Engines and Appliances). Format/content as follows:

(i)	Operator Modifications listed in numerical order.

(ii)	Cross reference document between Operators modification number and original engineering source /vendor document provided.

(iii)	Aviation Authority FAA/EASA/State of Manufacture type certificate data approval for modification provided, as applicable.

(h)	Structural Repair File with a detailed structural Map showing exact location of all external repairs and damages indicating their status in accordance with the Manufacturer’s structural repair manual showing general size and location of each external repair and basis for approval). Format/content as follows:

(i)	Records of accomplishment or compliance of each indexed repair provided as follows:

(A)	Original signed /certified “dirty fingerprint” records

(B)	Presented in binder (or binders)

(C)	Numbered and sorted by index number

(ii)	Records for Major Repairs or repairs that do not conform to the Manufacturer’s Structural Repair Manual accompanied by the appropriate Engineering Approval document issued by the State of Manufacture (Airbus RDAS or equivalent).

(i)	List of Major Alterations and Supplemental Type Certificate’s Incorporated (STC’s) (with reference to approved documentation used to accomplish) and all associated data.

(j)	List and Status of Airframe Life Limited Parts (if any) with full back to birth traceability support documents. Format/content as follows:

(i)	Each Life Limited Part fitted to the Airframe listed by part number and unique serial number.

(ii)	Detailed full back to birth traceability file supplied for each individual Life Limited Part detailing on /off transaction history.

(iii)	Original Airworthiness tag document issued when the Life Limited Parts was new (such as the manufacturer’s tag, certificate of conformity or readiness log document as appropriate) provided.

(iv)	Full back to birth traceability file for each Life Limited Part provided, to include the Airworthiness approval tag (EASA form 1 or FAA form 8 I 30- 3 or equivalent) pertaining to each subsequent (if any) on/off transaction up to and including installation on the subject airframe.

(v)	Supplied tags and any other appropriate certified document or job-card indicating hours /cycles or calendar time at each on/off demonstrating unbroken trace of the Hours /cycles or calendar time from birth up to current time.

(k)	List and Status of Landing Gear Life Limited Parts for each Landing Gear with full back to birth traceability support documents Format/content as follows:

(i)	Each Life Limited Part fitted to Landing Gear listed by part number and unique serial number.

(ii)	Detailed full back to birth traceability tile supplied for each individual Life Limited Part detailing on /off transaction history.

(iii)	Original Airworthiness tag document issued when the Life Limited Parts was new (such as the manufacturer’s tag, certificate of conformity or readiness log document as appropriate) provided.

(iv)	Full back to birth traceability file for each Life Limited Part provided, to include the Airworthiness approval tag (EASA form 1 or FAA form 8130- 3 or equivalent) pertaining to each subsequent (if any) on/off transaction up to and including installation on the subject airframe.

(v)	Supplied tags and any other appropriate certified document or job-card indicating hours /cycles or calendar time at each on/off demonstrating unbroken trace of the Hours /cycles or calendar time from birth up to current time.

(l)	List and Status of Engine Life Limited Parts with full back to birth traceability support documents. Format/content as follows:

(i)	Each Life Limited Parts fitted to the engine identified by part number and unique serial number.

(ii)	Detailed full back to birth traceability file supplied for each individual Life Limited Part detailing on /off transaction history.

(iii)	Original Airworthiness tag document issued when the Life Limited Parts was new (such as the manufacturer’s tag, certificate of conformity or readiness log document as appropriate) provided.

(iv)	Full back to birth traceability file for each Life Limited Part provided, to include the Airworthiness approval tag (EASA form 1 or FAA form 8130- 3 or equivalent) pertaining to each subsequent (if any) on/off transaction up to and including installation on the subject airframe.

(v)	Supplied tags and any other appropriate certified document or job-card indicating hours /cycles or calendar time at each on/off demonstrating unbroken trace of the Hours /cycles or calendar time from birth up to current time.

(m)	List and Status of Auxiliary Power Unit (APU) Life Limited Parts (if any) with full back to birth traceability support documents Format/content as follows:

(i)	Life Limited Part fitted to the APU identified by part number and unique serial number.

(ii)	Detailed full back to birth traceability file supplied for each individual Life Limited Part detailing on /off transaction history.

(iii)	Original Airworthiness tag document issued when the Life Limited Parts was new (such as the manufacturer’s tag, certificate of conformity or readiness log document as appropriate) provided.

(iv)	Full back to birth traceability file for each Life Limited Part provided, to include the Airworthiness approval tag (EASA form 1 or FAA form 8130- 3 or equivalent) pertaining to each subsequent (if any) on/off transaction up to and including installation on the subject airframe.

(v)	Supplied tags and any other appropriate certified document or job-card indicating hours /cycles or calendar time at each on/off demonstrating unbroken trace of the Hours /cycles or calendar time from birth up to current time.

(n)	List and Current Status of Time-Controlled Components Format/content as follows:

(i)	Time-Controlled Components fitted to the Aircraft listed by part number and unique serial number.

(ii)	Airworthiness approval tag (EASA form 1 or FAA form 8130-3 or equivalent) provided for Time-Controlled Components.

(o)	Inventory of Installed Serialized On-Condition/Condition Monitored Components. Format/content as follows:

(i)	Serialized Components fitted to the Aircraft listed by part number and unique serial number.

(ii)	Airworthiness approval tag (EASA form 1 or FAA form 8130-3 or equivalent) provided for Serialized Components.

(p)	List of Deferred Maintenance Items (if no Deferred Maintenance Items are “open” at transfer, a signed statement to that effect is required.)

List and Status of any Out-of-Phase Checks, Special Inspection Requirements, Time Limited Repairs, etc. (If none exist or if requirements are incorporated into aircraft status reports, then a signed statement to that effect is required.)

(q)	Supplemental Structural Inspection (SSID) Status (if applicable) showing last accomplishment and next due for each task. Format/content as follows:

(i)	listing the Supplemental Structural Inspections in a numerical or chronological order as applicable.

(r)	Ageing Aircraft Inspection and Modification Programme Status (showing termination status as applicable, last accomplishment and next due for each item if open) if applicable and listing Ageing Aircraft Inspection and Modification Programme Tasks in a numerical order.

3.	AIRCRAFT MAINTENANCE RECORDS

(a)	Aircraft Flight and Maintenance Log Sheets (minimum of operation back to previous highest level Airframe Structural Check)

(b)	Airframe inspection, maintenance, modification, and repair documents with maintenance and/or inspection signatures (as required) and description of work done.

(c)	All “A”, and all systems “C” Check and Airframe 6- and 12-Year Structural Checks (or equiva1ents in the event that a check is performed in phases, all phases necessary to constitute a complete block check are required. In the event that check content varies by multiples of the check, all multiples necessary to constitute a complete cycle are required.)

(d)	Airworthiness Directive, Service Bulletin and Modification compliance documents including engineering orders, drawings, shop cards, etc., as necessary to establish method of compliance, quality control acceptance, and approval authority.

(e)	Corrosion Prevention and Control Programme compliance documents and inspection findings as applicable including records of accomplishment or compliance provided (the original signed /certified “dirty fingerprint” work cards).

(f)	Documentation for Operator Modifications such as engineering orders, drawings, FAA Form 8110-3 or the EASA equivalent, Supplemental Type Certificates, Master Change Notice, FAA or EASA type certificate conformity approval from manufacturer (as applicable) or approved design organization etc., as necessary to define work done, certification basis, and approval authority.

(g)	Supporting Documentation for Operator Modifications such as engineering orders, drawings, FAA F o r m 8110-3 or the EASA equivalent, Supplemental Type Certificates, Master Change Notice, FAA or EASA type certificate conformity approval from manufacturer ( as applicable ) or approved design organization etc., as necessary to define work done, certification basis, and approval authority.

(h)	Aircraft weight and balance records (including weight change ledger, most recent weighing report and individual flight control weight and balance data)

(i)	Test Flight Reports

(j)	X-Ray Inspection findings (pictures/film) as applicable

4.	AIRCRAFT HISTORY RECORDS

(a)	Service Difficulty Reports, Lessee Fleet Reliability reports and equivalent

(b)	Accident and Incident Reports and an Accident Incident Clearance Statement or if none, then a signed “no Incident/Accident” statement from operator’s Quality Control Manager.

(c)	Aircraft Logbook(s) and Aviation Authority Operation and Modification Log if applicable

5.	ENGINE RECORDS (FOR EACH ENGINE)

Each status summary signed and dated on the final page by the Lessee’s quality manager and all content pages initialed.

(a)	Certified statement as to following:

(i)	time and cycles since new

(ii)	time and cycles since overhaul/performance restoration on each engine module

(iii)	flying hours and cycles in lessee’s operation

(b)	Engine Master Record (record of installation and removal and accumulated flight time and cycles for Engine and each module installed at Redelivery Date)

(c)	List of Operator Modifications Incorporated if any including supporting documentation with Manufacturer approval

(d)	List of all Major Repairs and Alterations if any

(e)	Checks and l inspection Status

(f)	Accessory Status sheet with certified TSO for each rotable item installed

(g)	Last overhaul tags (or copies) for each of the accessory rotables

(h)	Engine Build Specifications

(i)	Repair, overhaul and inspection documents such as EASA Form 1 or, FAA 8130- 3 and FAA Form 337 (or equivalent) for each shop visit (minimum acceptable is shop visit history through last Engine Performance Restoration shop visit and if different, last overhaul of each module

(j)	List of current Line Replaceable Units (LRU)/QEC Items missing from engine (if applicable for a spare Engine redelivery or off-wing Engine)

(k)	Engine Condition Monitoring Report for the three (3) months prior to redelivery

(l)	Last three (3) months of aircraft flight/technical logs to which engine was fitted

(m)	Reason for last engine removal, engine change paperwork and date of engine removal

(n)	Most recent certified engine borescope (Digital)

(o)	Most recent fuel, oil sampling, magnetic chip detector and vibration survey results

(p)	Most recent on-wing ground maximum performance run specifying engine OATL (outside air temperature limit) at rated thrust

(q)	Last certified Test Cell Run specifying engine OATL

(r)	Engine Oil used statement

(s)	Any incidents during operation since last performance restoration shop visit with action taken i.e., IFSD/FOD/oil loss etc.

6.	APU RECORDS

(a)	Certified statement as to following:

(i)	hours and cycles since new

(ii)	hours and cycles since overhaul

(iii)	hours and cycles since hot section inspection

(iv)	lessee’s method for APU time accrual i.e., 1:1 with aircraft hours and cycles

(b)	APU Master Record (record of installation and removal and accumulated time and cycles)

(c)	List of Operator Modifications Incorporated, if any including supporting documentation with Manufacturer approval.

(d)	Accessory Status Sheet with certified time since overhaul for each rotable item installed

(e)	Last overhaul tags (or copies) for each of the accessory rotables

(f)	Certified and Update d APU Logbook from new (with manufacturer delivery documents)

(g)	Repair, overhaul, and inspection documents such as FAA Forms 337 (or equivalent, minimum acceptable is shop visits through last APU Performance Restoration /Hot section inspection/overhaul)

(h)	Documents demonstrating installation and full traceability back to birth (to new) for each Life Limited Part.

(i)	List of Line Replaceable Units (LRU)/QEC Rotable items missing from APU (if any for any spare APU redelivery)

(j)	Last three (3) months of aircraft flight/technical logs to which APU was fitted

(k)	Reason for last APU removal, removal paperwork and date of APU removal

(l)	Most recent certified APU borescope report if applicable (Digital)

(m)	Most recent APU on-wing health check datasheets

(n)	Last certified test cell run

7.	MISCELLANEOUS TECHNICAL DOCUMENTS

(a)	Maintenance Programme Specifications including a cross-reference to Manufacturer’s maintenance planning document

(b)	Reference material necessary for interpretation of status summaries, i.e., Operator part numbers Cross Reference to Manufacturer’s part numbers

(c)	interior configuration drawings as follows.

(i)	L.O.P.A.

(ii)	Emergency Equipment Locations

(iii)	Galley Drawings

(iv)	Cargo Loading System layout

(d)	Aircraft Readiness Log (or parts configuration Status document)

(e)	Loose Equipment Inventory

(f)	Seat, cushion, and fabric cover Material Burn Test documents for FAA 25.853 or the EASA equivalent

(g)	Flight Data Recorder - Print I Copy of Last Read-Out with all exceedances (if any) identified and parameter accuracy confirmed.

8.	AIRCRAFT STATUS SUMMARIES

(a)	Airworthiness Directive Applicability and Compliance status at time of Manufacture.

(b)	Manufacturer Service Bulletin Compliance Report for the Aircraft, Engine, APU and the Aircraft Appliances.

(c)	Loose Equipment Inventory.

(d)	Seat, cushion, and fabric cover Material Bum Test documents for JAR 25 (BFE).

SCHEDULE 7

REDELIVERY PROCEDURE AND RETURN CONDITIONS

Part A Redelivery Procedure

1.	Final Inspection

REDACTED*

*	All text marked “*REDACTED” is Redacted Per Amended Standing Order Regarding Redactions Dated February 2, 2021.

REDACTED*

*	All text marked “*REDACTED” is Redacted Per Amended Standing Order Regarding Redactions Dated February 2, 2021.

Part B Return Conditions - REDACTED*

*	All text marked “*REDACTED” is Redacted Per Amended Standing Order Regarding Redactions Dated February 2, 2021.

REDACTED*

*	All text marked “*REDACTED” is Redacted Per Amended Standing Order Regarding Redactions Dated February 2, 2021.

REDACTED*

*	All text marked “*REDACTED” is Redacted Per Amended Standing Order Regarding Redactions Dated February 2, 2021.

REDACTED*

*	All text marked “*REDACTED” is Redacted Per Amended Standing Order Regarding Redactions Dated February 2, 2021.

REDACTED*

*	All text marked “*REDACTED” is Redacted Per Amended Standing Order Regarding Redactions Dated February 2, 2021.

REDACTED*

*	All text marked “*REDACTED” is Redacted Per Amended Standing Order Regarding Redactions Dated February 2, 2021.

EXHIBIT I

FORM OF LEASE SUPPLEMENT NO. 1

. THIS LEASE SUPPLEMENT HAS BEEN EXECUTED IN SEVERAL COUNTERPARTS. TO THE EXTENT, IF ANY, THAT THIS LEASE SUPPLEMENT CONSTITUTES TANGIBLE CHATTEL PAPER (AS SUCH TERM IS DEFINED IN THE UNIFORM COMMERCIAL CODE OR SIMILAR LEGISLATION AS IN EFFECT IN ANY APPLICABLE JURISDICTION), NO SECURITY INTEREST IN THIS LEASE SUPPLEMENT MAY BE PERFECTED THROUGH THE TRANSFER OR POSSESSION OF ANY COUNTERPART HEREOF OTHER THAN THE ORIGINAL COUNTERPART. THE COUNTERPART TO BE DEEMED THE ORIGINAL COUNTERPART SHALL BE THE COUNTERPART THAT CONTAINS THE RECEIPT THEREFOR EXECUTED BY THE LESSOR.

LEASE SUPPLEMENT NO. 1

THIS LEASE SUPPLEMENT No. 1 dated                   , 2021 (this “Lease Supplement”) is between WILMINGTON TRUST COMPANY, not in its individual capacity but solely in its capacity as trustee of the MSN 6698 trust, as lessor (the “Lessor”), and LATAM AIRLINES GROUP S.A., a company organized under the laws of the Republic of Chile, as lessee (the “Lessee”).

W I T N E S S E T H:

WHEREAS, the Lessor and the Lessee have heretofore entered into that certain Lease Agreement (MSN 6698) dated as of                      , 2021 relating to one (1) Airbus model A321-200 Aircraft (herein called the “Lease”; capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Lease); and

WHEREAS, the Lease provides for the execution and delivery of a Lease Supplement, for the purpose of leasing the Aircraft under the Lease.

NOW, THEREFORE, in consideration of the premises and other good and sufficient consideration, the relevance and adequacy of which are hereby acknowledged, the Lessor and the Lessee hereby agree as follows:

1.	On the Delivery Date, the Lessor will deliver and lease to the Lessee under the Lease, and the Lessee will accept and lease from the Lessor under the Lease, the following described aircraft (the “Aircraft”), which as of the Delivery Date will consist of the following components:

(i)	one (1) Airbus model A321-200 airframe bearing manufacturer’s serial number 6698 and [ ] registration mark [ ];

(ii)	two (2) CFM56-5B3/3 engines bearing manufacturer’s serial numbers [ ] and [ ], respectively;

(iii)	all the Parts from time to time installed on the Airframe; and

(iv)	the Aircraft Documents .

2.	The parties confirm that the Delivery Date for the Aircraft is .

3.	The parties confirm that the term for the Aircraft shall commence on the Delivery Date and end on , 20 , subject to extension to [ ] if the PBH Option is exercised.

4.	All of the terms and provisions of the Lease are hereby incorporated by reference in this Lease Supplement to the same extent as if fully set forth herein.

5.	The Lessee confirms that the nameplates and other markings required under Section 8(e) of the Lease have been affixed or will be affixed within ten (10) days of the Delivery Date on the Aircraft.

6.	This Lease Supplement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

7.	This Lease Supplement shall be governed by, and construed in accordance with, the laws of the State of New York, United States of America.

IN WITNESS WHEREOF, the Lessor and the Lessee have caused this Lease Supplement to be duly executed by their respective representatives hereunto duly authorized, as of the date and year first above written.

WILMINGTON TRUST COMPANY, not in its individual capacity but solely in its capacity as trustee of the MSN 6698 trust

By:
Name:
Title:

LATAM AIRLINES GROUP S.A.

By:
Name:
Title:

EXHIBIT II

FORM OF TECHNICAL ACCEPTANCE CERTIFICATE

To: [     ]

Date:                  , 2021

Reference is made to Lease Agreement (MSN 6698) dated as of                 , 2021 (as supplemented by the Lease Supplement No. 1 dated                     , 2021, the “Lease”) between WILMINGTON TRUST COMPANY, not in its individual capacity but solely in its capacity as trustee of the MSN 6698 trust (the “Lessor”) and LATAM Airlines Group S.A. (the “Lessee”) relating to one Airbus A321-200 aircraft with manufacturer’s serial number 6698 (as more fully described herein, the “Aircraft”) and [      ] Registration Mark [ ].

Terms used in this Certificate bear the meanings given to such terms in the Lease.

1.	The Lessee confirms that as at hours ([ ] time) on , 2021 being the Delivery Date at [ ] the Lessor hereby delivers and leases to the Lessee under the Lease, and the Lessee hereby accepts and leases from the Lessor under the Lease, the Aircraft, which as of the date hereof consists of the following components:

i.	one (1) Airbus model A321-200 airframe bearing manufacturer’s serial number 6698 and [ ] registration mark [ ];

ii.	two (2) CFM56-5B3/3 engines bearing manufacturer’s serial numbers [ ] and [ ], respectively;

iii.	all the Parts from time to time installed on the Airframe; and

iv.	the Aircraft Documents; and

v.	the following Aircraft details:

(a)	Airframe

Aircraft Model:	Airbus A321-200

Manufacturer’s Serial Number:	6698

Date of Manufacture

Certified Weights:	Max Take-off:
Max Zero Fuel:
Max Landing:
Max Taxi:
Operating Empty:

Airframe Maintenance Status:

Total Flight Hours:

Total Cycles:

Total Flight Hours Since Last Airframe 6 Year Check:

Total Cycles Since Last Airframe 6 Year Check:

Date Last Airframe 6 Year Check Accomplished:

Total Flight Hours Since Last Airframe 12 Year Check:

Total Cycles Since Last Airframe 12 Year Check:

Date Last Airframe 12 Year Check Accomplished:

Total Flight Hours Since Last C-Check:

Total Cycles Since Last C-Check:

Date Last C-Check Accomplished:

(b)	Engines (Installed)

Engine Type:                   [CFM]

Manufacturer’s Serial Numbers:

and

Maximum Takeoff Thrust Rating:                       lbs.

Engines Maintenance Status:

Position 1

ESN:

Total Flight Hours:

Total Cycles:

Total Flight Hours Since Last Engine Performance Restoration:

Total Cycles Since Last Engine Performance Restoration:

Date of Last Engine Performance Restoration:

Position 2

ESN:

Total Flight Hours:

Total Cycles:

Total Flight Hours Since Last Engine Performance Restoration:

Total Cycles Since Last Engine Performance Restoration:

Date of Last Engine Performance Restoration:

(c)	APU (Installed)

APU Manufacturer &

Model:

Manufacturer’s Serial

Number:

APU Maintenance Status:

Total APU Hours:

Total APU Cycles:

Total APU Hours Since Last APU Power Section Refurbishment:

Total APU Cycles Since Last APU Power Section Refurbishment:

Date of Last APU Power Section Refurbishment:

(d)	Landing Gear (Installed)

Manufacturer’s Serial Numbers:	Left Main:

Right Main:

Nose:

Landing Gear Maintenance Status:

Left Main

Total Flight Hours:

Total Cycles:

Total Flight Hours Since Last Landing Gear Overhaul:

Total Cycles Since Last Landing Gear Overhaul:

Date of Last Landing Gear Overhaul:

Right Main

Total Flight Hours:

Total Cycles:

Total Flight Hours Since Last Landing Gear Overhaul:

Total Cycles Since Last Landing Gear Overhaul:

Date of Last Landing Gear Overhaul:

Nose

Total Flight Hours:

Total Cycles:

Total Flight Hours Since Last Landing Gear Overhaul:

Total Cycles Since Last Landing Gear Overhaul:

Date of Last Landing Gear Overhaul:

(e)	Interior Configuration

Seating

Lavatories

Galleys

Passenger Service Units

PSIU

(f)	Aircraft Documents

As described in Attachment 1 to this Redelivery Acceptance Certificate.

(g)	Fuel On Board: kgs.

2.	The Lessee acknowledges and agrees that (A) the Aircraft is of a size, design, capacity and manufacture selected by and acceptable to the Lessee and (B) the Lessee is satisfied that the Aircraft is suitable for its purposes.

3.	This Technical Acceptance Certificate may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

4.	This Technical Acceptance Certificate shall be governed by, and construed in accordance with, the laws of the State of New York, United States of America.

For and on behalf of

LATAM AIRLINES GROUP S.A.

By:
Name:
Title:

Attachment 1 – Discrepancies

Attachment 2 – Engine Life Limited Parts Discrepancies

Attachment 3 – Records Inventory

ANNEX A

EXHIBIT III

FORM OF FINAL ACCEPTANCE CERTIFICATE

To: [       ]

Date:                         , 2021

Reference is made to Lease Agreement (MSN 6698) dated as of                  , 2021 (as supplemented by the Lease Supplement No. 1 dated                  , 2021, the “Lease”) between WILMINGTON TRUST COMPANY, not in its individual capacity but solely in its capacity as trustee of the MSN 6698 trust (the “Lessor”) and LATAM Airlines Group S.A. (the “Lessee”) relating to one Airbus A321-200 aircraft with manufacturer’s serial number 6698 (as more fully described herein, the “Aircraft”) and [      ] Registration Mark [      ].

Terms used in this Certificate bear the meanings given to such terms in the Lease.

1.	The Lessee confirms that as at hours ([ ] time) on , 2021 being the Delivery Date at [ ] the Lessor hereby delivers and leases to the Lessee under the Lease, and the Lessee hereby accepts and leases from the Lessor under the Lease, the Aircraft, which as of the date hereof consists of the following components:

i.	one (1) Airbus model A321-200 airframe bearing manufacturer’s serial number 6698 and [ ] registration mark [ ];

ii.	two (2) CFM56-5B3/3 engines bearing manufacturer’s serial numbers [ ] and [ ], respectively;

iii.	all the Parts from time to time installed on the Airframe; and

iv.	the Aircraft Documents; and

v.	the following Aircraft details:

(a)	Airframe

Aircraft Model:	Airbus A321-200

Date of Manufacture

Manufacturer’s Serial Number:	6698
Certified Weights:	Max Take-off:
Max Zero Fuel:
Max Landing:
Max Taxi:
Operating Empty:

Airframe Maintenance Status:

Total Flight Hours:

Total Cycles:

Total Flight Hours Since Last Airframe 6 Year Check:

Total Cycles Since Last Airframe 6 Year Check:

Date Last Airframe 6 Year Check Accomplished:

Total Flight Hours Since Last Airframe 12 Year Check:

Total Cycles Since Last Airframe 12 Year Check:

Date Last Airframe 12 Year Check Accomplished:

Total Flight Hours Since Last C-Check:

Total Cycles Since Last C-Check:

Date Last C-Check Accomplished:

(b)	Engines (Installed)

Engine Type:	[CFM]

Manufacturer’s Serial Numbers:
and

Maximum Takeoff Thrust Rating:	lbs.

Engines Maintenance Status:

Position 1

ESN:

Total Flight Hours:

Total Cycles:

Total Flight Hours Since Last Engine Performance Restoration:

Total Cycles Since Last Engine Performance Restoration:

Date of Last Engine Performance Restoration:

Position 2

ESN:

Total Flight Hours:

Total Cycles:

Total Flight Hours Since Last Engine Performance Restoration:

Total Cycles Since Last Engine Performance Restoration:

Date of Last Engine Performance Restoration:

(c)	APU (Installed)

APU Manufacturer & Model:

Manufacturer’s Serial Number:

APU Maintenance Status:

Total APU Hours:

Total APU Cycles:

Total APU Hours Since Last APU Power Section Refurbishment:

Total APU Cycles Since Last APU Power Section Refurbishment:

Date of Last APU Power Section Refurbishment:

(d)	Landing Gear (Installed)

Manufacturer’s Serial Numbers:	Left Main:

Right Main:

Nose:

Landing Gear Maintenance Status:

Left Main

Total Flight Hours:

Total Cycles:

Total Flight Hours Since Last Landing Gear Overhaul:

Total Cycles Since Last Landing Gear Overhaul:

Date of Last Landing Gear Overhaul:

Right Main

Total Flight Hours:
Total Cycles:

Total Flight Hours Since Last Landing Gear Overhaul:

Total Cycles Since Last Landing Gear Overhaul:

Date of Last Landing Gear Overhaul:

Nose

Total Flight Hours:

Total Cycles:

Total Flight Hours Since Last Landing Gear Overhaul:

Total Cycles Since Last Landing Gear Overhaul:

Date of Last Landing Gear Overhaul:

(e)	Interior Configuration

Seating

Lavatories

Galleys

Passenger Service Units

PSIU

(f)	Aircraft Documents

As described in Attachment 1 to this Redelivery Acceptance Certificate.

(g)	Fuel On Board: kgs.

2.	The Lessee acknowledges and agrees that (A) the Aircraft is of a size, design, capacity and manufacture selected by and acceptable to the Lessee and (B) the Lessee is satisfied that the Aircraft is suitable for its purposes.

3.	This Acceptance Certificate may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

4.	This Acceptance Certificate shall be governed by, and construed in accordance with, the laws of the State of New York, United States of America.

For and on behalf of

LATAM AIRLINES GROUP S.A.

By:
Name:
Title:

Attachment 1 – Discrepancies

Attachment 2 – Engine Life Limited Parts Discrepancies

Attachment 3 – Records Inventory

EXHIBIT IV

FORM OF REDELIVERY TECHNICAL ACCEPTANCE CERTIFICATE

To: [       ]

Date:                            , 2021

Reference is made to Lease Agreement (MSN 6698) dated as of                 , 2021 (as supplemented by the Lease Supplement No. 1 dated                    , 2021, the “Lease”) between WILMINGTON TRUST COMPANY, not in its individual capacity but solely in its capacity as trustee of the MSN 6698 trust (the “Lessor”) and LATAM Airlines Group S.A. (the “Lessee”) relating to one Airbus A321-200 aircraft with manufacturer’s serial number 6698 (as more fully described herein, the “Aircraft”) and [      ] Registration Mark [      ].

Terms used in this Certificate bear the meanings given to such terms in the Lease.

1.	The Lessor confirms that as at hours ([ ] time) on , 2021 being the Delivery Date at [ ] the Lessee hereby redelivers to the Lessor under the Lease, and the Lessor hereby accepts from the Lessee under the Lease, the Aircraft, which as of the date hereof consists of the following components:

i.	one (1) Airbus model A321-200 airframe bearing manufacturer’s serial number 6698 and [ ] registration mark [ ];

ii.	two (2) CFM56-5B3/3 engines bearing manufacturer’s serial numbers [ ] and [ ], respectively;

iii.	all the Parts from time to time installed on the Airframe;

iv.	the Aircraft Documents; and

v.	the following Aircraft details:

(a)	Airframe

Aircraft Model:	Airbus A321-200

Date of Manufacture

Manufacturer’s Serial Number:	6698
Certified Weights:	Max Take-off:
Max Zero Fuel:
Max Landing:
Max Taxi:
Operating Empty:

Airframe Maintenance Status:

Total Flight Hours:

Total Cycles:

Total Flight Hours Since Last Airframe 6 Year Check:

Total Cycles Since Last Airframe 6 Year Check:

Date Last Airframe 6 Year Check Accomplished:

Total Flight Hours Since Last Airframe 12 Year Check:

Total Cycles Since Last Airframe 12 Year Check:

Date Last Airframe 12 Year Check Accomplished:

Total Flight Hours Since Last C-Check:

Total Cycles Since Last C-Check:

Date Last C-Check Accomplished:

(b)	Engines (Installed)

Engine Type:	[CFM]

Manufacturer’s Serial Numbers:
and

Maximum Takeoff Thrust Rating:	lbs.

Engines Maintenance Status:

Position 1

ESN:

Total Flight Hours:

Total Cycles:

Total Flight Hours Since Last Engine Performance Restoration:

Total Cycles Since Last Engine Performance Restoration:

Date of Last Engine Performance Restoration:

Position 2

ESN:

Total Flight Hours:

Total Cycles:

Total Flight Hours Since Last Engine Performance Restoration:

Total Cycles Since Last Engine Performance Restoration:

Date of Last Engine Performance Restoration:

(c)	APU (Installed)

APU Manufacturer & Model:

Manufacturer’s Serial Number:

APU Maintenance Status:

Total APU Hours:

Total APU Cycles:

Total APU Hours Since Last APU Power Section Refurbishment:

Total APU Cycles Since Last APU Power Section Refurbishment:

Date of Last APU Power Section Refurbishment:

(d)	Landing Gear (Installed)

Manufacturer’s Serial Numbers:	Left Main:

Right Main:

Nose:

Landing Gear Maintenance Status:

Left Main

Total Flight Hours:

Total Cycles:

Total Flight Hours Since Last Landing Gear Overhaul:

Total Cycles Since Last Landing Gear Overhaul:

Date of Last Landing Gear Overhaul:

Right Main

Total Flight Hours:
Total Cycles:

Total Flight Hours Since Last Landing Gear Overhaul:

Total Cycles Since Last Landing Gear Overhaul:

Date of Last Landing Gear Overhaul:

Nose

Total Flight Hours:

Total Cycles:

Total Flight Hours Since Last Landing Gear Overhaul:

Total Cycles Since Last Landing Gear Overhaul:

Date of Last Landing Gear Overhaul:

(e)	Interior Configuration

Seating

Lavatories

Galleys

Passenger Service Units

PSIU

(f)	Aircraft Documents

As described in Attachment 1 to this Redelivery Acceptance Certificate.

(g)	Fuel On Board: kgs.

2.	The Aircraft and Aircraft Documents are hereby accepted by the Lessor for redelivery under the Lease subject to [(i)] the provisions of the Lease [, and (ii) the correction by the Lessee (or procurement by the Lessee at the Lessee’s cost) within days following the date hereof of the discrepancies specified in Attachment 2 hereto].

3.	Subject to the following paragraph, the Lease is hereby terminated without prejudice to the Lessee’s continuing obligations and the Lessor’s continuing rights under the Lease.

4.	Lessee represents and warrants that during the Term all maintenance and repairs to the Aircraft and each Part were performed in accordance with the requirements of the Lease. The Lessee further confirms that all of its obligations, whether accruing prior to the date hereof or which survive the termination or expiration of the Lease by their terms and accrue after the date hereof, will remain in full force and effect until all such obligations have been satisfied in full.

5.	This Redelivery Technical Acceptance Certificate may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

6.	This Redelivery Technical Acceptance Certificate shall be governed by, and construed in accordance with, the laws of the State of New York, United States of America.

IN WITNESS WHEREOF, the Lessor and the Lessee have each caused this Redelivery Acceptance Certificate to be duly executed by their authorized representatives on the date first above written.

LATAM AIRLINES GROUP S.A.	WILMINGTON TRUST COMPANY,
Lessee	not in its individual capacity but solely in its capacity as trustee of the MSN 6698 trust Lessor

By:	By:
Name:	Name:
Title:	Title:

Attachment 1 – Aircraft Documents

[List of Aircraft Documents to be inserted]

Attachment 2 – Discrepancies

Attachment 3 – Engine Life Limited Parts Discrepancies

Attachment 4 – Records Inventory

EXHIBIT V

FORM OF FINAL CERTIFICATE OF REDELIVERY

To: [      ]

Date:                         , 2021

Reference is made to Lease Agreement (MSN 6698) dated as of              , 2021 (as supplemented by the Lease Supplement No. 1 dated                , 2021, the “Lease”) between WILMINGTON TRUST COMPANY, not in its individual capacity but solely in its capacity as trustee of the MSN 6698 trust (the “Lessor”) and LATAM Airlines Group S.A. (the “Lessee”) relating to one Airbus A321-200 aircraft with manufacturer’s serial number 6698 (as more fully described herein, the “Aircraft”) and [      ] Registration Mark [       ].

To: [          ]

Date:                           , 2021

Reference is made to Lease Agreement (MSN 6698) dated as of                 , 2021 (as supplemented by the Lease Supplement No. 1 dated                   , 2021, the “Lease”) between WILMINGTON TRUST COMPANY, not in its individual capacity but solely in its capacity as trustee of the MSN 6698 trust (the “Lessor”) and LATAM Airlines Group S.A. (the “Lessee”) relating to one Airbus A321-200 aircraft with manufacturer’s serial number 6698 (as more fully described herein, the “Aircraft”) and [       ] Registration Mark [       ].

Terms used in this Certificate bear the meanings given to such terms in the Lease.

1.	The Lessor confirms that as at hours ([ ] time) on , 2021 being the Delivery Date at [ ] the Lessee hereby redelivers to the Lessor under the Lease, and the Lessor hereby accepts from the Lessee under the Lease, the Aircraft, which as of the date hereof consists of the following components:

i.	one (1) Airbus model A321-200 airframe bearing manufacturer’s serial number 6698 and [ ] registration mark [ ];

ii.	two (2) CFM56-5B3/3 engines bearing manufacturer’s serial numbers [ ] and [ ], respectively;

iii.	all the Parts from time to time installed on the Airframe;

iv.	the Aircraft Documents; and

v.	the following Aircraft details:

(a)	Airframe

Aircraft Model:	Airbus A321-200

Manufacturer’s Serial Number:	6698

Date of Manufacture

Certified Weights:	Max Take-off:
Max Zero Fuel:
Max Landing:
Max Taxi:
Operating Empty:

Airframe Maintenance Status:

Total Flight Hours:

Total Cycles:

Total Flight Hours Since Last Airframe 6 Year Check:

Total Cycles Since Last Airframe 6 Year Check:

Date Last Airframe 6 Year Check Accomplished:

Total Flight Hours Since Last Airframe 12 Year Check:

Total Cycles Since Last Airframe 12 Year Check:

Date Last Airframe 12 Year Check Accomplished:

Total Flight Hours Since Last C-Check:

Total Cycles Since Last C-Check:

Date Last C-Check Accomplished:

(b)	Engines (Installed)

Engine Type:	[CFM]

Manufacturer’s Serial Numbers:
and

Maximum Takeoff Thrust Rating:	lbs.

Engines Maintenance Status:

Engines Maintenance Status:

Position 1

ESN:

Total Flight Hours:

Total Cycles:

Total Flight Hours Since Last Engine Performance Restoration:

Total Cycles Since Last Engine Performance Restoration:

Date of Last Engine Performance Restoration:

Position 2

ESN:

Total Flight Hours:

Total Cycles:

Total Flight Hours Since Last Engine Performance Restoration:

Total Cycles Since Last Engine Performance Restoration:

Date of Last Engine Performance Restoration:

(c)	APU (Installed)

APU Manufacturer & Model:

Manufacturer’s Serial Number:

APU Maintenance Status:

Total APU Hours:

Total APU Cycles:

Total APU Hours Since Last APU Power Section Refurbishment:

Total APU Cycles Since Last APU Power Section Refurbishment:

Date of Last APU Power Section Refurbishment:

(d)	Landing Gear (Installed)

Manufacturer’s Serial Numbers:	Left Main:

Right Main:

Nose:

Landing Gear Maintenance Status:

Left Main

Total Flight Hours:

Total Cycles:

Total Flight Hours Since Last Landing Gear Overhaul:

Total Cycles Since Last Landing Gear Overhaul:

Date of Last Landing Gear Overhaul:

Right Main

Total Flight Hours:
Total Cycles:

Total Flight Hours Since Last Landing Gear Overhaul:

Total Cycles Since Last Landing Gear Overhaul:

Date of Last Landing Gear Overhaul:

Nose

Total Flight Hours:

Total Cycles:

Total Flight Hours Since Last Landing Gear Overhaul:

Total Cycles Since Last Landing Gear Overhaul:

Date of Last Landing Gear Overhaul:

(e)	Interior Configuration

Seating

Lavatories

Galleys

Passenger Service Units

PSIU

(f)	Aircraft Documents

As described in Attachment 1 to this Redelivery Acceptance Certificate.

(g)	Fuel On Board: kgs.

2.	Subject to the following paragraph, the Lease is hereby terminated without prejudice to the Lessee’s continuing obligations and the Lessor’s continuing rights under the Lease.

3.	Lessee represents and warrants that during the Term all maintenance and repairs to the Aircraft and each Part were performed in accordance with the requirements of the Lease. The Lessee further confirms that all of its obligations, whether accruing prior to the date hereof or which survive the termination or expiration of the Lease by their terms and accrue after the date hereof, will remain in full force and effect until all such obligations have been satisfied in full.

4.	This Final Certificate of Redelivery may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

5.	This Final Certificate of Redelivery shall be governed by, and construed in accordance with, the laws of the State of New York, United States of America.

IN WITNESS WHEREOF, the Lessor and the Lessee have each caused this Redelivery Acceptance Certificate to be duly executed by their authorized representatives on the date first above written.

LATAM AIRLINES GROUP S.A.	WILMINGTON TRUST COMPANY,
Lessee	not in its individual capacity but solely in its capacity as trustee of the MSN 6698 trusts Lessor

By:	By:
Name:	Name:
Title:	Title:

Attachment 1 – Aircraft Documents

[List of Aircraft Documents to be inserted]

Attachment 2 – Discrepancies

Attachment 3 – Engine Life Limited Parts Discrepancies

Attachment 4 – Records Inventory

EXHIBIT VI

FORM OF MONTHLY UTILIZATION REPORT

OWNER REPORT

Details of Arguments

DATE FROM		DATE TO	
FLEET		DATA AS OF	
REGISTRATION CODE		PERIOD FH	
MSN		PERIOD FC	
AIRCRAFT OWNER		TOTAL FH SINCE NEW	
AIRCRAFT OPERATOR		TOTAL FC SINCE NEW	

Details

AIRFRAME STATUS													
CHECK NAME	INTERVAL (CALENDAR TIME)	INTERVAL (FH)	INTERVAL (FC)	NEXT CHECK BARCODE	NEXT CHECK LOCATION	WP BARCODE	WP DUE	SCHED START	LAST CHECK BARCODE	DATE LAST CHECK	LAST CHECK LOCATION	FH AT LAST CHECK	FC AT LAST CHECK

ENGINES (Originally Received)													
PART NUMBER	SERIAL NUMBER	PERIOD FH	PERIOD FC	TOTAL FH SINCE NEW	TOTAL FC SINCE NEW	DATE LAST SHOP VISIT	FC SINCE LSV	FH SINCE LSV	FLEET	CURRENT LOCATION	REMOVAL DATE	INSTALLATION DATE

ENGINES (Installed at Period)									
PART NUMBER	SERIAL NUMBER	POSITION	PERIOD FH	PERIOD FC	TOTAL FH SINCE NEW	TOTAL FC SINCE NEW	OWNER	FLEET	CURRENT LOCATION

APU (Originally Received)										
PART NUMBER	SERIAL NUMBER	PERIOD FH	PERIOD FC	CURRENT TSN	CURRENT CSN	DATE LAST REPAIR	FH SINCE LAST	FC SINCE LAST	FLEET	CURRENT LOCATION

LANDING GEAR (Originally Received)											
POSITION	PART NUMBER	SERIAL NUMBER	CURRENT TSN	CURRENT CSN	DATE LAST OVERHAUL	HOURS SINCE OVERHAUL	CYCLES SINCE OVERHAUL	FLEET	CURRENT LOCATION	REMAINING TIME	REMAINING CYCLES

EXHIBIT VII

FORM OF PBH REPORT

Registry	Type	MSN	Engine 1	Engine 2	Lessor	Manager	Rate Airframe	Rate Airframe 1	Rate Airframe 2

FH Airframe	FH Engine 1	FH Engine	Total

[Definitions and Construction]

MSN 6698

ANNEX A to

Lease Agreement

DEFINITIONS

“Actual Location” means Victorville, California, United States of America.

“Additional Insureds” has the meaning set forth in Section 10(b) of the Lease.

“Affiliate” of any Person means (i) any other Person directly or indirectly controlling, directly or indirectly controlled by, or under direct or indirect common control with, such Person; or if such Person is a partnership, any general partner of such Person or a Person controlling such general partner and/or (ii) any other Person who would, under IFRS, be consolidated or required to be consolidated for accounting purposes with such Person. For purposes of this definition, “control” (including “controlled by” and “under common control with”) shall mean the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person whether through the ownership of voting securities or by contract or otherwise.

“Agent” means the person or persons appointed as agent of the Financiers pursuant to the Financing Documents and any other person identified as an “Agent” for the purposes of this Lease, as may be notified by the Lessor to the Lessee from time to time.

“Agreed Value” has the meaning set forth in Schedule 3 (Certain Economic Terms) of the Lease.

“Aircraft” means one (1) Airbus model A321-200 aircraft comprising the Airframe together with the two (2) CFM56-5B3/3 Engines described in the Certificate of Acceptance (or any Replacement Engine that may from time to time be substituted for any of such Engines pursuant to Section 7(l) or 9(b) of the Lease), whether or not any of such initial or substituted Engines may from time to time be installed on such Airframe or installed on any other airframe or on any other aircraft.

“Aircraft Documents” means, with respect to the Aircraft or any Engine, all logs, logbooks, manuals and data, and inspection, modification and overhaul records (including all job cards), other records required to be maintained under applicable rules and regulations of the Aviation Authority and if any of the same are not in the English language, certified English translations thereof and each of the documents referred to in Schedule 6 (Aircraft Documents), provided that any expired or superseded documents may be in such language as is available.

“Airframe” means (a) the Airbus model A321-200 airframe further described in the Certificate of Acceptance (except the Engines or engines from time to time installed thereon and any and all Parts related to such Engine or engines) and (b) and any and all Parts, whether or not the same shall be incorporated or installed in or attached to the Airframe so long as title thereto shall remain vested in the Owner in accordance with the terms of Section 8(a) of the Lease, together with the Aircraft Documents therefor.

“Airframe 6-Year Check” means the airframe 6 year check which shall include the completion of the 6 year structural tasks, system and zonal tasks and all lesser due tasks and checks in accordance with the then current revision of the Manufacturer’s Maintenance Planning Document.

“Airframe 6 Year Reserve Amount”	REDACTED*

“Airframe 12-Year Check” means the airframe 12 year check which shall include the completion of the 12 year structural tasks, system and zonal tasks and all lesser due tasks and checks in accordance with the then current revision of the Manufacturer’s Maintenance Planning Document.

“Airframe 12 Year Reserve Amount”	REDACTED*

“Airworthiness Directive” or “AD” means any requirement for the inspection, repair or modification of the Aircraft, any Engine or any Part as issued by the Aviation Authority, FAA or EASA.

“Applicable Laws” means, with respect to any Person or property (including the Aircraft), all applicable laws, treaties, conventions, ordinances, judgments, decrees, injunctions, writs, rules, regulations, orders, interpretations, licenses, permits and orders of any Government Body in any relevant jurisdiction, in each case applicable to such Person or property (including the Aircraft).

“Approval Order” has the meaning set forth in Schedule 1 (Conditions Precedent) of the Lease.

“Approved Maintenance Facility” means a maintenance facility approved by EASA pursuant to EASA Part 145 regulations and the Aviation Authority or such other maintenance facility as Lessor may approve in its sole discretion, for the accomplishment of the maintenance, testing, inspection, repair, overhaul or modification that is intended to be accomplished with respect to the Airframe, any Engine, any Landing Gear, the APU or any Part, as the case may be.

“Approved Maintenance Programme” has the meaning set forth in Section 7(d)(i) of the Lease.

“APU” means (i) the auxiliary power unit listed on Annex 1 to the Certificate of Acceptance at Delivery, (ii) any and all Parts, so long as such Parts are incorporated in, installed on or attached to such auxiliary power unit or so long as title to such Parts is vested in Lessor in accordance with the terms this Lease after removal from such auxiliary power unit, and (iii) all substitutions, replacements or renewals from time to time made in or to such auxiliary power unit or to any of the Parts referred to in part (ii) above, in each case made in accordance with this Lease and title to which has passed to Lessor in accordance with Section 8(h) of the Lease..

“APU Power Section Refurbishment” means an off-fuselage heavy repair shop visit in respect of the APU at which a prescribed package of inspection, checks, repair and replacement of Parts on the principal assemblies or modules is accomplished in accordance with the then current APU manufacturer’s shop manual and the recommendations in the then current manufacturer’s workscope planning guidance documents. Such package of work shall, as a minimum, be sufficient to achieve a full operating interval until the next anticipated APU Power Section Refurbishment shop visit in line with industry achievements for APU’s of the same type as such APU.

*	All text marked “*REDACTED” is Redacted Per Amended Standing Order Regarding Redactions Dated February 2, 2021.

“APU Reserve Amount”	REDACTED*

“Aviation Authority” means (i) the Dirección General de Aeronáutica Civil of Chile and any successor organization and each other Government Body or other Person who shall from time to time be vested with the control and supervision of, or have jurisdiction over, the registration, airworthiness and operation of aircraft or other matters relating to civil aviation in Chile, (ii) the National Civil Aviation Agency - Brazil and any successor organization and each other Government Body or other Person who shall from time to time be vested with the control and supervision of, or have jurisdiction over, the registration, airworthiness and operation of aircraft or other matters relating to civil aviation in Brazil or (iii) if the Aircraft is subleased to, or operated by, a Permitted Sublessee and is re-registered in accordance with Section 7(b) of the Lease, such Government Body or other Person who shall from time to time be vested with the control and supervision of, or have jurisdiction over, the registration, airworthiness and operation of aircraft or other matters relating to civil aviation in the applicable Permitted Jurisdiction.

“Bankruptcy Code” has the meaning set forth in Section 7(g)(v)(11)(B).

“Bankruptcy Court” has the meaning set forth in Section 7(g)(v)(11)(B).

“Bankruptcy Law” means any domestic or foreign bankruptcy, insolvency, receivership or similar law.

“Base Rent” has the meaning set forth in Schedule 3 (Certain Economic Terms) of the Lease.

“Base Rent Payment Date” has the meaning set forth in Schedule 3 (Certain Economic Terms) of the Lease.

“Brazil” means the Federal Republic of Brazil.

“Break Costs” means any Loss, premium or penalty which the Lessor, the Owner or any Affiliate of the Lessor, the Owner or the Servicer has to pay in connection with unwinding (or maintaining or continuing to make payments under) any swap, hedge, cap, forward interest agreement or other financial instrument entered into in relation to the Rent payments expected to be received under this Lease.

“Business Day” means any day other than a Saturday, Sunday or day on which commercial banks are required or authorized to close in New York, New York, Santiago, Chile, or, if different from the foregoing, the city in which the Lessor maintains its corporate trust office or receives and disburses funds.

*	All text marked “*REDACTED” is Redacted Per Amended Standing Order Regarding Redactions Dated February 2, 2021.

“Cape Town Convention” means the Convention on International Interests in Mobile Equipment and the Protocol thereto on Matters Specific to Aircraft Equipment signed at Cape Town, South Africa on 16 November 2001. References to any Articles of the Cape Town Convention refer to the English language version of the Consolidated Text of the Cape Town Convention and the Aircraft Protocol attached to Resolution No. 1 of the Final Act of the Diplomatic Conference to adopt the Cape Town Convention and Aircraft Protocol.

“Certificate of Airworthiness” means with respect to the Aircraft, the certificate of airworthiness issued by the Aviation Authority.

“Certificate of Registration” means, with respect to the Aircraft, the certificate of aircraft registration issued by the Aviation Authority.

“Chapter 11 Cases” has the meaning set forth in Section 7(g)(iv)(10)(B).

“Charter” means any contractual agreement (other than a contractual agreement with respect to a regularly scheduled flight of the Lessee) entered into by the Lessee with any Person other than an air carrier for the use (but not operation) of the Aircraft or any Part thereof.

“Chile” means the Republic of Chile.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Connectivity Modification” has the meaning set forth in Section 8(f)(ii).

“Default” means an Event of Default or an event or a condition that, with the giving of notice or lapse of time or both, would become an Event of Default.

“Default Rate”	REDACTED*

“Delivery” means the delivery of the Aircraft to Lessee in accordance with the terms of this Lease.

“Delivery Date” has the meaning set forth in Schedule 4 (Delivery Procedure) of the Lease.

“Delivery Ferry Flight” has the meaning set forth in Schedule 4 (Delivery Procedure) of the Lease.

“Deregistration Power of Attorney” means a duly executed irrevocable deregistration power of attorney from the Lessee and, if applicable, any Permitted Sublessee, in favor of the Lessor, in form and substance reasonably satisfactory to the Lessor.

“Dollars” “US Dollars”, “U.S.$”, “US$” and “$”, mean immediately available and freely transferable lawful currency of the United States of America.

“Dry Lease” means any lease of the Aircraft (other than a Wet Lease).

*	All text marked “*REDACTED” is Redacted Per Amended Standing Order Regarding Redactions Dated February 2, 2021.

“Engine” means (a) each of the two CFM International, Inc. engines (generic manufacturer and model CFM56-5B3/3) listed by manufacturer’s serial number and further described in each Acceptance Certificate, whether or not from time to time installed on the Airframe or installed on any other airframe or on any other aircraft, and (b) any Replacement Engine; in each case whether or not such engine or Replacement Engine at any time is installed on the Aircraft or is installed on any other aircraft or airframe, so long as title thereto shall remain vested in the Lessor in accordance with the terms of Section 7(g) of the Lease, together with the Aircraft Documents therefor; together in each case with any and all related Parts, but excluding items installed or incorporated in or attached to any such engine from time to time that are excluded from the definition of Parts.

“Engine Life Limited Parts” means such parts with an ultimate life limit as detailed in Chapter 5 airworthiness limitations section of the relevant manufacturers engine shop manual.

“Engine Manufacturer” means CFM International, Inc.

“Engine Performance Restoration” means	REDACTED*

“Engine Performance Restoration Reserve Amount” has the meaning set forth in Schedule 5 (Redelivery Maintenance Adjustment) of the Lease.

“Event of Default” means any of the “Events of Default” as defined in Section 14 of this Lease.

“Event of Loss” means, with respect to the Aircraft, the Airframe or any Engine, any of the following events:

REDACTED*

*	All text marked “*REDACTED” is Redacted Per Amended Standing Order Regarding Redactions Dated February 2, 2021.

An Event of Loss shall be deemed to have occurred:

(a)	in the case of an actual total loss, at 12:00 midnight (New York time) on the actual date the Aircraft was lost or, if such date is not known, 12:00 midnight (New York time) on the day on which the Aircraft was last heard from;

(b)	in the case of any of the events described in paragraph (i) of the definition of Event of Loss above (other than an actual total loss), upon the date of occurrence of such destruction, damage or rendering unfit;

(c)	in the case of any of the events described in paragraph (ii) of the definition of Event of Loss above (other than an actual total loss), the date and time at which either a total loss is subsequently admitted by the insurers or a competent court or arbitration tribunal issues a judgment to the effect that a total loss has occurred;

(d)	in the case of any of the events referred to in paragraph (iii) of the definition of Event of Loss above, upon the occurrence thereof; and

(e)	in the case of any of the events referred to in paragraphs (iv), (v) and (vi) of the definition of Event of Loss above, upon the expiration of the period of time specified therein.

“Excluded Tax” means Taxes in relation to the Lessor or the Owner to the extent such Taxes are:

(a)	imposed as a direct result of activities of the Lessor or the Owner in the jurisdiction imposing the liability unrelated to:

(i)	the Lessor’s or the Owner’s dealings with the Lessee;

(ii)	to the transactions contemplated by this Lease;

(iii)	any Permitted Sublease or interchange agreement with an Interchange Counterparty; and

(iv)	the operation of the Aircraft by the Lessee or any Permitted Sublessee; or

(b)	imposed on the net income, profits or gains of the Lessor or the Owner by any Government Body in their respective state of incorporation and/or the jurisdiction in which they are resident for tax purposes, other than:

(i)	Taxes payable by the Lessor or the Owner as a direct result of the Lessor or the Owner being required to include in its taxable income any amount attributable to any improvement, alteration, substitution or addition to the Aircraft, except to the extent that any taxable profit realized by the Lessor or, as the case may be, the Owner is directly attributable to any improvement, alteration, substitution or addition to the Aircraft effected by the Lessee pursuant to any provision of this Lease;

(ii)	Taxes which are imposed on the Lessor or the Owner by reason of the presence, location, maintenance, registration, use or operation of the Aircraft, any Engine, the Airframe or any Part in such jurisdiction;

(iii)	Taxes which are imposed on the Lessor or the Owner by reason of or consequent upon any Default or any breach by the Lessee of, or any failure by the Lessee to perform any of its obligations under, or any misrepresentation made by the Lessee in, this Lease; or

(c)	Taxes which are imposed on the net income, profits or gains of the Lessor or the Owner by any Government Body in any jurisdiction other than in their respective state of incorporation and/or the jurisdiction in which they are resident for tax purposes, subject to the qualifications set out in sub-paragraphs (b)(i), (ii) and (iii) above and subject to the additional qualification that this paragraph (c) shall not include any such Taxes to the extent they are imposed:

(i)	as a result of the presence in the jurisdiction imposing the Tax of the Lessee or any Permitted Sublessee; or

(ii)	as a result of the payment by the Lessee from the jurisdiction imposing the Tax of any amount due under this Lease;

(d)	imposed solely as a result of an event occurring after the Lease Expiry Date which is not related to the Lessor’s dealings with the Lessee or the transactions contemplated by this Lease or the operation of the Aircraft by the Lessee;

(e)	imposed with respect to any period commencing or event occurring before Delivery;

(f)	caused by the Lessor’s or the Owner’s fraud, wilful misconduct or Gross Negligence;

(g)	a Tax liability which would have arisen even if the Lease had not been entered into and such Tax liability is unrelated to the transactions contemplated by the Lease;

(h)	caused by a breach or default by the Lessor or the Owner of its express obligations under this Lease which does not result from any act or omission of any person other than the Lessor or the Owner;

(i)	caused by a breach by the Lessor or the Owner of any express representation or warranty made under this Lease which does not result from any act or omission of any person other than the Lessor or the Owner; or

(j)	Taxes which arise as a result of a reasonably avoidable delay or failure by the Lessor or the Owner in filing any necessary tax returns required by law, in paying the relevant Taxes required by law or, in completing any necessary tax returns required by law it is obliged by law to file (provided the Lessor or the Owner, as the case may be, was aware of such obligation to file a tax return or make a payment of tax), unless such delay, failure or error is caused by the breach or failure of the Lessee to provide any information that is required for these purposes or that the Lessor may reasonably request; or

(k)	Taxes which arise solely as a result of events or circumstances occurring during any period during which the Lessee does not have possession of the Aircraft as a result of a breach by the Lessor of its obligations pursuant to Section 17 or any breach by the Lessor of its quiet enjoyment covenant; or

(l)	Taxes which arise as a result of the acquisition of the Aircraft (or Delivery), any voluntary sale, assignment, transfer or other disposition by the Lessor or the Owner of the Aircraft or any interest therein unless such sale, assignment, transfer or other disposition occurs in connection with, or arises following a Default; or

(m)	Taxes which arise with respect to any period or event occurring after Redelivery in accordance with the conditions set out in this Lease (except to the extent any such Tax is attributable to such Redelivery) and is unrelated to any event occurring prior to such Redelivery and unrelated to the Lessor’s dealings with the Lessee pursuant to this Lease or the transactions contemplated by the this Lease; or

(n)	Taxes which arise as a result of any financing arrangement entered into by the Lessor or the Owner with respect to the Aircraft; or

(o)	incurred by the Owner (if the Owner is not the Lessor) except to the extent that such Tax is a tax imposed on the Owner in circumstances in which, but for the existence of the Owner and any head lease, the Lessor would have incurred that liability and the Lessee would have been obliged to indemnify the Lessor against that liability.

“Existing Lien” means any Lien created by that certain Indenture and Security Agreement (MSN 6698), dated as of July 29, 2015, between the Owner and the Loan Trustee, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms (the “Indenture”), including supplementation by an Indenture Supplement pursuant to the Indenture.

“Expenses” means any and all liabilities, obligations, losses, damages, settlements, penalties, claims, actions, suits, reasonable costs, reasonable expenses and disbursements (including, without limitation, reasonable fees and disbursements of legal counsel, accountants, appraisers, inspectors or other professionals, and costs of investigation).

“Export Certificate of Airworthiness” means with respect to the Aircraft, the certificate of airworthiness issued by the Aviation Authority.

“FAA” means the Federal Aviation Administration of the United States of America and any successor Government Body or other Person who shall from time to time be vested with the control and supervision of, or have jurisdiction over, the registration, airworthiness and operation of aircraft or other matters relating to civil aviation in the United States of America.

“FATCA” means (a) Sections 1471 through 1474 of the Code, or a successor version, and any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Code, (b) any treaty, law, regulation or other official guidance enacted in any other jurisdiction, or relating to any intergovernmental agreement (and related legislation or official administrative guidance) between the United States and any other jurisdiction, which (in any such case) facilitates the implementation of paragraph (a), or (c) any agreements pursuant to the implementation of paragraphs (a) or (b) with the U.S. Internal Revenue Service, the U.S. government or any governmental or taxation authority in any jurisdiction.

“Final Acceptance Certificate” means the acceptance certificate to be entered into between the Lessee and the Lessor after the Delivery Ferry Flight on the Delivery Date substantially in the form of Exhibit III to the Lease.

“Financier” means any person or persons through which the Lessor or the Owner may from time to time finance or refinance its interest in the Aircraft and/or for whose benefit security over, or rights relating to, the Aircraft and/or this Lease may be granted (including by way of a declaration of trust) by the Lessor or the Owner or at its request, and includes the Security Trustee and the Agent as well as any underwriter, placement agent or syndication agent, any export credit agency and any other person identified as a “Financier” for the purposes of this Lease, as may be notified by the Lessor to the Lessee from time to time.

“Financing Documents” means each present and/or future document which is from time to time related to any financing of the Aircraft (including for such purpose each mortgage and any other security document providing for a security interest in the Aircraft or this Lease, or leasing arrangements whether or not constituting a financing and any documents ancillary thereto).

“Government” means the government of any of Canada, Cayman Islands, Chile, France, Germany, Japan, The Netherlands, Sweden, Switzerland, the United Kingdom or the United States and any instrumentality or agency thereof.

“Government Body” means (whether having a distinct legal personality or not) any nation or government, any state or other political subdivision thereof or local jurisdiction therein, any agency, authority, instrumentality, board commission, department, division, organ, regulatory body, court, central bank or other entity, however constituted, exercising executive, legislative, judicial, taxing, regulatory, supervisory or administrative functions of or pertaining to government, any securities exchange and any self regulatory organization.

“Government of Registry” means Chile, Brazil or jurisdiction in which the Aircraft is registered as permitted under Section 7(b) of the Lease and any agency or instrumentality thereof.

“Gross Negligence” means any intentional action or decision of a person which is taken or made by such person with reckless disregard for the consequences of such action or decision.

“Habitual Base” means:

(a)	Brazil or Chile; or

(b)	in the context of a Permitted Sublease, such airport in the State of Registration at which the Aircraft is habitually based.

“IFRS” shall mean the International Financial Reporting Standards.

“IDERA” means an irrevocable deregistration and export request authorization suitable for filing with the relevant Aviation Authority, substantially in the form referred to in the Cape Town Convention or otherwise in form and substance reasonably satisfactory to the Lessor.

“Indemnitee”	REDACTED*

“Insolvency” or “Liquidation Proceeding” means (i) a voluntary proceeding under any Bankruptcy Law with respect to the Owner or the Lessee; (ii) a voluntary or involuntary appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Owner or the Lessee or for a substantial part of the property of the assets of the Owner or the Lessee; (iii) any voluntary or involuntary winding up or liquidation of the Owner or the Lessee; or (iv) a general assignment for the benefit of creditors of the Owner or the Lessee.

“Insurance Proceeds” means any and all proceeds realized from the Insurances (other than third party liability insurances).

“Insurances” has the meaning given to such term in Section 10(a) of this Lease.

“Interchange Counterparty” has the meaning set forth in Section 7(g)(v) of the Lease.

“Landing Gear” means the landing gear assemblies (nose, left main and right main) of the Aircraft (excluding brakes and wheels) and any landing gear assembly substituted therefor in accordance with this Lease and title to which has passed to Lessor in accordance with this Lease.

“Landing Gear Overhaul” means the off-the-wing restoration of the Landing Gear to satisfy the system and structural requirements of an overhaul as per the then current revision of the Manufacturer’s Maintenance Planning Document.

“Landing Gear Reserve Amount”	REDACTED*

“LATAM” has the meaning set forth in the first paragraph hereof.

“Lease” or “Lease Agreement” means the Lease Agreement (MSN 6698) dated as of the date hereof between the Owner, as lessor, and LATAM, as lessee, substantially in the form of, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms, including as supplemented by the Lease Supplement.

“Lease Expiry Date” has the meaning set forth in Schedule 3 (Certain Economic Terms) of the Lease.

“Lease Supplement” means the Lease Supplement substantially in the form of Exhibit I to the Lease, which shall particularly describe the Aircraft subject to the Lease.

*	All text marked “*REDACTED” is Redacted Per Amended Standing Order Regarding Redactions Dated February 2, 2021.

“Leasing Affiliate” means, in each case, so long as they are an Affiliate of Lessee at the time of the relevant event:

REDACTED*

For the purposes of this definition, Lessee shall be deemed to “control” another entity if: (1)  Lessee possesses, directly or indirectly, the power to direct the management or policies of such other entity either through: (i) the ownership of voting rights; (ii) control of the board (including control of its composition) of the other entity; or (iii) indirect control of (i) and (ii); or (2) such other entity would, under relevant accounting principles, be consolidated or required to be consolidated for accounting purposes with Lessee.

“Lessee” has the meaning set forth in recitals hereto.

“Lessee Bankruptcy Event” means the occurrence and continuation of an Event of Default under any of Sections 13(g), (h), (i), (j) or (k) of the Lease.

“Lessee Illegality Event” means it is or will become unlawful for the Lessor or the Lessee to give effect to any of its obligations expressed to be assumed by it in this Lease or to continue this Lease or the leasing of the Aircraft hereunder or for the Lessor to exercise any of its rights or remedies under this Lease, or an event contemplated by Section 14(q) or (r) occurs other than as a result of the act or omission of the Lessee or any Permitted Sublessee, and in each case such circumstances do not constitute a Lessor Illegality Event.

“Lessee Power of Attorney” means each power of attorney executed by the Lessee in favor of the Lessor in connection with the repossession, re-export and deregistration of the Aircraft in form and substance satisfactory to the Lessor.

*	All text marked “*REDACTED” is Redacted Per Amended Standing Order Regarding Redactions Dated February 2, 2021.

“Lessor” means the Owner as lessor under the Lease.

“Lessor Illegality Event” means it is or will become unlawful for the Lessor to give effect to any of its obligations expressed to be assumed by it in this Lease or to continue this Lease or the leasing of the Aircraft hereunder or to exercise any of its rights or remedies under this Lease, and such circumstances apply solely in the Lessor’s jurisdiction of incorporation and do not apply to, or in respect of, another jurisdiction.

“Lessor Parent” means the owner from time to time.

“Lien” means as applied to the property or assets (or the income or profits therefrom) of any Person (in each case, whether the same is consensual or nonconsensual or arises by contract, operation of law, legal process or otherwise), any lien, mortgage, hypothec, encumbrance, pledge, attachment, levy, charge, lease, encumbrance, right of seizure or detention, inscription on a public record, claim, prior claim, right of others or security interest of any kind, including any thereof arising under any conditional sale or other title retention agreement and any agreement to give any thereof in respect of any property or assets of such Person, or upon the income or profits therefrom.

“Life Limited Parts” means any Part that has a pre-determined life limit as mandated by the Manufacturer, any other relevant manufacturer, or the State of Design, which requires any such part to be discarded upon reaching such life limit.

“Loan Trustee” means Wilmington Trust Company as loan trustee pursuant to the Indenture.

“Local Mortgage” means (i) the Chilean law or Brazilian law, as applicable, aircraft mortgage dated on or about the date of the Delivery granted by the Lessor in favor of the Loan Trustee or (ii) if the Aircraft is subleased to, or operated by, a Permitted Sublessee and is registered in accordance with Section 7(b) of the Lease, an aircraft mortgage governed by the laws of the applicable jurisdiction granted by the Lessor in favor of the Loan Trustee dated on or about the date of such sublease, in each case as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

“Loss” or “Losses” means any cost, expense (including the reasonable fees and expenses of professional advisers provided that such fees and expenses need not be reasonable if it is in connection with any Event of Default), financial liability, damage or financial loss of any kind, whether direct or indirect, and regardless of whether they are susceptible to appeal or mitigation, in each case excluding Taxes.

“Major Checks” means in respect of the Aircraft, the Airframe 6-Year Structural Check and/or the Airframe 12-Year Structural Check.

“Manufacturer’s Maintenance Planning Document” means the latest version of the maintenance planning document relating to recommended maintenance of the Aircraft issued by Manufacturer to the extent approved by the Aviation Authority.

“Manufacturer” means Airbus S.A.S., a société par actions simplifiée organized and existing under the laws of the Republic of France.

“Material Adverse Effect” means, in relation to any Person, as the context may require, (a) a material adverse effect upon the business, operations or condition (financial or otherwise) of such Person or upon the ability of such Person to perform its obligations under this Lease, (b) a material adverse effect on the validity or enforceability of any of this Lease, (c) a material adverse effect on the rights or remedies of the Owner under any manufacturer’s warranty with respect to the Aircraft or any Engine or (d) any event or circumstance which adversely affects the Airframe or any Engine or such Person’s interest therein or involves any risk of the sale, seizure, detention or forfeiture of the Airframe or any Engine or any other part of the Aircraft.

“Monthly Utilization Report” has the meaning set forth in Schedule 3 (Certain Economic Terms) of the Lease.

“MRO” means Manufacturers, and with maintenance and overhaul agencies, subcontractors, suppliers and vendors, that Lessee or Lessor contact during the Term in respect of the Aircraft to maintain, provide and service the Airframe, Engines and Parts in accordance with this Lease.

“Notice and Acknowledgement” means a notice and acknowledgement entered into, or to be entered into as the context may require, between any of the Lessor, the Security Trustee and the Owner and the Lessee substantially in such form as may be reasonably required by the Lessor or the Security Trustee.

“NY UCC” means UCC as in effect in the State of New York.

“Other Agreement” means each of the aircraft lease agreements between the Lessor (or an Affiliate of the Lessor) and the Lessee (or an Affiliate of the Lessee) relating to the Other Aircraft.

“Other Aircraft”	REDACTED*

“Owner” means the Lessor or such other person as the Lessor may notify to the Lessee as the owner of the Aircraft from time to time.

“Parts” means with respect to the Airframe or any Engine, all appliances, components, parts, instruments (including avionics), appurtenances, accessories, furnishings and other equipment of whatever nature (other than complete Engines, or engines), that may from time to time be incorporated or installed in or attached to the Airframe or any Engine or removed from the Airframe or such Engine so long as the Lessor’s interest therein shall continue.

“PBH Option” has the meaning set forth in Schedule 3 (Certain Economic Terms) of the Lease.

“PBH Period” has the meaning set forth in Schedule 3 (Certain Economic Terms) of the Lease.

*	All text marked “*REDACTED” is Redacted Per Amended Standing Order Regarding Redactions Dated February 2, 2021.

“PBH Rent” has the meaning set forth in Schedule 3 (Certain Economic Terms) of the Lease.

“Permitted Lien” means (i) the rights of the Lessee and other Persons under leases and other agreements and arrangements to the extent permitted by the terms of Sections 7 and 8 of the Lease; (iii) Liens for fees or charges of any airport or air navigation authority not yet due and payable by the Owner or the Lessee or which are being contested in good faith, on reasonable grounds and by appropriate proceedings so long as such Liens do not involve any material risk of the sale, seizure, forfeiture, detention or loss of the Aircraft, any Part thereof, title thereto, or any interest therein or the use thereof (any of which a “Lien Loss”); (iv) Liens for Taxes payable by the Owner or the Lessee either not yet overdue or being contested in good faith by appropriate proceedings that do not involve any material risk of Lien Loss and that do not involve any potential for criminal liability, and in the case of such proceedings so long as adequate reserves are maintained in respect of such Taxes in accordance with applicable accounting principles; (v) materialmen’s, mechanics’, workmen’s, repairmen’s, employees’ or other like Liens on the Aircraft, the Airframe or any Engine arising in the ordinary course of business of the Lessee for amounts the payment of which is either not yet due or which are being contested in good faith by appropriate proceedings that do not involve any material likelihood of Lien Loss and in the case of such proceedings so long as adequate reserves are maintained by the Lessee in respect of such amounts in accordance with applicable accounting principles; (vi) Liens arising out of judgments or awards against the Owner or the Lessee with respect to which at the time an appeal or proceeding for review is being prosecuted in good faith by appropriate proceedings that do not involve any material likelihood of Lien Loss and in the case of such proceedings so long as an adequate bond to stay enforcement is in effect, (vii) salvage or similar rights of insurers under insurance policies maintained pursuant to and in accordance with Section 10 of the Lease, (viii) the Existing Lien and (vix) any Lien created in favor of a Financier pursuant to Section 7(o)(ii) of the Lease.

“Permitted Sublease” means any sublease permitted by the terms of Section 7(g)(iv) of the Lease.

“Permitted Sublessee” means (x) any Leasing Affiliate or (y) any of the air carriers listed in Annex B hereto or any foreign air carrier consented to in writing by the Lessor; provided that, at the time such sublease is entered into, such sublessee shall not have substantially all of its property in the possession of any liquidator, trustee, receiver or similar person.

“Person” means any person, including any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, trustee, unincorporated organization or government or any agency or political subdivision thereof.

“Petition Date” has the meaning set forth in Section 7(g)(iv)(10)(B).

“Process Agent” means Law Debenture Corporate Services Inc. 801 2nd Avenue, Suite 403 New York, NY 10017.

“Protocol” means the Protocol to the Convention on International Interests in Mobile Equipment on Matters Specific to Aircraft Equipment, concluded in Cape Town South Africa, on 16 November 2001 (utilizing the English-language version thereof).

“Qualifying Event Interval” has the meaning set forth in Schedule 5 (Redelivery Maintenance Adjustment) of the Lease.

“Qualifying Events” means any of the:

(a)	Airframe 6-Year Check

(b)	Airframe 12-Year Check

(c)	Engine Performance Restoration

(d)	Replacement of one or more Engine Life Limited Parts

(e)	APU Power Section Refurbishment; or

(f)	Landing Gear Overhaul.

“Redelivery Location” has the meaning set forth in Section 5(b).

“Redelivery Maintenance Adjustment” has the meaning set forth in Schedule 5 (Redelivery Maintenance Adjustment) of the Lease.

“Redelivery Technical Acceptance” means the technical acceptance of the Aircraft by the Lessor in a condition as described in Schedule 7 (Redelivery Procedure and Return Conditions) including all records per Schedule 5 (Aircraft Documents) without mutually agreed discrepancies per Section ( c) as detailed in the Redelivery Technical Acceptance Certificate

“Redelivery Technical Acceptance Certificate” means a certificate between Lessor and Lessee in the form provided in Exhibit IV hereto.

“Reinsurances” shall mean any and all contracts or policies of reinsurance maintained by the Owner (or the Lessee) in respect of the Aircraft pursuant to Section 10 of the Lease.

“Rent” shall mean Base Rent and PBH Rent.

“Replacement Engine” means a CFM56-5B3/3 engine (or an engine of the same or another manufacturer of the same an improved model and suitable for installation and use on the Airframe with the other Engine (or any other Replacement Engine being substituted simultaneously therewith)) that shall have been made pursuant the terms thereof and Section 7(l) or 9(b) of the Lease, together with all Parts relating to such engine, but excluding items installed or incorporated in or attached to any such engine from time to time that are excluded from the definition of Parts.

“Replacement Part” means an appliance, part, accessory, furnishing, instrument, appurtenance or other item of equipment of whatever nature (other than complete Engines or engines) which shall have been leased under the Lease and subjected to the Lien of the Lease and the Local Mortgage.

“Scheduled Delivery Date” has the meaning set forth in Schedule 4 (Delivery Procedure) of the Lease.

“Security Trustee” means the person or persons appointed as security trustee, collateral agent or similar representative for any of the Financiers and any other person identified as a “Security Trustee” for the purposes of this Lease, as notified by the Lessor to the Lessee from time to time.

“Service Bulletin” means any document issued by the Manufacturer or the Engine Manufacturer recommending an improvement, inspection, repair or modification to the Aircraft, Airframe, any Engine or any Part.

“Servicer” means SkyWorks Leasing (Ireland) Limited.

“State of Registration” means any country in which the Aircraft is registered from time to time in accordance with Section 7(a) or Section (b).

“Tax” and “Taxes” mean all governmental fees (including, without limitation, license, filing and registration fees) and all taxes (including, without limitation, franchise, excise, stamp, value added or VAT, income, gross receipts, sales, use and property taxes), withholdings, assessments, levies, imposts, duties or charges, of any nature whatsoever, together with any related penalties, fines, additions to tax or interest thereon imposed, withheld, levied or assessed by any Government Body.

“Technical Acceptance Certificate” means the acceptance certificate to be entered into between the Lessee and the Lessor prior to the Delivery Ferry Flight substantially in the form of Exhibit II of the Lease.

“Term” has the meaning set forth in Schedule 3 (Certain Economic Terms), paragraph 1 of the Lease.

“UCC” or “Uniform Commercial Code” means the Uniform Commercial Code as in effect in any applicable jurisdiction.

“United States”, “U.S.” or “US” means the United States of America.

“Wet Lease” means any arrangement whereby the Owner agrees to furnish the Airframe and the Engines or engines installed thereon to an air carrier and pursuant to which the Airframe and the Engines or engines (i) shall be operated solely by cockpit crew provided by the Owner possessing all current certificates and licenses required by Applicable Laws, (ii) shall be maintained by the Lessee in accordance with the normal maintenance provisions of the Lease, (iii) shall continue to be insured by the Lessee in accordance with the terms of the Lease, and (iv) shall not be subject to any change in its state of registration.

“WTC” means Wilmington Trust Company, a Delaware trust company, in its individual capacity.

ANNEX B

LIST OF PERMITTED SUBLESSEES

Air Canada

Air Europa, provided it is wholly-owned and controlled by IAG Group

Air France

Azul Airlines

American Airlines

All Nippon Airlines

Austrian Airlines

British Airways

Cathay Pacific

Delta Airlines

Emirates

Aer Lingus

EVA Air

Finnair

Iberia

Japan Airlines

KLM

Korean Air

Level, provided it is wholly-owned and controlled by IAG Group

Lufthansa

Qantas

Qatar Airways

SAS

Singapore Airlines Southwest Airlines

Swiss

United Airlines

Vueling, provided it is wholly-owned and controlled by IAG Group

*

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